      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1996
                                                       REGISTRATION NO. 33-06337

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                AMENDMENT NO. 1

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           GIGA-TRONICS, INCORPORATED
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                              38252                         94-2656341
(State or other jurisdiction of        (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)          Classification Code Number)       Identification Number)

                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
                                 (510) 328-4650
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                              GEORGE H. BRUNS, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           GIGA-TRONICS, INCORPORATED
                             4650 NORRIS CANYON ROAD
                           SAN RAMON, CALIFORNIA 94583
                                 (510) 328-4650
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                 With copies to:
                             WILLIAM L. HUDSON, ESQ.
                               JON C. PERRY, ESQ.
                          BROBECK, PHLEGER & HARRISON
                                   ONE MARKET
                               SPEAR STREET TOWER
                        SAN FRANCISCO, CALIFORNIA 94105
                                 (415) 442-0900
                                ----------------

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF
                         THE SECURITIES TO THE PUBLIC:

    As promptly as practicable after this Registration Statement becomes effective and the effective time of the proposed merger (the "Merger") of a wholly owned subsidiary of Giga-tronics, Incorporated ("Giga-tronics") with and into ASCOR, Inc. ("ASCOR"), as described in the Agreement and Plan of Reorganization, dated as of May 2, 1996, as amended (the "Reorganization Agreement"), attached as Appendix C to the Joint Proxy Statement/Prospectus forming a part of this Registration Statement.
                                ----------------
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.
                                ----------------
                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
           TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
              SECURITIES TO BE               AMOUNT TO          OFFERING PRICE          AGGREGATE          REGISTRATION
                 REGISTERED              BE REGISTERED(1)        PER SHARE(2)       OFFERING PRICE(3)         FEE(4)
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
     per share ..................             724,986             $0.33-1/3        $4,409,356              $1,521
=======================================================================================================================

(1) Represents the maximum number of shares of common stock, no par value per share of Giga-tronics ("Giga-tronics Common Stock") issuable in connection with the Merger in exchange for all outstanding securities of ASCOR.
(2) Estimated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"), based on the par value per share of the stock of ASCOR outstanding on June 11, 1996, to be received by Giga-tronics in the Merger.
(3) Calculated as the total number of shares of ASCOR stock outstanding on June 11, 1996, which was 13,228,069 multiplied by one-third of the (deemed) par value per share of $1.00.

(4) The Registration Fee has been calculated pursuant to Rule 457(f) under the Securities Act as follows: 1/29th of one percent of the proposed aggregate maximum offering price. An aggregate filing fee of $1,521 was paid in connection with the filing of Giga-tronics preliminary proxy statement and initial registration statement filing.

                     CROSS-REFERENCE SHEET SHOWING LOCATION
                    IN PROSPECTUS OF INFORMATION REQUIRED BY
                                ITEMS IN FORM S-4


      FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                              LOCATION IN PROSPECTUS
      ------------------------------------------------                              ----------------------

                                 (Information About the Transaction)

 1.   Forepart of Registration Statement and Outside Front
        Cover Page of Prospectus..........................................     Outside Front Cover Page

 2.   Inside Front and Outside Back Cover Pages of
        Prospectus........................................................     Inside Front and Outside Back Cover
                                                                                  Pages

 3.   Risk Factors, Ratio of Earnings to Fixed Charges and
        Other Information.................................................     Summary; Risk Factors; Summary
                                                                                  Historical and Pro Forma Financial
                                                                                  Information; Comparative Per Share
                                                                                  Data; Comparable Market Price Data;
                                                                                  Information Concerning Giga-tronics,
                                                                                  Incorporated; Information Concerning
                                                                                  ASCOR, Inc.

 4.   Terms of the Transaction............................................     Summary; The Merger; Description of
                                                                                  the Merger; The Reorganization
                                                                                  Agreement and Related Agreements;
                                                                                  Description of Giga-tronics Capital
                                                                                  Stock; Comparison of Rights of
                                                                                  Shareholders of Giga-tronics and
                                                                                  ASCOR Securities

 5.   Pro Forma Financial Information.....................................     Summary; Summary Historical and Pro
                                                                                  Forma Financial Information--Pro
                                                                                  Forma Combined Financial
                                                                                  Information

 6.   Material Contacts with the Company Being Acquired...................     The Merger; Background of the Merger

 7.   Additional Information Required for Reoffering by
        Persons and Parties Deemed to be Underwriters.....................     Not Applicable

 8.   Interests of Named Experts and Counsel..............................     Legal Matters; Experts

 9.   Disclosure of Commission Position on Indemnification
        for Securities Act Liabilities....................................     Not Applicable

                                (Information About the Registrant)

10.   Information with Respect to S-3 Registrants.........................     Not Applicable

      FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                              LOCATION IN PROSPECTUS
      ------------------------------------------------                              ----------------------

11.   Incorporation of Certain Information by Reference...................     Not Applicable

12.   Information with Respect to S-2 or S-3 Registrants..................     Not Applicable

13.   Incorporation of Certain Information by Reference...................     Not Applicable

14.   Information with Respect to Registrants Other than S-2
        or S-3 Registrants................................................     Information Concerning Giga-tronics,
                                                                                  Incorporated; Summary; Risk Factors;
                                                                                  The Merger; Voting and
                                                                                  Proxies--Giga-tronics; Background of
                                                                                  the Merger; Interests of Certain
                                                                                  Persons in the Merger; Employee
                                                                                  Benefit Plan; Summary Historical and
                                                                                  Pro Forma Financial Information; Pro
                                                                                  Forma Combined Financial
                                                                                  Information; Description of Giga-
                                                                                  tronics and ASCOR Securities;
                                                                                  Comparison of Rights of Shareholders
                                                                                  of Giga-tronics and ASCOR

                        (Information About the Company Being Acquired)

15.   Information with Respect to S-3 Companies...........................     Not Applicable

16.   Information with Respect to S-2 or S-3 Companies....................     Not Applicable

17.   Information with Respect to Companies Other than S-2
        or S-3 Companies..................................................     Information Concerning ASCOR, Inc.;
                                                                                  Summary; Risk Factors; The Merger;
                                                                                  ASCOR Shareholder Consent
                                                                                  Solicitation--Vote Required;
                                                                                  Background of the Merger; Interests
                                                                                  of Certain Persons in the Merger;
                                                                                  Employee Benefit Plan; Summary
                                                                                  Historical and Pro Forma Financial
                                                                                  Information; Pro Forma Combined
                                                                                  Financial Information; Description of
                                                                                  Giga-tronics and ASCOR Securities;
                                                                                  Comparison of Rights of Shareholders
                                                                                  of Giga-tronics and ASCOR

      FORM S-4 REGISTRATION STATEMENT ITEM AND HEADING                              LOCATION IN PROSPECTUS
      ------------------------------------------------                              ----------------------

                                 (Voting and Management Information)
18.   Information if Proxies, Consents or Authorizations Are
        to be Solicited...................................................     Summary; Voting and Proxies--Giga-
                                                                                  tronics; ASCOR Shareholder Consent
                                                                                  Solicitation--Vote Required; The
                                                                                  Merger; The Reorganization
                                                                                  Agreement and Related Agreements;
                                                                                  Interests of Certain Persons in the
                                                                                  Merger; Compensation of Directors
                                                                                  and Executive Officers by Giga-tronics
                                                                                  and ASCOR; Structure of Board of
                                                                                  Directors After the Merger;
                                                                                  Management and Security Ownership
                                                                                  After the Merger; Stock Ownership of
                                                                                  Certain Beneficial Owners and
                                                                                  Management; Description of Giga-
                                                                                  tronics and ASCOR Securities

19.   Information if Proxies, Consents or Authorizations Are
        Not to be solicited in an Exchange Offer..........................     Not Applicable

                              AVAILABLE INFORMATION

         Giga-tronics is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, each file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center (13th Floor), New York, New York 10019. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Each of Giga-tronics' Common Stock is quoted on the Nasdaq National Market, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

         Giga-tronics has filed with the SEC a registration statement on Form S-4, including this Joint Proxy Statement/Prospectus and other information (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the shares of Giga-tronics Common Stock to be issued to holders of ASCOR Securities in the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                  GIGA-TRONICS

                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583
Confidential, For Use Of
The Commission Only

Preliminary Copy                                                   July 1, 1996


To Our Shareholders:


         I cordially invite you to attend the special meeting of Giga-tronics Incorporated ("Giga-tronics") shareholders to be held at 10:00 a.m. on Wednesday, July 24, 1996, at the Giga-tronics facility, 4650 Norris Canyon Road, San Ramon, California.


         At such meeting, Giga-tronics shareholders will be asked to consider and approve the issuance of 724,986 shares of Giga-tronics Common Stock in connection with the proposed Merger of Giga-tronics and ASCOR, Inc. ("ASCOR"), as described in the attached Joint Proxy Statement/Prospectus. As a result of the "Merger," and subject to the approval of the Merger by the shareholders of ASCOR, a newly created wholly owned subsidiary of Giga-tronics would be merged into ASCOR, whereby ASCOR would become a wholly owned subsidiary of Giga-tronics and continue operating as a separate company, and each ASCOR shareholder would receive Giga-tronics common stock as consideration for his or her ASCOR stock. The Merger Agreement provides that each share of ASCOR stock and other securities convertible into ASCOR stock would be converted into the right to receive the quotient of (i) 724,986 shares of Giga-tronics common stock, divided by (ii) the total number of ASCOR shares and such convertible securities outstanding at the time the Merger shall become effective. Cash will be paid in lieu of issuance of any fractional shares. If the merger is consummated, the percentage of outstanding stock of Giga-tronics held by ASCOR shareholders would be approximately 21.5%.

         Your Board of Directors has determined, after due deliberation and discussion, that the consideration to be given to the ASCOR shareholders in the Merger is fair from a financial point of view to, and in the best interests of, Giga-tronics and the shareholders of Giga-tronics. The Board of Directors, by unanimous vote, has approved the terms of the Merger Agreement, and recommends that Giga-tronics shareholders vote FOR the proposed Merger and the issuance of 724,986 shares of Giga-tronics Common Stock in connection with the proposed Merger. It should be noted that two of the four members of the Giga-tronics Board of Directors also participate on the ASCOR Board of Directors. Additionally, three of the four members of the Giga-tronics Board hold varying amounts of ASCOR stock and stock equivalents. Each shareholder is urged to read the attached Joint Proxy Statement/Prospectus accompanying this letter for more details.

         Approval of the Merger and issuance of Giga-tronics Common Stock requires the approval of a majority of the outstanding shares held by Giga-tronics shareholders. For more details with respect to all of the foregoing, each shareholder is urged to read the Joint Proxy
Statement/Prospectus accompanying this letter.

         The Company counts on your continued interest, and I hope you will be able to attend the meeting. However, regardless of whether you plan to attend in person, it is important that your vote be counted. I urge you to vote your shares by signing and returning the accompanying proxy card.

                                       Sincerely,

                                       George H. Bruns, Jr.
                                       Chairman and Chief Executive Officer

                                  GIGA-TRONICS

                            Giga-tronics Incorporated
                             4650 Norris Canyon Road
                           San Ramon, California 94583

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders:


         Notice is hereby given that a special meeting of the Shareholders of Giga-tronics Incorporated, a California corporation ("Giga-tronics"), will be held at 10:00 a.m., local time, on Wednesday, July 24, 1996, at the Giga-tronics facility, 4650 Norris Canyon Road, San Ramon, California, for the purpose of considering and voting upon:


         1. The approval of the transactions contemplated by the Agreement and Plan of Reorganization ("Reorganization Agreement"), dated as of May 2, 1996, between Giga-tronics, ASCOR Acquisition Corp., a California corporation and wholly owned subsidiary of Giga-tronics ("Acquisition Corp.") and ASCOR, Inc., a California corporation ("ASCOR"), which provides, among other things, that:

                  a) Acquisition Corp. will merge with and into ASCOR with ASCOR as the surviving corporation (the "Merger") and ASCOR will thereby become a wholly owned subsidiary of Giga-tronics.

                  b) Giga-tronics will issue an aggregate of 724,986 shares of Giga-tronics Common Stock to be exchanged for all outstanding shares of ASCOR stock, and certain securities exercisable for the purchase of ASCOR stock.

                A vote to approve the Merger will constitute a vote to approve the terms of and transactions contemplated by the Reorganization Agreement including the Merger and the issuance of 724,986 shares of Giga-tronics Common Stock.
         2. Such other matters as may properly come before the Special Meeting, as long as these matters are the subject of the meeting or incidental to the meeting.

         Only shareholders of record at the close of business on June 14, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Your attention is directed to the accompanying Joint Proxy Statement/Prospectus for greater detail concerning the proposal described above.

         Consummation of the Merger requires the affirmative vote of at least a majority of the outstanding shares held by Giga-tronics shareholders.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER YOU HOLD. PLEASE VOTE, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.

         The Giga-tronics Incorporated Board of Directors unanimously recommends that shareholders vote for the proposal to approve the Merger Agreement. It should be noted that two of the four members of the Giga-tronics Board of Directors also participate on the ASCOR Board of Directors. Additionally, three of the four members of the Giga-tronics Board hold varying amounts of ASCOR stock and stock equivalents. Each shareholder is urged to read the attached Joint Proxy Statement/Prospectus accompanying this letter for more details. Management has no present intention to bring any other business before the Giga-tronics Incorporated shareholders at the Special Meeting.

         The transactions contemplated by the Merger do not require that any Giga-tronics shareholders send in his or her stock certificates for surrender and exchange.

                                          By Order of the Board of Directors,



                                          Gregory L. Overholtzer, Secretary

San Ramon, California

July 1, 1996

                                      ASCOR

                                   ASCOR, Inc.
                            47790 Westinghouse Drive
                            Fremont, California 94539

                                                              July 1, 1996



To Our Shareholders:

The Board of Directors requests that you review the attached Joint Proxy Statement/Prospectus and return your vote by written consent.

ASCOR shareholders will be asked to consider and approve the Reorganization Agreement between Giga-tronics Incorporated and ASCOR, Inc., as described in the attached Joint Proxy Statement/Prospectus. As a result of the "Merger," and subject to the approval of the Merger by the shareholders of Giga-tronics Incorporated, a newly created wholly owned subsidiary of Giga-tronics would be merged into ASCOR, whereby ASCOR would continue to operate as a wholly owned subsidiary of Giga-tronics, and each ASCOR shareholder would receive Giga-tronics Incorporated common stock as consideration for his or her ASCOR stock. The Reorganization Agreement provides that each share of ASCOR common stock would be converted into the right to receive the quotient of (i)724,986 shares of Giga-tronics common stock, divided by (ii) the total number of ASCOR shares outstanding at the time the merger shall be come effective. Cash will be paid in lieu of any fractional shares.

Your Board of Directors has determined, after due deliberation and discussion, that the consideration to be given to the ASCOR shareholders in the Merger is fair, from a financial point of view, to the shareholders of ASCOR, Inc.. The Board of Directors, by unanimous vote, has approved the terms of the Reorganization Agreement, and recommends that ASCOR shareholders vote FOR the proposal to approve the Merger. It was noted by the ASCOR Board that two of the five members of the ASCOR Board also participate on the Giga-tronics Board, and that three of the members of the Giga-tronics Board hold varying amounts of ASCOR stock and stock equivalents. Each shareholder is urged to read the attached Joint Proxy Statement/Prospectus accompanying this letter for more details.

Approval of the Merger requires the approval of a majority of outstanding shares held by ASCOR shareholders. For more details with respect to all of the foregoing, each shareholder is urged to read the Joint Proxy
Statement/Prospectus accompanying this letter.

It is important that your vote be counted. I urge you to vote your shares by returning your written consent.

Sincerely,                                 Sincerely,


George H. Bruns, Jr.                       Jeffrey Lum
Chairman of the Board                      President

                                      ASCOR

                                   ASCOR, Inc.
                            47790 Westinghouse Drive
                            Fremont, California 94539

                    NOTICE OF WRITTEN CONSENT BY SHAREHOLDERS

To the Shareholders:

Notice is hereby given that a written consent of the Shareholders of ASCOR, Inc. is needed for the purpose of considering and voting upon:

         1. The approval and adoption of the Agreement and Plan of Merger ("Reorganization Agreement"), dated as of May 2, 1996, between Giga-tronics Incorporated and ASCOR, Inc., and all the other transactions contemplated thereby;
Only shareholders of record at the close of business on June 14, 1996 are entitled to notice of and to vote by written consent. Your attention is directed to the accompanying Joint Proxy Statement/Prospectus for greater detail concerning the proposal described above.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED BY WRITTEN CONSENT REGARDLESS OF THE NUMBER YOU HOLD. PLEASE VOTE, SIGN, DATE AND RETURN YOUR CONSENT IN THE ENCLOSED PREPAID ENVELOPE.

The ASCOR, Inc. Board of Directors unanimously recommends that shareholders vote for the proposal to approve the Reorganization Agreement. It was noted by the ASCOR Board that two of the five members of the ASCOR Board also participate on the Giga-tronics Board, and that three of the members of the Giga-tronics Board hold varying amounts of ASCOR stock and stock equivalents. Each shareholder is urged to read the attached Joint Proxy Statement/Prospectus accompanying this letter for more details.

The transactions contemplated by the Merger will require that all ASCOR shareholders send in his or her stock certificates for surrender and exchange.

                                            By Order of the Board of Directors,


                                            Fred Chu, Secretary

Fremont, California

July 1, 1996

                           GIGA-TRONICS INCORPORATED

                                   PROSPECTUS

                   -----------------------------------------

                            GIGA-TRONICS INCORPORATED

                                   ASCOR, INC.


                            JOINT PROXY STATEMENT FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 24, 1996



       This Joint Proxy Statement/Prospectus is being furnished to the holders of shares of Common Stock, no par value ("Giga-tronics Common Stock") of Giga-tronics Incorporated, a California corporation ("Giga-tronics"), in connection with the solicitation of proxies by the Board of Directors of Giga-tronics for use at the Special Meeting of Shareholders of Giga-tronics (the "Special Meeting") to be held on July 24, 1996 at 10:00 a.m., local time, at the Company's facilities at 4650 Norris Canyon Road, San Ramon, California 94583 and at any postponements or adjournments thereof.


         This Joint Proxy Statement/Prospectus also constitutes the Proxy Statement of ASCOR, Inc., a California corporation ("ASCOR") relating to the solicitation of the consent of its shareholders for approval of the Merger (as hereinafter defined). This Joint Proxy Statement/Prospectus also constitutes the prospectus of Giga-tronics with respect to shares of Giga-tronics Common Stock to be issued in the Merger. Giga-tronics has filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the shares of Giga-tronics Common Stock to be so issued.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY GIGA-TRONICS OR ASCOR. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

         SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF GIGA-TRONICS AND ASCOR WITH RESPECT TO THE MERGER.

                       ----------------------------------

         NEITHER THE MERGER NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         At the Special Meeting, Giga-tronics shareholders will be asked to consider and vote upon a proposal to approve the Merger of Giga-tronics and ASCOR pursuant to the Agreement and Plan of Reorganization, dated as of May 2, 1996 (the "Reorganization Agreement"), by and among Giga-tronics, ASCOR Acquisition Corp., a California corporation and wholly owned subsidiary of Giga-tronics ("Acquisition Corp.") and ASCOR and the transactions contemplated thereby. A copy of the Reorganization Agreement is attached to this Joint Proxy Statement/Prospectus as Annex A. The Reorganization Agreement provides for the merger of Acquisition Corp. with and into ASCOR (the "Merger") whereby ASCOR will become a wholly owned subsidiary of Giga-tronics.

         This solicitation of proxies is made by and on behalf of the Board of Directors of Giga-tronics. In addition to mailing copies of this Joint Proxy Statement/Prospectus and the accompanying Notice of Special Meeting of Shareholders and proxy to all shareholders of record on June 14, 1996 (the "Record Date"), Giga-tronics will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold Giga-tronics Common Stock in order that such shares may be voted. Solicitation may also be made by Giga-tronics' officers and regular employees personally or by telephone. In addition, while Giga-tronics has no present intention to retain anyone to assist in soliciting proxies, Giga-tronics may do so if it deems such action necessary. The cost of solicitation of proxies will be borne by Giga-tronics.

         The information contained in this Joint Proxy Statement/Prospectus is qualified in its entirety by the Annexes hereto and the documents referred to and incorporated by reference herein, each of which is important and should be carefully reviewed in its entirety.


         This Joint Proxy Statement/Prospectus, the accompanying Notice of Special Meeting of Shareholders and the accompanying proxy are being mailed to shareholders of Giga-tronics on or about July 5, 1996.


         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


       The date of this Joint Proxy Statement/Prospectus is July 1, 1996

                                TABLE OF CONTENTS

                                                                                                   Page No.
I.         Summary................................................................................     8
II.        Risk Factors...........................................................................    17
III.       Giga-tronics Incorporated..............................................................    20
IV.        ASCOR, Inc.............................................................................    21
V.         The Merger.............................................................................    22
           Description of the Merger..............................................................    22
           Voting and Proxies.....................................................................    22
           Background of the Merger...............................................................    24
           Reasons for the Merger; Recommendation of the Board of Directors.......................    25
           Opinion of Financial Advisor...........................................................    28
           Conflicts of Interest..................................................................    29
           Employee Benefit Plan..................................................................    33
           Structure of Board of Giga-tronics After Merger........................................    34
           Management and Security Ownership of Giga-tronics after the Merger.....................    34
           Accounting Treatment...................................................................    38
           Certain Federal Income Tax Consequences................................................    38
           Dissenters' Appraisal Rights...........................................................    39
VI.        The Reorganization Agreement and Related Agreements....................................    43
VII.       Summary Historical and Pro Forma Financial Information.................................    52
VIII.      Comparative Per Share Data.............................................................    54
IX.        Pro Forma Combined Financial Information...............................................    55
X.         Information Concerning Giga-tronics Incorporated.......................................    60
                General and Business..............................................................    60
                Management's Discussion and Analysis of Financial
                    Condition and Results of Operations...........................................    64
XI.        Information Concerning ASCOR, Inc......................................................    66
                General and Business..............................................................    66
                Management's Discussion and Analysis of Financial
                    Condition and Results of Operations...........................................    69
XII.       Description of Giga-tronics and ASCOR Securities.......................................    71
XIII.      Comparison of Rights of Shareholders of Giga-tronics and ASCOR.........................    73
XIV.       Shareholder Proposals..................................................................    74
XV.        Experts................................................................................    75

XVI.       Legal Matters............................................................................  76
XVII.      Other Business at the Special Meeting....................................................  77
XVIII.     Annexes..................................................................................  78

                (A)  Giga-tronics Financial Statements
                (B)  ASCOR Financial Statements
                (C)  Reorganization Agreement and Exhibits
                (D) Articles of Incorporation for ASCOR Acquisition Corporation
                (E) Giga-tronics Financial Advisor Opinion Letter
                (F) State of California Code for Dissenter's Rights
                (G) Articles of Incorporation of Giga-tronics
                (H) Bylaws of Giga-tronics
                (I) Tender Instructions
                (J) Letter Agreement

                                    SECTION I

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of this Joint Proxy Statement/Prospectus, the Annexes hereto and the documents referred to herein. Shareholders are urged to read carefully this Joint Proxy Statement/Prospectus and the attached Annexes in their entirety. Capitalized terms used but not defined in this Summary have the meaning given to them elsewhere in this Joint Proxy Statement/Prospectus.

The Companies

         Giga-tronics. Giga-tronics designs, manufactures, and markets microwave and radio frequency signal generation and power measurement instruments for the electronics test and measurement industry. These products are used in the design, production, repair, and maintenance of telecommunications, radar, electronic warfare, and transportation systems. The Company books a mixture of commercial and government-related orders to both domestic and international customers. The Company's only location is at 4650 Norris Canyon Road, San Ramon, California 94583, and its telephone number is (510) 328-4650.

         ASCOR. ASCOR designs, manufactures and markets an extensive line of switching and connecting devices that link together many specific purpose instruments that comprise a portion of automatic test systems. ASCOR offers a family of Switching and Interface Test Adapters as standard VXI configured products, as well as complete system integration services to the Automatic Test Equipment (ATE) market. The Company books primarily government-related orders, with all sales being domestic. The Company's only location is at 47790 Westinghouse Drive, Fremont, California 94539, and its telephone number is (510) 490-8819.

Risk Factors

         Giga-tronics. The issuance of Giga-tronics Common Stock to ASCOR shareholders and consummation of the Merger involves a degree of risk. In addition to other information included elsewhere in this Joint Proxy Statement/Prospectus, holders of Giga-tronics Common Stock should consider the following: (i) dependence on key ASCOR personnel, (ii) potential distribution channel risks and dropping of Giga-tronics products by "sales reps," (iii) the reliance of ASCOR's revenue stream on a single family of products, (iv) ASCOR's reliance on major defense contracts and a relatively small number of customers,
(v) facility and personnel issues related to ASCOR sales growth, and (vi) potential effects on the Giga-tronics stock price of ASCOR's large shareholders wishing to become liquid over a short time period. Before voting on the Merger, shareholders of Giga-tronics should carefully consider the information set forth in "Risk Factors - Giga-tronics," beginning on page 17, as well as other information in the entire Proxy.

         ASCOR. The Merger of ASCOR into Giga-tronics involves a degree of risk for ASCOR shareholders. In addition to other information included elsewhere in this Joint Proxy Statement/Prospectus, holders of ASCOR common stock and common stock equivalents should consider the following: (i) limited liquidity for ASCOR shareholders, (ii) softness in recent order bookings and low sales order backlog at Giga-tronics, and (iii) succession of Giga-tronics Chief Executive Officer. Before voting on the Merger, shareholders of ASCOR should carefully consider the information set forth in "Risk Factors - ASCOR," beginning on page 18, as well as other information in the entire Proxy.

The Special Meeting and Votes Required

          The Special Meeting of Giga-tronics Shareholders will be held at 10:00 a.m. on July 17, 1996, at the Giga-tronics facilities at 4650 Norris Canyon Road, San Ramon, California 94583. The holders of record of Giga-tronics Common Stock as of the close of business on June 14, 1996, will be entitled to notice of and to vote at the Special Meeting. At this Special Meeting Giga-tronics' shareholders will be asked to vote upon a proposal to approve the Merger to be effected pursuant to the Reorganization Agreement. Approval of the Merger requires the affirmative vote of at least a majority of the outstanding shares of Common Stock held by Giga-tronics shareholders. At the close of business on June 14, 1996, directors and officers of Giga-tronics and their affiliates, in the aggregate were entitled to vote 438,538 shares of Giga-tronics Common Stock, representing 16.5% of the total shares entitled to vote at the Special Meeting.

          ASCOR will be soliciting the approval of its shareholders by delivery of this Joint Proxy Statement/Prospectus with a request that the shareholders entitled to vote with respect to approval of the Merger give their written consent to the Merger. Approval of the Merger by ASCOR's shareholders requires the written consent of persons holding a majority of the votes entitled to be cast by holders of outstanding (a) ASCOR Common Stock voting as a class, (b) ASCOR Preferred Stock voting as a separate class and (c) ASCOR Common Stock and ASCOR Preferred Stock voting together as a single class. Each share of ASCOR Common Stock is entitled to one vote and each share of ASCOR Preferred Stock is entitled to such number of votes as the number of shares of ASCOR Common Stock into which such share of ASCOR Preferred Stock is convertible, At the close of business on June 14, 1996, directors and officers of ASCOR and their affiliates, in the aggregate held approximately 5,741,368 shares of ASCOR Common Stock and shares of ASCOR Preferred Stock entitled to cast approximately 4,164,023 votes, representing approximately 73% of the outstanding shares of ASCOR Common Stock, approximately 78% of the total votes entitled to be voted by ASCOR Preferred Stock and approximately 75% of the total votes entitled to be voted by ASCOR Common Stock and ASCOR Preferred Stock voting together as a single class, by written consent with respect to the Merger.

Description of the Merger

         At the effective time of the Merger (the "Effective Time"), (i) Acquisition Corp. will be merged with and into ASCOR and ASCOR will become a wholly owned subsidiary of Giga-tronics; (ii) each (a) share of ASCOR no par value Common Stock ("ASCOR Common Stock") and no par value preferred stock ("ASCOR Preferred Stock" and, together with ASCOR Common Stock, the "ASCOR Shares") outstanding immediately prior to the Merger (other than ASCOR Shares held by shareholders who have perfected and not withdrawn their right to seek appraisal of their shares under applicable California law) and (b) outstanding options for the purchase of ASCOR Shares ("ASCOR Option") and warrants exercisable for the purchase of ASCOR Shares ("ASCOR Warrant" and, together with any ASCOR Options, the "ASCOR Convertible Securities") will be converted into the right to receive a pro rata portion of an aggregate of 724,986 Shares of Giga-tronics Common Stock to be issued in the Merger (the "Merger Consideration"). In determining the fraction of a Giga-tronics Stock (the "Exchange Ratio") which holders of ASCOR Shares and ASCOR Convertible Securities (collectively "ASCOR Securities") will be entitled to receive, all ASCOR Convertible Securities will be treated as having been converted or exercised into ASCOR Shares. Any ASCOR Convertible Securities which are considered "out-of-the-money" will be assumed by Giga-tronics and will be exercisable for Giga-tronics Common Stock as adjusted by the Merger. Shares of Giga-tronics Common Stock attributable to ASCOR Convertible Securities which are assumed by Giga-tronics will be retained by Giga-tronics from the Merger Consideration pending their exercise. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS
- - The Exchange Ratio and ASCOR Convertible Securities." See "THE MERGER - Description of the Merger" and "Dissenter's Appraisal Rights."

         A maximum of 724,986 shares of Giga-tronics Common Stock will be issuable in the Merger, including (a) shares issuable in respect of ASCOR Convertible Securities which are assumed, which shares will be retained by Giga-tronics if such securities expire unexercised, (b) fractional shares, (c) shares issuable in respect of ASCOR Shares for which dissenters' appraisal rights (see "THE MERGER - Dissenters' Appraisal Rights") are perfected, and (d) shares deemed surrendered upon exercise of ASCOR Convertible Securities for which a deemed net exercise has occurred. The Merger will be effective at the time an Agreement of Merger is filed with the Secretary of State of the State of California. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur not later than June 28, 1996. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - The Exchange Ratio."

Other Matters Related to the Merger

         Background of the Merger: The terms of the Merger (including the Merger Consideration) were determined through negotiations between Giga-tronics and ASCOR. For a description of these negotiations, see "THE MERGER - Background of the Merger."

         Giga-tronics' Reasons for the Merger; Recommendations of the Giga-tronics Board: The Board of Directors of Giga-tronics believes that the issuance of Common Stock in connection with the Merger of Giga-tronics and ASCOR is fair to and in the best interests of Giga-tronics and its shareholders. The proposed Reorganization Agreement has been approved by the Board by unanimous vote, noting that two of the four Board members are also members of the ASCOR Board of Directors. Additionally, three of the four Giga-tronics Board members hold varying amounts of ASCOR Shares and ASCOR Convertible Securities. In evaluating the Merger, the Board considered the following factors as important:
(i) ASCOR's business prospects and recent results of operations and financial position, (ii) the benefit of having access to certain of ASCOR's technology and technical resources, (iii) the potential synergistic benefits derived from the coordination of sales and marketing strategies, and (iv) the ease of integration and exchange of ideas due to long-term familiarity. The Giga-tronics Board of Directors, in making its recommendation to shareholders, considered the positive and negative factors as a whole.

         THE BOARD OF DIRECTORS OF GIGA-TRONICS UNANIMOUSLY RECOMMENDS THAT GIGA-TRONICS SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL REGARDING THE MERGER TO BE EFFECTED PURSUANT TO THE REORGANIZATION AGREEMENT.

         ASCOR's Reasons; Recommendations of the ASCOR Board: The Board of Directors of ASCOR believes that terms of the Reorganization Agreement is fair to and in the best interest of ASCOR and its shareholders. The Reorganization Agreement has been approved by the Board of Directors of ASCOR by unanimous vote, noting that two of the five members of the ASCOR Board of Directors are also members of the Giga-tronics Board. Additionally, two of the members of the ASCOR Board of Directors hold varying amounts of Giga-tronics stock and stock equivalents. In evaluating the Reorganization Agreement, the Board considered the following important factors: (i) Giga-tronics' business prospects and recent results of operations and financial position, (ii) the benefit of having access to certain of Giga-tronics' sales and marketing resources, (iii) the ease of integration and exchange of ideas due to long-term familiarity between the companies, (iv) the benefit of having access to certain management resources to help sustain ASCOR's possible sales growth, and (v) increased liquidity for holders of ASCOR stock and stock equivalents. The ASCOR Board of Directors, in making its recommendation to shareholders, considered the positive and negative factors as a whole. THE BOARD OF DIRECTORS OF ASCOR RECOMMENDS THAT ASCOR SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL REGARDING THE MERGER TO BE EFFECTED PURSUANT TO THE REORGANIZATION AGREEMENT.

         Opinion of Giga-tronics Financial Advisor: Wood, Warren & Co. has rendered to the Board of Directors of Giga-tronics its written opinion dated as of May 2, 1996 that, as of such date and based upon and subject to the matters set forth therein the Exchange Ratio to be applied in the Merger is fair, from a financial point of view, to Giga-tronics. See "Giga-tronics Financial Advisor's Opinion." Giga-tronics' Shareholders are urged to read this opinion carefully in its entirety for assumptions made, matters considered and the limits of the review undertaken by Wood, Warren & Co.

         Conflicts of Interest: Mr. George H. Bruns, Jr. is Chairman of the Board of Directors of both Giga-tronics and ASCOR. Two of the four Giga-tronics Directors (including Mr. Bruns) participate on the Board of Directors of ASCOR. Likewise, two of the five ASCOR Directors (including Mr. Bruns) participate on the Giga-tronics Board. Additionally, Mr. George H. Bruns, Jr. is the Chief Executive Officer of Giga-tronics. It also should be noted that three of the four Giga-tronics Board members (which includes Mr. George H. Bruns, Jr., the Giga-tronics Chief Executive Officer and Chairman of both Boards) beneficially own shares of ASCOR Common or Preferred Stock or ASCOR warrants. These three members hold approximately 33% of the ASCOR outstanding stock and approximately 17% of the Giga-tronics Common Stock as of the record date of June 14, 1996. Additionally, since the ASCOR warrants may be converted into shares of Giga-tronics Common Stock in connection with the Merger, these three members may hold approximately 20% of the combined Company Common Stock if the Merger is consummated.

         Conditions to Merger; Termination and Expenses: Consummation of the Merger is subject to the satisfaction of various conditions, including among other things approval of the Merger Agreement by Giga-tronics shareholders and by ASCOR shareholders, the absence of any material adverse change in the business or financial condition of Giga-tronics or ASCOR, the ability of Giga-tronics to account for the Merger as a pooling of interests, the absence of the perfection of dissenters' appraisal rights by Giga-tronics Shareholders with respect to 5% or more of the Giga-tronics Common Stock Outstanding on the date of the Special Meeting and the requirement that all outstanding ASCOR Preferred Stock be tendered for exchange into Giga-tronics Common Stock at the Closing in accordance with the provisions of tender instructions (the "Tender Instructions") which will stipulate such ASCOR Preferred Stock tendered therewith be exchanged for Giga-tronics Common Stock in accordance with the terms of the Reorganization Agreement, notwithstanding any other rights the ASCOR Preferred Stock may have or which might arise in a transaction such as the Merger. See 'DESCRIPTION OF GIGA-TRONICS AND ASCOR SECURITIES - ASCOR - ASCOR Preferred Stock" and "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - Conditions to the Merger." Except as to any condition the satisfaction of which is required by law, the Boards of Directors of ASCOR and Giga-tronics have the authority to waive satisfaction of the respective conditions to such Company's obligations to consummate the Merger. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement Conditions to the Merger". The Reorganization Agreement may be terminated at any time prior to consummation of the Merger by mutual consent of the Boards of Directors of Giga-tronics and ASCOR and by the Board of Directors of Giga-tronics in certain circumstances. The Reorganization Agreement may be amended by mutual consent of the Boards of Directors of Giga-tronics and ASCOR at any time, except that, after approval of the Merger by Giga-tronics and ASCOR shareholder, respectively, no amendment that would have a material adverse effect on such shareholders will be made without obtaining the further approval of said shareholders. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - Termination."

         Summary of Income Tax Consequences: It is a condition to the Merger that Giga-tronics and ASCOR receive tax opinions to the effect that the Merger will constitute a tax-free reorganization for federal income tax purposes. The Merger has been structured with the intent that

ASCOR shareholders will recognize no gain or loss on the exchange of ASCOR Common Stock into Giga-tronics Common Stock, except for gain or loss attributable to cash received in lieu of fractional shares. ASCOR shareholders are advised to consult their own tax advisors regarding all tax consequences of the Merger. See "THE MERGER - Certain Federal Income Tax Consequences."

         Accounting Treatment: The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Giga-tronics and ASCOR will be carried forward to the combined company at their recorded historical amounts, income of the combined company will include income of Giga-tronics and ASCOR for the entire fiscal period in which the combination occurs and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company. See "THE MERGER - Accounting Treatment."

         Management of Giga-tronics and ASCOR Following the Merger: ASCOR will be a wholly owned subsidiary of Giga-tronics after the Merger. The Board of Directors of the combined Giga-tronics Company after the Merger will be the same as the current Giga-tronics Board. The current President of ASCOR, Mr. Jeffrey Lum, will report to Mr. George Bruns, Jr., Chief Executive Officer of Giga-tronics, after the Merger. Mr. Lum will be an officer of Giga-tronics, as well as remain President of the ASCOR subsidiary. The other four remaining Giga-tronics officers (including Mr. George Bruns, Jr. as Chief Executive Officer) will remain the same after the Merger. The four officers of ASCOR currently (including Mr. Jeffrey Lum) will remain officers of the ASCOR subsidiary after the Merger.

         Dissenters' Rights: Under the California General Corporation Law (the "California Corporate Law") ASCOR Shareholders will be entitled to dissenters' rights of appraisal in connection with the Merger. Giga-tronics Shareholders will also be entitled to such rights under certain circumstances. (See "THE MERGER - Appraisal Rights.") In the event that shareholders of Giga-tronics exercise their rights to dissent with respect to 5% or more of the outstanding shares of Giga-tronics Common Stock, or if holders of ASCOR Shares exercise dissenters' rights with respect to such number of shares of ASCOR stock such that the Merger cannot be accounted for as a pooling of interests, the Board of Directors of Giga-tronics may elect not to proceed with implementation of the Merger, notwithstanding the approval of the Merger by ASCOR's and Giga-tronics' shareholders. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - Conditions to the Merger."

         Comparison of Shareholders' Rights: There are no material differences between the rights of holders of ASCOR Common Stock and the rights of holder of Giga-tronics Common Stock, as both corporations are organized in the State of California and have similar Articles of Incorporation and By-Laws. See "COMPARISON OF RIGHTS OF SHAREHOLDERS OF GIGA-TRONICS and ASCOR AND DESCRIPTION OF GIGA-TRONICS AND ASCOR SECURITIES."

         Exchange Procedures: Promptly after the consummation of the Merger, Chemical Mellon Shareholder Services of California (the "Exchange Agent") will mail a letter of transmittal with instructions to all holders of record of ASCOR Securities as of the Effective Time of the Merger regarding the exchange of their ASCOR share certificates for certificates representing shares of Giga-tronics Common Stock. ASCOR Shareholders should not surrender any Certificates until the letter of transmittal is received. A holder of ASCOR Securities will not be entitled to any rights of a holder of Giga-tronics Common Stock until such holder exchanges the ASCOR Securities for certificates representing Giga-tronics Common Stock. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - Exchange of Certificates" for more details.

Certain Related Agreements:

         Letter Agreement. Pursuant to a letter agreement among Giga-tronics and ASCOR dated May 20, 1996 (the "Letter Agreement"), Giga-tronics has agreed to use its best faith efforts to effect the registration pursuant to federal securities laws of the Giga-tronic Common Stock to be issued in the Merger on a Form S-4 registration statement. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - Letter Agreement."

         Registration Rights Agreement. The Reorganization Agreement contemplates that the Giga-tronics Common Stock to be issued in the Merger would not be issued pursuant to a registration statement under federal securities law, but rather pursuant to exemption from such registration requirements as a private placement. If Giga-tronics is unable to effect the registration of such Giga-tronics Common Stock as contemplated by the Letter Agreement, at the Effective Time Giga-tronics will enter into a Registration Rights Agreement with holders of ASCOR Securities who receive Giga--tronics Common Stock pursuant to which they will be granted certain demand and piggyback registration rights with respect to such Giga-tronics Common Stock. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - Registration of Merger Consideration and The Registration Rights Agreement."

Summary Historical and Pro Forma Financial Information:

         The following historical financial information of Giga-tronics and ASCOR has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are included as Annexes to this Joint Proxy Statement/Prospectus. The selected pro forma financial information of Giga-tronics and ASCOR is derived from the unaudited pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. For pro forma purposes, ASCOR financial data covers the approximate comparable financial reporting periods used by Giga-tronics.

         The pro forma financial information does not purport to represent what Giga-tronics' financial position or results of operations would actually have been had the Merger occurred at the beginning of the earliest period presented or to project Giga-tronics' financial position or results of operations for any future date or period.

         Neither Giga-tronics or ASCOR has declared or paid any dividends on its capital stock during the periods presented.

Historical Giga-tronics                                                Fiscal Year Ended
- -----------------------                     -------------------------------------------------------------------------
(In thousands except per share data)          March 30,       March 25,      March 26,      March 27,       March 28,
                                                   1996            1995           1994           1993            1992
                                            -----------     -----------    -----------    -----------     -----------
Net sales                                   $    24,898     $    21,937    $    19,890    $    23,085     $    16,181
Net earnings (loss)                                 901          (1,576)           231          1,327             878
Net earnings (loss) per share                      0.34           (0.61)          0.09           0.52            0.34

At Period End-
Working capital                             $    15,830     $    13,242    $    14,209    $    15,370     $    16,588
Total assets                                     23,027          22,225         23,580         23,597          19,817
Long-term debt                                       --              --             --             --              --
Shareholders' equity                             19,101          18,018         19,671         19,440          18,113

Historical ASCOR                                                       Fiscal Year Ended
- ----------------                            -------------------------------------------------------------------------
(In thousands except per share data)          March 30,       March 25,      March 26,      March 27,       March 28,
                                                   1996            1995           1994           1993            1992
                                            -----------     -----------    -----------    -----------     -----------
Net sales                                   $     5,913     $     4,032    $     3,577    $     1,803     $     1,935
Net earnings                                        839             709          1,074           (600)          (477)
Net earnings per share                             0.15            0.12           0.22          (0.07)          (0.05)

At Period End-
Working capital                             $    (1,222)    $      (796)   $        19    $      (249)    $        50
Total assets                                      3,557           3,601          2,135          1,579           1,113
Long-term debt                                       30              40             --             --              --
Redeemable Preferred Stock                        3,442           3,182          2,922          2,662           2,532
Shareholders' equity                             (1,726)         (2,317)        (2,766)        (3,580)         (3,177)


Giga-tronics and ASCOR                               Fiscal Year Ended
                                           ---------------------------------------
Pro Forma Combined                         March 30,      March 25,       March 26,
(In thousands except per share data)           1996           1995            1994
                                           --------       --------        --------
Net sales                                  $ 30,811       $ 25,969        $ 23,467
Net earnings (loss)                           1,865           (867)          1,305
Net earnings (loss) per share                  0.55          (0.26)           0.40

At Period End-
Working capital                            $ 17,081       $ 13,940        $ 15,040
Total assets                                 26,584         25,826          25,690
Long-term debt                                   30           --              --
Shareholders' equity                         20,692         18,883          19,827

Comparative Per Share Data:

         Set out below are income and book value per common share data of Giga-tronics and ASCOR on both a historical and unaudited pro forma condensed combined basis and on a per share equivalent unaudited pro forma basis for ASCOR. Unaudited pro forma condensed combined per share information is derived from the unaudited pro forma condensed combined information presented elsewhere herein which gives effect to the Merger under the pooling of interests accounting method at the beginning of the earliest period presented, and assumes the issuance of 724,986 shares of Giga-tronics Common Stock in 1995 and 1994. Expenses directly attributable to the consummation of the Merger are expected to approximate $250,000. The pro forma adjustment to retained earnings is $125,000 while the total estimated costs are $250,000 because $125,000 of costs are already included in the fiscal 1996 financial statements. The estimated $250,000 of merger costs are not included in the pro forma statements of operations since they will be nonrecurring. The expenses have been deducted in calculating the pro forma combined book value per share, but are not reflected in the pro forma earnings (loss) per share amounts. Neither Giga-tronics or ASCOR has declared or paid any dividends on its capital stock during the periods presented.

         The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

                                                                       Twelve Months Ended
                                                     ------------------------------------------------------
                                                       March 30,             March 25,            March 26,
Net earnings (loss) per share                                1996                  1995                1994
- -----------------------------                        ------------           -----------         -----------
Historical Giga-tronics                               $      0.34           $     (0.61)        $      0.09

Historical ASCOR                                             0.15                  0.12                0.22


                                                                        Twelve Months Ended
                                                     ------------------------------------------------------
                                                        March 30,             March 25,           March 26,
Net earnings (loss) per share                                1996                  1995                1994
- -----------------------------                        ------------           -----------         -----------
Pro forma combined                                    $      0.55           $     (0.26)        $      0.40

Pro forma equivalent per ASCOR share                         0.03 (A)             (0.01)(A)            0.02(A)

Book value per share                                                        At March 30, 1996
- --------------------                                                        -----------------
Historical Giga-tronics                                                     $      7.34

Historical ASCOR                                                                  (0.44)

Pro forma combined per Giga-tronics share                                          6.22

Pro forma combined per ASCOR share                                                 0.34(B)


(A) Determined by multiplying pro forma combined net earnings per share by the estimated Exchange Ratio of 1 to 18.246 (.0548). The 18.246 ratio equals 13,228,069 ASCOR securities as of June 14, 1996 divided by 724,986 Giga-tronics shares issued.


(B) Determined by multiplying pro forma combined book value per share by the estimated Exchange Ratio of 1 to 18.246 (.0548). The 18.246 ratio equals 13,228,069 ASCOR securities as of June 14, 1996 divided by 724,986 Giga-tronics shares issued.

Comparable Market Price Data:

         Giga-tronics. Giga-tronics Common Stock is traded over-the-counter in the National Market System of the National Association of Securities Dealers, Inc. Automatic Quotation ("NASDAQ") System. The following table sets forth, for the fiscal quarters indicated, the high and low bid prices of Giga-tronics as reported by the NASDAQ National Market System.

Giga-tronics Common Stock                                     High               Low
- -------------------------                                     ----               ---
Fiscal Year Ended March 26, 1994
         June Quarter                                         8 1/2             5 3/4
         September Quarter                                    8                 5 1/2
         December Quarter                                     7 3/4             6
         March Quarter                                        7 1/2             5 1/4

Fiscal Year Ended March 25, 1995
         June Quarter                                         7 1/4             5 7/8
         September Quarter                                    6                 4 3/4
         December Quarter                                     6 3/8             5
         March Quarter                                        6 1/4             4

Fiscal Year Ended March 30, 1996
         June Quarter                                         7 7/8             6
         September Quarter                                    10 1/2            6 3/4
         December Quarter                                     9                 6 7/8
         March Quarter                                        8                 6 5/8


     As of May 14, 1996 (the day preceding public announcement)



                                                             Share              Market
                                                             Price              Value
                                                             -----              ------
Market Value of ASCOR on equivalent per share basis          $0.44 (1)           $ 5,820,000 (2)

Market Value of Giga-tronics                                 $8.00               $20,827,360 (3)



(1) Based on $8.00 Giga-tronics share price divided by 18.246 conversion ratio.



(2) Based on 13,228,069 ASCOR securities.



(3) Based on 2,603,420 Giga-tronics shares outstanding.



     On June 14, 1996, the last reported sales price of Giga-tronics Common Stock was 11 1/4.

     Giga-tronics has never paid a dividend on Giga-tronics Common Stock. The Payment of any dividend is at the discretion of Giga-tronics' Board of Directors and depends on Giga-tronics earnings, financial position, capital requirements and such other factors as Giga-tronics' Board of Directors deems relevant.

     As of June 14, 1996 there were 1,089 holders of record of Giga-tronics Common Stock.

     ASCOR. ASCOR is a privately held company, and its Securities are not listed on any exchange and does not trade. ASCOR has never paid a dividend on its common stock. As of June 14, 1996 there were 26 holders of record of ASCOR Securities that are entitled to vote with respect to the Merger.

                                   SECTION II

                                  RISK FACTORS
     GIGA-TRONICS

     In addition to the other information included in this Joint Proxy Statement/Prospectus, the following information should be considered carefully by holders of Giga-tronics Common Stock in evaluating the Merger.

Dependence On Key Personnel and Ability to Hire Technical Staff to
Support Growth

     ASCOR's future success is highly dependent on certain key management and technical personnel. The loss of any one of these key personnel could have a material adverse impact on ASCOR's results of operation. In addition, there will be no employment contracts awarded to any of these personnel during the Merger. Stock options in the combined Company may be granted in the normal course of business, and the key personnel will have a significant equity interest in the combined Company. ASCOR has "key-executive" life insurance for Mr. Jeffrey Lum, President of ASCOR. See "THE MERGER - Management and Security Ownership After the Merger."

     ASCOR employs technical staff with a need for a precise set of engineering skills. Given the short supply and high demand on engineers in general since 1994 (due to business expansion in Silicon Valley), rapid growth could put a strain on the Company's ability to hire technical personnel at a pace fast enough to support the higher sales volume.

Distribution Channel Conflicts

     Some of the sales representatives which currently sell Giga-tronics products also sell the Racal Dana VXI product line which competes with ASCOR's products. Since historically, Racal Dana has generated significantly more volume than ASCOR, and since some representatives may have a conflict of interest with Racal Dana by carrying ASCOR products as well as Giga-tronics (post-Merger) products, many of such sales representatives may have to be convinced that it is in their best interest to also represent ASCOR products and to continue to represent Giga-tronics products. There are eight major Giga-tronics sales representatives which also market Racal Dana products. These representatives currently sell approximately $13 million of Giga-tronics products annually. Giga-tronics may be required to develop new sales representatives should current ones resign. There can be no assurance that any loss of sales of Giga-tronics products due to the loss of such sales representatives will be offset by sales of ASCOR products or that Giga-tronics would be successful in developing additional sales representatives to replace any lost sales due to the above-described conflicts.

Reliance on A Single Family of Products That Are Military-Dependent

     All of ASCOR's revenues are associated with the VXI architecture. The future expansion of the Company is dependent on increased acceptance of this type of architecture by customers. To date, acceptance has been primarily by the military, and military orders have generally been soft across most markets in recent years. If military orders declined in the future and if ASCOR is unable to gain acceptance by civilian customers, ASCOR's sales might suffer, which may result in a material adverse effect on the combined companies.

Reliance On Major Contracts and A Few Number of Customers

     ASCOR relies on a relatively small number of large government contracts and government related orders comprise most of its sales. Though ASCOR's few customers are large companies, they also are few in number. The contracts are usually awarded following a competitive bidding process which can begin well before the contract is awarded. The timing and likelihood of any particular contract is difficult to predict. Revenue and earnings are therefore subject to significant fluctuations between quarterly and annual periods depending on the number of contracts awarded.

Management Of Growth and Potential Higher Overhead Cost of New Facility

     ASCOR currently is utilizing all of the available space in its leased Fremont facility. In addition, the lease on the facility is due to expire on January 31, 1998. If sales volume grows significantly over the next year or two, a larger facility will need to be secured. Since current lease rates being paid by ASCOR are substantially below market, a new larger facility at market rates would add significantly to the Company's overhead costs. Higher overhead costs would increase the sales volume break-even point and cause potential volume fluctuations to have a bigger impact on profit. Given the small number of contracts and customers in the current sales mix (See " - Reliance on Major Contracts and A Few Number of Customers"), the Company's vulnerability would be enhanced.

Future Sales of Giga-tronics Common Stock Issued in Merger Could Adversely Impact Stock Price

     In the event that the ASCOR shareholders wish to sell all or a portion of their Giga-tronics Common Stock after consummation of the Merger, their effort to do so could result in a depression of the Giga-tronics share price traded on NASDAQ due to the historically thin trading volume of Giga-tronics stock.

     ASCOR

     In addition to the foregoing risk factors which would affect them as shareholders of Giga-tronics and the other information included in this Joint Proxy Statement/Prospectus, the following information should also be considered carefully by holders of ASCOR common stock and common stock equivalents in evaluating the Merger.

Limited Liquidity for ASCOR Shareholders and Potential Adverse Impact on Giga-tronics Stock Price

     Giga-tronics stock has historically traded on thin volume on NASDAQ. The ASCOR shareholders receiving Giga-tronics stock may not be able to sell a significant volume of stock if they wished to increase their liquidity after the Merger. In addition, their effort to sell significant volume of their newly acquired stock could result in a depression of the Giga-tronics share price. In any circumstance, such shareholdings will certainly be subject to the vagaries of the market place.

Giga-tronics Revenues Could Decrease Due to Declining Order Intake

     Current softness in the market for Giga-tronics products has resulted in a substantial decline in backlog. If this trend cannot be reversed in the near term, Giga-tronics shipments in the current year could fall short of plan with a concurrent decline in earnings.

Succession of Chief Executive Officer at Giga-tronics Could Result In a Less Supportive Management Perspective for ASCOR

         Mr. George H. Bruns, Jr. may decide over the next year or two to bring in a new Chief Executive Officer to manage Giga-tronics. Mr. Bruns joined the Company in January of 1995, originally with the intention to just stay a short time period. Due to Mr. Bruns many other business interests he may need to reduce his time spent at Giga-tronics. Since Mr. Bruns has been associated with ASCOR since its inception, a new Chief Executive Officer at Giga-tronics may not be as effective at managing the combined entities.

                                   SECTION III

                            GIGA-TRONICS INCORPORATED

     Giga-tronics designs, manufactures and markets microwave and radio frequency signal generation and power measurement instruments for the electronics test and measurement equipment industry. These products are used in the design, production, repair, and maintenance of telecommunications, radar, electronic warfare, and transportation systems. Giga-tronics has approximately 145 employees and all functions of the Company operate out of a 47,000 square foot facility in San Ramon, California. The Company books a mixture of commercial and government-related orders. In the past three fiscal years, sales related to U.S. Government agencies accounted for 31%, 26%, and 27% of total net sales. It is anticipated that sales to U.S. Government agencies will remain significant in fiscal 1997, even though the outlook for defense-related orders continues to be soft. Shipments are realized to domestic and international customers.

     On March 30, 1996, Giga-tronics had a backlog of approximately $6,112,000 compared to $10,154,000 at March 25, 1995. The Company shares the market with competitors that are larger and that have greater financial, engineering and marketing resources than the Company. The future success of the Company is dependent on its ability to steadily incorporate advancements in semiconductor and related microwave component technologies into its new products.

     The Company was incorporated in 1980, and operated previously out of locations in Pleasant Hill, California and Sunnyvale, California. Currently, the San Ramon facility is the only location, which is occupied under a lease with ten years remaining.

     Two of the fours members of the Giga-tronics Board of Directors, Mr. George H. Bruns, Jr., and Mr. James A. Cole, are also members of the ASCOR Board of Directors. Additionally, Mr. Bruns, Mr. Cole, and Mr. Robert C. Wilson (also on the Giga-tronics Board) hold varying amounts of ASCOR Shares and ASCOR Convertible Securities. Each shareholder is urged to read this Proxy in its entirety for more details.

                                   SECTION IV

                                   ASCOR, INC.

     ASCOR designs, manufactures and markets an extensive line of switching and connecting devices that link together many specific purpose instruments that are part of automatic test systems. ASCOR offers a family of Switching and Interface Test Adapters as standard VXI configured products. Additionally, it provides complete systems integration services to the Automatic Test Equipment (ATE) market.

     In the past three fiscal years, defense-related orders accounted for 87%, 87%, and 100% of net sales in the twelve-month periods ending March, 1996, 1995, and 1994, respectively. Management anticipates that sales to defense contractors will remain significant in fiscal 1997, even though the outlook for defense-related orders continues to be soft. Shipments are realized only to domestic customers.

     On March 30, 1996, ASCOR had a backlog of approximately $2,742,000 compared to $3,023,000 at March 25, 1995. The Company shares the market with competitors that are larger and that have greater financial, engineering, and marketing resources than the Company. The future success of the Company is dependent on its ability to steadily incorporate advancements in semiconductor and related microwave component technologies into its new products.

     ASCOR was founded and incorporated in 1987. It has approximately 50 employees and all functions of the Company operate out of a leased facility with 12,160 square feet in Fremont, California. The lease for the facility expires on January 31, 1998.

     Two of the five members of the ASCOR Board of Directors, Mr. George H. Bruns, Jr., and Mr. James A. Cole, are also members of the Giga-tronics Board of Directors. Additionally, Mr. Bruns, Mr. Cole and Mr. Robert C. Wilson (also on the Giga-tronics Board) hold varying amounts of ASCOR Shares and ASCOR Convertible Securities. Each shareholder is urged to read this Proxy in its entirety for more details.

                                    SECTION V

                                   THE MERGER

Description of the Merger

     At the Effective Time, (i) Acquisition Corp. will be merged with and into ASCOR and ASCOR will become a wholly owned subsidiary of Giga-tronics; (ii) each
(a) share of ASCOR Common Stock and ASCOR Preferred Stock outstanding immediately prior to the Merger (other than ASCOR Shares held by shareholders who have perfected and not withdrawn their right to seek appraisal of their shares under applicable California law) and (b) outstanding ASCOR Convertible Security will be converted into the right to receive a pro rata portion of an aggregate of 724,986 Shares of Giga-tronics Common Stock to be issued in the Merger. In determining the Exchange Ratio which holders of ASCOR Securities will be entitled to receive, all ASCOR Convertible Securities will be treated as having been converted or exercised into ASCOR Shares. Any ASCOR Convertible Securities which are considered "out-of-the-money" will be assumed by Giga-tronics and will be exercisable for Giga-tronics Common Stock as adjusted by the Merger. Shares of Giga-tronics Common Stock attributable to ASCOR Convertible Securities which are assumed by Giga-tronics will be retained by Giga-tronics from the Merger Consideration pending their exercise. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - The Exchange Ratio and ASCOR Convertible Securities." See "DISSENTERS' APPRAISAL RIGHTS."

     A maximum of 724,986 shares of Giga-tronics Common Stock will be issuable in the Merger, including (a) shares issuable in respect of ASCOR Convertible Securities which are assumed, which shares will be retained by Giga-tronics if such securities expire unexercised, (b) fractional shares, (c) shares issuable in respect of ASCOR Shares for which dissenters' appraisal rights (see " - DISSENTERS' APPRAISAL RIGHTS") are perfected, and (d) shares deemed surrendered upon exercise of ASCOR Convertible Securities for which a deemed net exercise has occurred. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement - The Exchange Ratio." The Merger will be effective at the time the agreement of merger (the "Agreement of Merger" the form of which is attached to the Reorganization Agreement as Exhibit 1.01 - See Annex C) is filed with the Secretary of State of the State of California. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Effective Time will occur not later than July 30, 1996.

Voting and Proxies - Giga-tronics

     Date, Time and Place of Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m., local time, on Wednesday, June 26, 1996, at the Giga-tronics facilities at 4650 Norris Canyon Road, San Ramon, California 94583.

     Record Date and Outstanding Shares. Only holders of record of shares of Giga-tronics Common Stock at the close of business on June 14, 1996 (the "Record Date") may vote at the Special Meeting or at any adjournments or postponements thereof. As of the Record Date, there were 2,642,970 shares of Giga-tronics Common Stock outstanding, the only class of securities of the Company entitled to vote at the Special Meeting, held by approximately 1,089 shareholders of record. Each shareholder is entitled to one vote for each share registered in the shareholder's name on the Record Date.

     Voting Proxies. Many of the Company's shareholders may be unable to attend the Special Meeting. Therefore, Giga-tronics' Board of Directors is soliciting proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Special Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the proxies. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card and a choice is not specified, the shares represented by that proxy card will be voted in favor of the Merger and may also be voted in the proxy holder's discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof, except that shares represented by proxies which have been voted "against" the Reorganization Agreement and the Merger will not be used to vote "for" postponement or adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "for" the Reorganization Agreement and the Merger. See " - Vote Required.".

     Shareholders of Giga-tronics who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a shareholder may be revoked (i) by duly executing and delivering a later proxy prior to the exercise of such proxy, (ii) by giving notice of revocation in writing to the Secretary of the Company prior to the meeting, at 4650 Norris Canyon Road, San Ramon, California 94583, or (iii) by attending the Special Meeting and voting in person.

     Vote Required. A quorum for the transaction of business at the meeting consists of holders of the majority of the outstanding shares of the Giga-tronics' Common Stock, present in person or by proxy. For purposes of determining the presence of a quorum, abstentions, but not broker non-votes, will be counted. In the event that less than a majority of the outstanding shares are present at the Special Meeting, either in person or by proxy, a majority of the shares so represented may vote to adjourn the Special Meeting from time to time without further notice, other than announcement at the Special Meeting, until a quorum shall be present or represented.

     The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of Giga-tronics as of the Record Date is required to approve and adopt the Reorganization Agreement and the transactions contemplated thereby. Under the California Corporate Law, in determining whether the proposal regarding the adoption of the Reorganization Agreement has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against such proposal. Broker non-votes which are not counted for any purpose will have no effect on the proposal.

     At the Close of Business on June 14, 1996 directors and officers of Giga-tronics were entitled to vote 438,538 shares of Giga-tronics' Common Stock representing 16.5% of the total shares entitled to vote at the Special Meeting.

     Solicitation of Proxies; Expenses. The cost of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Joint Proxy Statement/Prospectus, will be paid by Giga-tronics. Solicitation will be made primarily by mailing this Joint Proxy Statement/Prospectus to all shareholders entitled to vote at the Special Meeting. Proxies may be solicited by officers and regular employees, but at no compensation in addition to their regular compensation as employees. Giga-tronics may reimburse brokers, banks and others holding shares in their names for third parties for the cost of forwarding Joint Proxy Statement/Prospectus to and obtaining proxies from third parties. In addition, while Giga-tronics has no present intention to retain anyone to assist in soliciting proxies, Giga-tronics may do so if it deems such action necessary.

ASCOR Shareholder Consent Solicitation - Vote Required

     Consent Solicitation. ASCOR will deliver copies of this Joint Proxy Statement/Prospectus to all of its shareholders with a request that they execute a written consent approving the Merger. Pursuant to California Corporate Law, the Merger will be deemed approved by ASCOR's shareholders at such time as there have been filed with the secretary of ASCOR consents relating to the vote of ASCOR shareholders required to approve the Merger. See " - Vote Required." Under California Corporate Law ASCOR shareholders who have previously delivered a written consent approving the Merger may revoke the consent by a writing received by ASCOR prior to the time that written consents of the number of votes required to authorize the Merger are received by the secretary of ASCOR. Such revocation is effective upon receipt by the secretary of ASCOR.

     Vote Required. Approval of the Merger by ASCOR's shareholders requires the written consent of persons holding a majority of the votes entitled to be cast by holders of outstanding (a) ASCOR Common Stock voting as a class, (b) ASCOR Preferred Stock voting as a separate class and (c) ASCOR Common Stock and ASCOR Preferred Stock voting together as a single class. Each share of ASCOR Common Stock is entitled to one vote and each share of ASCOR Preferred Stock is entitled to such number of votes as the number of shares of ASCOR Common Stock into which such share of ASCOR Preferred Stock is convertible. At the close of business on May 20, 1996, directors and officers of ASCOR and their affiliates, in the aggregate held ASCOR Common Stock and ASCOR Preferred Stock entitled to cast 10,546,254 votes, representing 75.0% of the total votes entitled to be voted by ASCOR Common Stock and ASCOR Preferred Stock voting together as a single class, by written consent with respect to the Merger.

Background of the Merger

     Since two of the four Giga-tronics Directors (Mr. George H. Bruns, Jr., and Mr. James A. Cole) are also Directors of ASCOR, Giga-tronics has known about ASCOR since its incorporation in 1987. However, discussion of the proposed merger was initiated by Mr. Jeff Lum, President of ASCOR, and Mr. Bliss McCrum, an ASCOR investor and ASCOR Board member. For Mr. Jeff Lum, primary reasons included the need for capital, the advantage of being associated with a larger company, and the need for access to international markets. For Bliss McCrum, and the other venture capitalists (ASCOR investors), there is a need for medium term liquidity.

     Over the past two years, the Giga-tronics Board has discussed the pursuit of various acquisition candidates which would potentially be synergistic with the Giga-tronics product line, but never reached any agreements on a transaction. There also were no formal negotiations conducted or offers made or rejected for any acquisition candidates. There was significant contact and discussions with three companies, but negotiations were not initiated due to various negative factors associated with one or all of the candidates, including but not limited to geography (too far from Giga-tronics), inconsistent financial performance, limited history, and the potential purchase price not appearing financially justifiable. Due to the extremely high costs of completing acquisitions, only strong acquisition targets are pursued, and only one acquisition is contemplated at a given time. In September and October of 1995, the idea of a Giga-tronics/ASCOR merger was discussed at both Companys' respective Board meetings. It was felt that if such a merger were otherwise possible, it would substantially broaden the product base and strengthen the technical capability of Giga-tronics while providing marketing leverage and added financial resources for ASCOR.

     The discussions at the September 27, 1995 ASCOR Board meeting included general discussion concerning Giga-tronics compatibility in the areas of technology, products, and markets. These discussions were held among Mr. George
H. Bruns, Jr., Mr. James A. Cole, Mr. Jeffrey Lum, Mr. Bliss McCrum, and Mr. Steven Herrick. There was a brief review of the historical financials for Giga-tronics, as well as the projections for fiscal year 1996 ending March 30, 1996. The discussions held at the October 23, 1995 Giga-tronics Board meeting included general discussion concerning ASCOR compatibility in the areas of technology, products and markets. These discussions were held among Mr. George
H. Bruns, Jr., Mr. James A. Cole, Mr. Edward D. Sherman, and Mr. Robert C. Wilson. There was never any discussion or consideration given to the option of contracting for or seeking to enter into a licensing agreement for the desired VXI architecture.

     In subsequent discussions between the two companies, it was felt that the commonality of interests and purpose suggested a Merger based upon relative, rather than absolute values.

     At the November 15, 1995 ASCOR Board meeting, there was a more detailed discussion about the advantages of a merger with Giga-tronics. These discussions included the need for cash by ASCOR to re-pay debt, while Giga-tronics was in a cash surplus position. While Giga-tronics had a very strong balance sheet, the earnings stream of Giga-tronics would benefit from a merger with ASCOR. The future growth potential of both companies was discussed. It was decided that a group representing ASCOR (Mr. Jeffrey Lum, Mr. Fred Chu, Mr. James A. Cole, and Mr. Bliss McCrum) would formulate a set of relative values for ASCOR and Giga-tronics after the Merger. Meanwhile, Giga-tronics (represented by Mr. George H. Bruns, Jr.) would also formulate a proposal. Shortly thereafter, Mr. Jeffrey Lum submitted an ASCOR proposal including post-merger values of 69% Giga-tronics and 31% ASCOR. Mr. Bruns indicated that this proposal would not be acceptable because the recent history (3 years) of the two companies had been given too much weight. Since the recent earnings history of ASCOR had been stronger than Giga-tronics, but Giga-tronics had very strong earnings prior to the most recent 3 years through fiscal 1995, more work was needed to reach an equitable ratio of post-merger ownership.

     At the December 6, 1995 Giga-tronics Board meeting, Mr. George H. Bruns, Jr., Mr. James A. Cole, Mr. Edward D. Sherman, Mr. Robert C. Wilson and Mr. Gregory L. Overholtzer (Chief Financial Officer and Secretary of Giga-tronics) reviewed in detail the five-year history of Giga-tronics and ASCOR, one-year projections for both companies, projected ASCOR cash flow for fiscal 1996, the capitalization of ASCOR, and the positive/negative attributes of both companies. While ASCOR had good technology, good growth, excellent management, and was in a good market, it also was dependent on large contracts, had a large concentration of its sales with a few customers, its sales were all related to the U.S. defense industry, it was going to need cash over the next year, and the ratio of earnings to sales were projected to decline somewhat in the fiscal year 1996 ending September 30. Though Giga-tronics had some product lines which were aging with poor profit margins, it also had a broad market base, more commercial accounts than defense oriented, a strong field organization, a very strong balance sheet and cash position, and a strong earnings history if at least the prior 5 years were included. A post-combination value ratio of ASCOR to Giga-tronics of 22% to 78% was approved by the Giga-tronics Board. On December 7, this proposal was communicated by Mr. George H. Bruns to the ASCOR negotiating team. Mr. Bruns communicated to ASCOR that the Board of Giga-tronics believed that this ratio was equitable and fair to ASCOR, as well as to Giga-tronics Shareholders for all the reasons outlined above, and that if ASCOR was not in agreement, Giga-tronics would seek other synergistic acquisitions to pursue.

     Over the next few weeks, various proposals with different post-combination value ratios were presented to Mr. George H. Bruns, Jr. by Mr. James A. Cole and Mr. Bliss McCrum. These proposals were reviewed and rejected by Giga-tronics. By mid-December, after due consideration of past and potential future growth, profitability, technical strengths, financial strength and organizational compatibility, it was mutually agreed that a post combination value ratio of ASCOR to Giga-tronics would be 22% to 78%. Based upon the number of outstanding shares of Giga-tronics common stock of 2,569,920 as of December 1, 1995, the preceding ratios suggested that ASCOR thus had an equivalent value of 724,986 Giga-tronics shares.

     The Board of Directors of Giga-tronics felt it was important that the proposed merger be accounted for as a pooling-of-interests. In late December, the Giga-tronics finance group and the Giga-tronics auditors, KPMG Peat Marwick LLP ("KPMG") began financial due diligence and an analysis of poolability. Upon satisfactory completion of these tasks in late March, 1996, an audit of ASCOR by KPMG was arranged and conducted in April 1996. Upon completion of the audit, the "Reorganization Agreement" was executed on May 2, 1996.

     On May 20, 1996 Giga-tronics and ASCOR executed the Letter Agreement pursuant to which Giga-tronics agreed to sue its best faith efforts to effect the registration pursuant to federal securities laws of the Giga-tronics Common Stock to be issued in the Merger on a Form S-4 registration statement. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - Letter Agreement."

Giga-tronics' Reasons for the Merger; Recommendations of Giga-tronics' Board of Directors

     The Board of Directors of Giga-tronics believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are fair to, and in the best interest of, Giga-tronics Incorporated and its shareholders. In making that determination, the Giga-tronics Board of Directors considered the following factors: (i) ASCOR's business prospects and recent results of operations and financial position, (ii) the benefit of having access to certain of ASCOR's technology and technical resources, (iii) the potential synergistic benefits derived from the coordination of sales and marketing strategies, and
(iv) the ease of integration and exchange of ideas due to long-term familiarity. Mr. George H. Bruns also had numerous meetings with Wood Warren & Co., the financial advisor, to discuss their analysis of the proposed merger and their findings regarding the fairness of the merger consideration, which findings were considered by the Board of Directors in approving the merger.


     The Board of Directors of Giga-tronics considered ASCOR's working capital position, anticipated cash flow from operations, available cash balances and the quality of ASCOR's customer base.

     The Giga-tronics Board also considered the impact that access to ASCOR's engineering personnel could have on advancing Giga-tronics products and technology. The Board noted that Giga-tronics and ASCOR technology was complementary and that ASCOR possessed certain VXI and switching capabilities required by Giga-tronics in developing new products for its markets.

     ASCOR's understanding of high bandwidth electronic switching could help broaden the Giga-tronics microwave product line by allowing Giga-tronics to incorporate the ASCOR switch technology into its products. ASCOR's products could help Giga-tronics realize new market potential for its microwave products through the use of its VXI architecture. The signal generator product offering of the combined Company could enable the combined Giga-tronics to be a more powerful force in the microwave test instrument marketplace. ASCOR has established strong relationships with some very large companies that may also be potential customers for signal generators and power measurement devices produced by Giga-tronics. In summary, the acquisition of ASCOR by Giga-tronics offers the opportunity to expand one of its oldest product lines by infusing new technical concepts into the product and providing market synergy with an important customer base. Notwithstanding certain distribution channel risks (see "RISK FACTORS - Distribution Channel Conflicts"), the Giga-tronics sales reps may also enable the ASCOR product line to realize more sales domestically, and establish an international customer base as well (currently there are no direct international sales).

     While the pre-Merger Giga-tronics balance sheet is very strong, Giga-tronics' earnings as a percentage of sales are lower than ASCOR's earnings as a percentage of sales because Giga-tronics generally has more mature products with relatively lower margins. ASCOR's earnings as a percent of sales are relatively high. With the income streams of the entities combined, and the realization of product, market, and technical synergies noted above, the combined Giga-tronics company could realize an improved earnings stream while maintaining a very strong balance sheet.

     The Board of Directors of Giga-tronics also believes that Mr. George H. Bruns, Jr. and Mr. James A. Cole can, because of their long-term familiarity with both organizations, ease integration and the exchange of ideas between the two companies.

     In approving the Merger, Giga-tronics also took into account the potential conflicts of interest of Mr. George H. Bruns, Jr., Mr. James A. Cole, and Mr. Robert C. Wilson because of their shareholdings in both Giga-tronics and ASCOR.


     The Board considered the opinion of the financial advisor in the following respects: (a) to confirm, deny, or modify its own conclusions regarding compatibility of the two companies (related to technology and markets), enhancement of overall fiscal performance and benefits to the Company's shareholders; (b) to point out any oversight in the Board's reasoning; and (c) to provide an independent analysis of relative values and fairness of the transaction in economic terms.


     The Board of Directors of Giga-tronics considered the positive and negative factors as a whole and concluded that the negative factors were outweighed by the positive factors as a whole and accordingly determined that the Merger is fair to, and in the best interests of, the shareholders of Giga-tronics. The negative factors considered included the dependence on key personnel, distribution channel risks, reliance on a single family of products, reliance on major contracts and a few number of customers, growth management, and future sales of common stock after the Merger.

     In view of the wide variety of factors considered by the Giga-tronics Board of Directors, it did not find it practicable to quantify, or otherwise attempt to assign relative weights to the specific factors considered in making its determination. Consequently the Giga-tronics' Board of Directors did not quantify the assumptions and results of its analysis in reaching its determination that the Merger is fair to, and in the best interests of, Giga-tronics' shareholders.

     THE BOARD OF DIRECTORS OF GIGA-TRONICS UNANIMOUSLY RECOMMENDS THAT GIGA-TRONICS SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND ISSUANCE OF 724,986 SHARES OF GIGA-TRONICS COMMON STOCK PURSUANT TO THE TERMS OF THE REORGANIZATION AGREEMENT.

ASCOR Reasons for the Merger - Recommendations of ASCOR's Board of Directors

     The Board of Directors of ASCOR believes that the terms of the proposed Reorganization Agreement and the transactions contemplated thereby are fair to, and in the best interest of, ASCOR, Inc. and its shareholders. In making that determination, the ASCOR Board of Directors considered the following factors:
(i) Giga-tronics' business prospects and recent results of operations and financial position, (ii) the benefit of having access to certain of Giga-tronics' sales and marketing resources, (iii) the ease of integration and exchange of ideas due to long-term familiarity, (iv) the benefit of having access to certain management resources to help sustain ASCOR's potential sales growth, and (v) increased liquidity for holders of ASCOR stock and stock equivalents.

     The Board of Directors of ASCOR considered Giga-tronics' working capital position, anticipated cash flow from operations, available cash balances and the quality of Giga-tronics' customer base. They believed that Giga-tronics' strong balance sheet would permit available cash to assist in funding potential growth of ASCOR.

     The ASCOR Board believed that, notwithstanding the distribution channel risks discussed above (see "RISK FACTORS - Distribution Channel Conflicts"), the Giga-tronics sales reps and Giga-tronics sales and marketing group could enable the ASCOR product line to realize more sales domestically, and establish an international customer base as well (currently there are no direct international sales).

     The Board of Directors of ASCOR believes that Mr. George H. Bruns, Jr., and Mr. James A. Cole can, because of their long-term familiarity with both organizations, ease integration and the exchange of ideas between the two companies. With two Board members being common to ASCOR and Giga-tronics, ASCOR will have the benefit of Board familiarity with ASCOR after the merger. This familiarity will prevent short-term decisions being made after the merger that might have poor long-term consequences for ASCOR. Two of the four post-merger Giga-tronics Directors already understand the ASCOR business, and have the product knowledge to immediately implement post-merger decisions that would benefit ASCOR as well as Giga-tronics. These Board members have an in-depth perspective on ASCOR operations.

     If ASCOR experiences a high sales growth rate, the senior management of Giga-tronics (a Company with five times the revenue) can be helpful in identifying and solving risks and issues related to larger companies. These benefits accrue to ASCOR with no incremental cost being incurred.

     Since Giga-tronics is publicly traded on NASDAQ, the holders of ASCOR stock and stock equivalents would have increased liquidity after the merger has been consummated and their stock is tradeable after expiration of holding periods required under federal securities law or sold in a registered offering of Giga-tronics stock pursuant to their rights under the Registration Rights Agreement.

     The Board of Directors of ASCOR considered the positive and negative factors as a whole and concluded that the negative factors were outweighed by the positive factors as a whole and accordingly determined that the Merger is fair to, and in the best interest of, the shareholders of ASCOR. The negative factors considered included the limited liquidity for ASCOR shareholders (historically thin Giga-tronics trading volume), the softness in recent Giga-tronics order intake, and the future succession of the Chief Executive Officer at Giga-tronics. In approving the Merger, the Board of Directors of ASCOR also took into account the potential conflicts of interest of Mr. George
H. Bruns. Jr., and Mr. James A. Cole because of their shareholdings and Board positions in both ASCOR and Giga-tronics.

     THE BOARD OF DIRECTORS OF ASCOR RECOMMENDS THAT ASCOR SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND EXCHANGE OF ALL OUTSTANDING ASCOR COMMON STOCK FOR GIGA-TRONICS COMMON STOCK PURSUANT TO THE TERMS OF THE REORGANIZATION AGREEMENT.

Opinion of Financial Advisor

      On April 12, 1996, the Giga-tronics Board of Directors retained Wood, Warren and Company to render a fairness opinion. On May 3, 1996, the Giga-tronics Board of Directors received Wood, Warren & Co.'s Opinion dated May 2, 1996, which provided that as of such date that the Exchange Ratio to be applied in the Merger is fair, from a financial point of view, to Giga-tronics. Wood, Warren & Co.'s opinion is directed only to the financial terms of the Reorganization Agreement and does not constitute a recommendation to any shareholder of Giga-tronics as to how such shareholder should vote at the Giga-tronics Special Meeting. No limitations were placed on Wood, Warren & Co. by the Board of Directors of Giga-tronics with respect to the investigation made or the procedures followed in preparing and rendering its opinion. A copy of Wood, Warren & Co.'s written opinion and summary of significant analysis is attached as Annex E hereto and should be read in its entirety for a description of the procedures followed, matters considered, assumptions made and methods employed by Wood, Warren & Co.

     In arriving at its opinion, Wood, Warren & Co.: (i) reviewed the Merger Agreement and the Joint Proxy Statement/Prospectus dated May 2, 1996 and such other information that was publicly available or was furnished to it by the Company or ASCOR, (ii) reviewed financial statements for the five years ending March 30, 1996 and other financial information, including forecasts, and operating data of Giga-tronics and ASCOR furnished to Wood, Warren & Co. by the companies, (iii) considered the historical stock prices and trading volumes of the common stock of the Company, (iv) reviewed the prices and premiums paid in other business combinations, (v) and prepared a discounted cash flow analysis of ASCOR. In addition, Wood, Warren & Co. held discussions with the senior management of Giga-tronics and ASCOR regarding the strategic rationale for, and benefits of, the Merger and the past and current business operations, financial condition and future prospects of the respective companies on a stand alone basis and as combined in the Merger, and undertook such other financial analyses as it deemed appropriate for purposes of this opinion.


     The following paragraphs summarize all of the material analyses performed by Wood, Warren & Co. in arriving at its opinion. The information presented below is based on the financial condition of the Company and ASCOR as of a date or dates shortly before the date of its opinion (May 2, 1996). The closing price of Giga-tronics common stock on May 2, 1996, as reported by NASDAQ National Marketing System, was $8.25. Based on that price and the assumption that Giga-tronics will issue the maximum 724,986 shares of its common stock in the Merger, the enterprise value of ASCOR was approximately $5.6 million.


     Analysis of Selected Transactions Analysis. Wood, Warren & Co. compared the proposed Merger with selected merger and acquisition transactions. This analysis included 32 technology company transactions. In examining these transactions, Wood, Warren & Co. analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered to historical revenue, to historical cash flow from operations, to historical earnings before interest and taxes, to historical net income, and to historical book value. Based on the analysis of the selected merger and acquisition transactions, ASCOR's implied equity value ranged from approximately $5.0 million to approximately $16.7 million.

     Discounted Cash Flow Analysis. Wood, Warren & Co. analyzed the theoretical valuation of ASCOR based on projections prepared by the managements of Giga-tronics and ASCOR. To estimate the total present value of ASCOR's business, Wood, Warren & Co. discounted to present value the business as reflected in the financial performance estimates using discount rates ranging from 25% to 40%. The terminal value was based on multiples of 5.5 and 7.5 times projected earnings before interest and taxes for fiscal 2001. Based on the discounted cash flow analysis, ASCOR's enterprise value ranged from approximately $4.4 million to approximately $9.2 million.

     Pro Forma Analysis. Wood, Warren & Co. analyzed the pro forma impact of the proposed Merger on Giga-tronics earnings per share. In conducting its analysis, Wood, Warren & Co. relied upon the financial projections for the fiscal years ending March, 1997 through 2001 provided by the management of Giga-tronics and ASCOR, respectively. The analysis indicated that earnings per share of the pro forma combined company would be higher in the first fiscal year after the Merger and higher thereafter through fiscal 2001 than comparable projections for Giga-tronics as a stand-alone company.

     Stock Trading History Analysis. Wood, Warren & Co. examined the trading history in terms of both price and volume for periods of time ranging from six months, one year, three years and five years. Wood, Warren & Co. noted that the Giga-tronics' average price per share was $7.76,

$7.65, $6.64, and $6.84, respectively. In addition, Wood, Warren & Co. analyzed the volume of Giga-tronics shares traded at different prices over the same time periods. Wood, Warren & Co. noted that, for each period analyzed, approximately 48% to 64% of the trading volume was at prices below the six month average price per share of $7.76.

     Contribution Analysis. Wood, Warren & Co. analyzed the contribution of each of Giga-tronics and ASCOR to certain financial statement categories of the pro forma combined company, including revenue, gross profit, operating income, and net income. The review was made for the three years ended March 30, 1996. This contribution analysis was then compared to the pro forma ownership percentage of ASCOR's shareholders (approximately 22%) in the pro forma combined company. In gross profits and earnings, ASCOR's contribution exceeded that of its approximate ownership in the pro forma combined company.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. No company or transaction used in the above analysis is closely comparable to Giga-tronics or ASCOR or the Merger. Accordingly, Wood, Warren & Co., believes its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

Conflicts of Interest

     In considering the recommendations of the Board of Directors of Giga-tronics with respect to the issuance of shares of Giga-tronics Common Stock pursuant to the Reorganization Agreement, shareholders of Giga-tronics should be aware that certain members of Giga-tronics' Board of Directors and the Chief Executive Officer of Giga-tronics have certain interests in the Merger that are in addition to the interests of shareholders of Giga-tronics generally. In particular, three of the four Giga-tronics Board members, including Mr. George
H. Bruns, Jr., Chairman and Chief Executive Officer, beneficially own shares of ASCOR Common or Preferred Stock or ASCOR warrants (which shares shall or warrants may be converted into shares of Giga-tronics Common Stock in connection with the Merger), as set out in the table below. Two of the four Giga-tronics Board members, Mr. George H. Bruns, Jr., and Mr. James A. Cole, also participate on the ASCOR Board of Directors (which is comprised of five members in total).

     These interests were considered, among other matters, in approving the Reorganization Agreement and the transactions completed thereby.

ASCOR Securities and Giga-tronics Securities Jointly Held by Giga-tronics Directors and ASCOR Directors

     Set out below are the individual shares and warrants jointly held in ASCOR and Giga-tronics by the Giga-tronics' Directors and the Chief Executive Officer as of June 7, 1996. (No ASCOR non-Giga-tronics Directors hold any Giga-tronics stock).

                                        Beneficially Owned             Beneficially Owned
                                               ASCOR                     Giga-tronics
                                            Common Stock                 Common Stock
                                 --------------------------------    -------------------------
                                                   Percent                            Percent
Name                               Shares          of Shares         Shares          of Shares (5)
- ----                             ---------         ---------         -------         ---------
George H. Bruns, Jr. (1)           454,377            3.4%           357,650           13.5%
James A. Cole (2)                3,731,453           28.2%            55,638            2.1%
Robert C. Wilson                   100,000 (3)        0.8%            25,000  (4)       0.9%


Notes to Table

(1) Represents shares held by the Bruns Trust and shares registered in the name of his son and daughter. The 357,650 Giga-tronics shares include 187,650 shares owned by the Bruns Trust and 170,000 registered in the names of son and daughter. The ASCOR shares and warrants are owned by the Bruns Company, a venture investment partnership.

(2) James A. Cole is the Managing General Partner of Spectra Enterprise Associates. Spectra is a Venture Partnership which beneficially owns the shares and warrants over which Mr. Cole has shared voting and power to determine the disposition of shares.

(3) Represents ASCOR shares held by Venturn, which is a venture partnership in which Robert C. Wilson is a partner and has shared voting and power to determine the disposition of shares.

(4) Excludes 24,000 common stock options which are not exercisable within the next 60 days.

(5) Percentages based on 2,642,970 total shares outstanding as of June 7, 1996, plus 7,050 exercisable options for Giga-tronics shares.

Compensation of Directors

     Each of Giga-tronics' Directors who is not employed by Giga-tronics receives an annual director's fee of $6,000 and $750 for attendance at each Board meeting. Outside Directors serving on committees of the Board receive $500 for attendance at each committee meeting. These amounts were effective January, 1995. Each of ASCOR's Directors who is not employed by ASCOR receives reimbursement of travel expenses. There are no annual fees or meeting compensation for ASCOR Directors.

Compensation of Directors and Executive Officers by Giga-tronics and ASCOR

         The following table provides information concerning compensation paid or accrued by Giga-tronics or ASCOR, to or on behalf of each Company's Chief Executive Officer and each of the four other most highly compensated executive officers who earned more than $100,000 annual compensation during the last fiscal year, for the fiscal years ended March 30, 1996, March 25, 1995, and March 26, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                             Long -Term Compensation
                                                                             -----------------------
                                         Annual Compensation                     Awards  Payouts
                                         -------------------                     ---------------


                                                                                        NUMBER OF
                                                                                        SECURITIES
                                                                  OTHER      RESTRICTED UNDERLYING           ALL OTHER
NAME AND                                                          ANNUAL        STOCK    OPTIONS/     LTIP     COMPEN-
PRINCIPAL                    FISCAL                               COMPEN-      AWARDS      SARS      PAYOUTS   SATION
POSITION                      YEAR       SALARY($)    BONUS($)    SATION($)     ($)       (#)(1)     ($)(2)    ($)(3)
- ---------------------------------------------------------------------------------------------------------------------
George H. Bruns               1996      $ 148,000         --     $ 7,200 (5)     --        --           --       --
Chairman and                  1995      $  37,000 (4)     --     $ 9,050 (6)     --        --           --       --
Chief Executive
Officer, Giga-tronics

Fred Chu                      1996 (7)  $  93,675      $18,099    $ 5,393 (8)    --        --           --     $  924
Vice President,               1995      $  82,358      $23,449    $10,367 (8)    --        --           --     $  693
Manufacturing,
ASCOR

Jeffrey Lum                   1996      $ 100,300      $22,999    $ 5,032 (8)    --        --           --     $  924
President, ASCOR              1995      $  87,150      $33,344    $10,329 (8)    --        --           --     $  693
                              1994      $  79,750      $19,442    $ 1,040        --        --           --       --

Gregory Overholtzer           1996 (7)  $104,885          --         --          --        --           --     $3,392
Vice President,
Finance and
Chief Financial Officer,
Giga-tronics

Brad C. Stribling             1996 (7)  $111,126          --         --          --        --           --     $2,015
Vice President,               1995      $116,462       $10,000       --          --      40,000         --     $1,558
Engineering, Giga-tronics

David L. White                1996      $119,627          --         --          --        --           --         --
Vice President,               1995      $108,696          --         --          --        --           --     $  742
Marketing &                   1994      $102,019       $10,000       --          --        --           --     $  385
Sales, Giga-tronics


(1)    Stock options granted under the Company's 1990 Stock Option Plan.

(2)    Long Term Incentive Payment (LTIP): none were made.

(3) Represents contributions made by the Company to the Company's 401 (k) Plan which match in part the pre-tax elective deferral contributions (included under Salary) made to such plan by the executive officers.

(4) In January, 1995, Mr. George H. Bruns, Jr. assumed the role of Chief Executive Officer. Annualized fiscal 1995 salary was $148,000.

(5) Other compensation for Mr. George H. Bruns, Jr. represents a car allowance in 1996.

(6) Other compensation for Mr. George H. Bruns, Jr. includes a car allowance of $1,800 for three months and board compensation of $7,250. The Board compensation was earned prior to the assumption of the Chief Executive Officer position in January, 1995.

(7) Pursuant to regulations issued by the Commission, no data is reportable for prior fiscal years because annual compensation was below the $100,000 requirement.

(8) Other compensation for Mr. Chu and Mr. Lum includes $4,500 car allowance in 1996 and $9,000 car allowance in 1995.

Employee Benefit Plan

     The current ASCOR benefit plan, which is fairly similar to the current Giga-tronics benefit plan, will be retained. In the future, both companies may operate under the current Giga-tronics benefit plan if that is desirable from a cost-benefit trade-off. The differences in the two plans are as follows. Medical and Dental insurance costs and providers are different for the companies. Cost to the Giga-tronics' employees is somewhat higher, though there are more coverage options to choose from. Both companies have 401K plans with company contributions based on employee participation. The rate of corporate matching for Giga-tronics is higher, but the cap on employer matching is lower, than the ASCOR Plan.

Structure of Board of Directors After the Merger

     The Board of Directors of the combined Giga-tronics Company after the merger will be the same as the current Giga-tronics Board.

                                                                                      DIRECTOR
NAME AND PRINCIPAL OCCUPATION                                                         SINCE:           AGE
- -----------------------------                                                         ------           ---
George H. Bruns, Jr.                                                                     1980           78
   Chief  Executive  Officer  since  January,  1995,  Chairman  of the  Board  and a director of Giga-tronics  since its inception.  Founded  Giga-tronics in 1980 and has been a director since  inception.  Mr. Bruns is General  Partner of The Bruns
   Company,  a private venture investment and management  consulting firm.  Director of Peninsula Wireless Communications Inc., ASCOR Inc. and Testronics Inc.

James A. Cole                                                                           1994           54
   Managing  General Partner of Spectra  Enterprise  Associates and a Partner of New
   Enterprise  Associates.  Founder and  President of Amplica,  Inc. and presently a
   Director of Vitesse Semi-Conductor Corp., and Spectrian Corp.

Edward D. Sherman                                                                        1993           62
   Served as Product  Line Manager of  Giga-tronics  from May,  1995 through  March,
   1996.  President and Chief  Executive  Officer at 3dbm,  Inc. from January,  1994 through  March,  1995.  Prior to that time,  and from 1990, Mr. Sherman served as
   President and Chief Executive Officer of Peninsula Engineering.

Robert C. Wilson                                                                         1991           76
   Chairman of Wilson & Chambers,  a private  investment  firm.  Mr.  Wilson is also currently  a director  of Storage  Technology  Corporation,  SyQuest  Technology,
   Inc.,  Southwall  Technologies  Inc.,  ReSound  Corp.,  Andros  Inc.,  and  Carco
   Electronics.

Management and Security Ownership After the Merger

     ASCOR will be a wholly owned subsidiary of Giga-tronics after the Merger. The current President of ASCOR, Mr. Jeffrey Lum, will report to Mr. George Bruns, Chief Executive Officer of Giga-tronics, after the Merger. Mr. Lum's title will be "President of ASCOR, A Giga-tronics Company." All current direct reports of Mr. Jeff Lum at ASCOR will remain as such after the Merger. Mr. Jeff Lum will become an officer of Giga-tronics, thereby resulting in five officers of Giga-tronics, as noted below.

     George H. Bruns, Jr. - Chairman and Chief Executive Officer
     Mr. Jeffrey Lum - President of ASCOR, A Giga-tronics Company
     Mr. Gregory L. Overholtzer - VP, Finance and Chief Financial Officer Mr. Bradley C. Stribling - VP, Engineering
     Mr. David L. White - VP, Sales and Marketing

     As a wholly owned subsidiary of Giga-tronics Incorporated, ASCOR will retain the following officers.

     Jeffrey Lum - President
     Fred Chu - VP, Manufacturing

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning (i) persons or entities anticipated to hold 5% or more of Giga-tronics Common Stock after the Merger, (ii) anticipated ownership of Giga-tronics by each anticipated director and executive officer of Giga-tronics individually, and by all directors and executive officers of Giga-tronics as a group, (iii) anticipated ownership of Giga-tronics by each current ASCOR director and executive officer, in each case based upon ownership by such person of Giga-tronics Common Stock and ASCOR Common Stock/Common Stock Equivalents as of June 14, 1996 and after giving effect to the Merger. The estimated ASCOR to Giga-tronics exchange ratio of 18.246 to 1 was determined by dividing the Merger Consideration by the number of ASCOR Common Shares and equivalents outstanding as of the date of this Joint Proxy Statement/Prospectus. The actual Exchange Rate at the Effective Time should be approximately the same figure.

                                                                                               Giga-tronics     Percent
                                                                                               Common          of Total
Name and                                            Percent      Giga-tronics   Percent        Stock at     Outstanding
Address of                            ASCOR         of Out-      Common         of Out-        Effective         Common
Beneficent Owner                      Securities    standing(1)  Stock          standing       Time               Stock(2)
- ----------------                      ----------    --------     -----          --------       ----               -----
George H. Bruns, Jr. (3)                 454,377       3.4         357,650        13.5          382,553(4)        11.3

James A. Cole (3)                      3,731,453      28.2          55,638         2.1          260,146(5)         7.7

Fred Chu (11)                            897,500       6.8             -0-         -0-           49,189(6)         1.5

Steve Herrick (11)                       857,486       6.5             -0-         -0-           46,995(7)         1.4

Jeffrey Lum (11)                       1,429,821      10.8             -0-         -0-           78,364(8)         2.3

Bliss McCrum (11)                      2,434,754      18.4             -0-         -0-          133,441(9)         4.0

Gregory L. Overholtzer (3)                   -0-       0.0             -0-         0.0              -0-            0.0

Bradley C. Stribling (3)                     -0-       0.0             -0-         0.0              -0-            0.0

Edward D. Sherman (3)                        -0-       0.0             -0-         0.0              -0-            0.0

David L. White (3)                           -0-       0.0             250         0.0              250            0.0

Robert C. Wilson (3)                     100,000       0.8          25,000         0.9           30,481(10)        0.9

All officers and
directors as a group
  (11 persons including the above)     9,905,391      74.9         438,538        16.5          981,419           29.1

The Robertson Stephens                       -0-       0.0         253,672         9.6          253,672            7.5
Orphan Fund
  555 California Street
  San Francisco, CA 94104

- --------------------

(1) Total ASCOR securities of 13,228,069 as of June 14, 1996 based on 7,910,144 Common shares, 5,249,516 Preferred shares, and 68,409 Preferred warrants.

(2) Total shares of 3,375,006 based on 2,642,970 Giga-tronics shares (as of June 14, 1996) plus 7,050 exercisable options for Giga-tronics shares plus 724,986 shares to be issued in connection with the Merger.

(3) Address of all Directors and Officers is c/o Giga-tronics Incorporated, 4650 Norris Canyon Road, San Ramon, CA 94583.

(4) Includes 357,650 Giga-tronics shares as of June 14 and 24,903 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 454,377 ASCOR stock shares converted at a conversion ratio of 18.246 to 1.

(5) Includes 55,638 Giga-tronics shares as of June 14 and 204,508 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 3,731,453 ASCOR stock shares converted at a conversion ratio of
       18.246 to 1.

(6) Includes 49,189 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 897,500 ASCOR stock shares converted at a conversion ratio of 18.246 to 1.

(7) Includes 46,995 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 857,486 ASCOR stock shares converted at a conversion ratio of 18.246 to 1.

(8) Includes 78,304 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 1,429,821 ASCOR stock shares converted at a conversion ratio of 18.246 to 1.

(9) Includes 133,441 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 2,434,754 ASCOR stock shares converted at a conversion ratio of 18.246 to 1.


(10) Excludes 24,000 Giga-tronics common stock options which are not exercisable within the next 60 days; includes 25,000 Giga-tronics shares and 5,481 estimated Giga-tronics shares to be issued in connection with the Merger in respect to 100,000 ASCOR shares converted at a conversion ratio of 18.246 to 1.

(11) Address of all Directors and Officers is c/o ASCOR, Inc., 47790 Westinghouse Drive, Fremont, CA 94539.

Accounting Treatment

     The Merger is intended to qualify as a pooling-of-interests for accounting and financial reporting purposes. Under this method of accounting, the assets and liabilities of Giga-tronics and ASCOR will be carried forward to the combined company (combined Giga-tronics) at their recorded amounts, income of the combined company will include income of Giga-tronics and ASCOR for the entire fiscal period in which the combination occurs (fiscal 1997 ending March 29, 1997) and the reported income of the separate companies for prior periods will be combined and restated as income of the combined company. Expenses of the Merger, which are estimated to be $250,000, will be charged to expense as incurred in fiscal years 1996 and 1997.

     Pursuant to the Reorganization Agreement, Giga-tronics and ASCOR are required to exercise their best efforts to cause each of their respective affiliates to execute a written agreement as of the Effective Time of the Merger to the effect that such person has not transferred shares of Common Stock of Giga-tronics and Common or Preferred Stock of ASCOR within the preceding 30 days and will not transfer any shares of combined Giga-tronics Common Stock prior to the date that combined Giga-tronics publishes results covering at least 30 days of combined operations of Giga-tronics and ASCOR. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS - The Reorganization Agreement and Affiliates Agreements."

Certain Federal Income Tax Consequences

     In the opinion of Brobeck Phleger & Harrison LLP ("Brobeck") , the following discussion describes the material Federal Income tax considerations of the Merger to ASCOR and to the shareholders of ASCOR under existing federal income tax law, which is subject to change, possibly retroactively. This discussion does not describe all aspects of federal Income taxation which may be relevant to particular stockholders in light of their personal circumstances, such as holders whose stock was acquired pursuant to the exercise of an employee stock option or otherwise as compensation, nor to stockholders who are subject to special treatment under the Federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations, broker-dealers and foreign taxpayers); nor does it discuss any aspects of state, local, or foreign tax law. THIS DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF ASCOR OPTIONS OR WARRANTS WHICH HAVE NOT BEEN ACTUALLY EXERCISED FOR ASCOR STOCK PRIOR TO THE MERGER, AND SUCH HOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER. THIS DISCUSSION ALSO DOES NOT DISCUSS THE TAX CONSEQUENCES OF ANY TRANSACTION OTHER THAN THE MERGER (INCLUDING OTHER TRANSACTIONS UNDERTAKEN IN CONNECTION W/OR PURSUANT TO THE MERGER).

     The Merger has been structured with the intent that it be tax-free to ASCOR and shareholders of ASCOR for federal income tax purposes. In the opinion of Brobeck, based upon certain facts and representations as set forth in such opinion, the Merger will generally constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes.

     Assuming the Merger qualifies as a reorganization, the following will be the general federal income tax consequences of the Merger to the shareholders of ASCOR:

     1. No gain or loss will be recognized by holders of ASCOR stock who exchange their ASCOR stock for Giga-tronics Common Stock, except for any cash received by such stockholders in lieu of fractional shares of such common stock. A holder of ASCOR stock who receives cash in lieu of fractional shares will recognize gain or loss to the extent of the difference between the holder's basis allocable to the fractional share and the amount of cash received for the fractional share (assuming the fractional shares are held as capital assets).

      2. The aggregate tax basis of Giga-tronics Common Stock received by holders of ASCOR stock in the Merger will equal the aggregate tax basis of the ASCOR stock exchanged therefor, reduced by any amount allocable to any fractional share interest for which cash is received.

     3. Provided that ASCOR stock is held by a holder as a capital as set at the Effective Time, the holding period of the Giga-tronics Common Stock received by the holder of ASCOR stock in the Merger will include the holding period of ASCOR stock.

     4.           No gain or loss will be recognized by ASCOR upon the Merger.

     The opinion of Brobeck expressed herein represents such counsel's best legal judgment based on existing authorities and is not binding on the Service. The Service might successfully assert upon an audit of either ASCOR or its stockholders that different tax consequences result. In addition, this opinion is based on certain representations made by Giga-tronics, ASCOR and certain ASCOR shareholders. In the event that such representations are inaccurate, counsel's opinion could be altered.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT APPLY TO PARTICULAR CATEGORIES OF HOLDERS OF ASCOR STOCK SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS, SUCH AS FOREIGN HOLDERS AND HOLDERS WHOSE ASCOR STOCK WAS ACQUIRED PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. IN ADDITION, THERE MAY BE RELEVANT STATE, LOCAL OR OTHER TAX CONSEQUENCES, NONE OF WHICH ARE DESCRIBED ABOVE. ASCOR SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF PROPOSED CHANGES IN THE TAX LAWS.

Dissenters' Appraisal Rights

     General. Giga-tronics shareholders and ASCOR shareholders who follow certain procedures will be entitled, as dissenting shareholders, to have the "fair value" of their Giga-tronics shares or ASCOR Common Stock or ASCOR Preferred Stock determined by a court and to be paid in cash therefor pursuant to California Corporate Law.

     In the event Giga-tronics shareholders holding more than 5% of outstanding Giga-tronics Common Stock exercise their right of dissent to the Merger (which percentage is the minimum required for such rights to be executable), preventing the transaction from being accounted for as a pooling of interests, the Giga-tronics Board of Directors may elect not to proceed and consummate the Merger. If ASCOR shareholders exercise their right to dissent to the Merger and perfect such rights with respect to such amounts of ASCOR Securities as would be exchanged for 10% or more of the number of shares of Giga-tronics Common Stock to be issued in the Merger, the transaction will not qualify as a pooling of interest and the Giga-tronics Board of Directors may elect not to proceed and consummate the Merger. See "THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS
- - The Reorganization Agreement - Conditions to the Merger."

     Giga-tronics Shareholders. Pursuant to California Corporate Law, as shares of Giga-tronics Common Stock are traded on NASDAQ, no dissenters' rights of appraisal are available to any Giga-tronics shareholders unless demands for payment are filed with respect to 5% or more of the outstanding number of shares of Giga-tronics Common Stock. If the Merger is approved by the required vote of the Giga-tronics shareholders and is not abandoned or terminated, any holder of Giga-tronics Common Stock may, by complying with the provisions of Sections 1300 to and including 1312 of the California Corporate Law, require Giga-tronics to purchase for cash at fair market value the shares owned by such holder which were voted against the Merger. The fair market value shall be determined as of the day before the first announcement of the terms of the proposed Merger (which announcement was made on May 12, 1996) excluding any appreciation or depreciation in consequence of the proposed Merger.

     THE FOLLOWING IS A BRIEF SUMMARY OF SECTIONS 1300 TO AND INCLUDING 1312, WHICH SETS FORTH THE PROCEDURES FOR DISSENTING FROM THE MERGER BY GIGA-TRONICS SHAREHOLDERS AND DEMANDING STATUTORY APPRAISAL RIGHTS UNDER CALIFORNIA LAW. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO THE RIGHTS OF GIGA-TRONICS SHAREHOLDERS TO AN APPRAISAL OF THE VALUE OF THEIR SHARES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 TO AND INCLUDING 1312 OF THE CALIFORNIA CORPORATE LAW, THE FULL TEXT OF WHICH IS ATTACHED HERETO AS ANNEX F. FAILURE TO FOLLOW SUCH PROCEDURES EXACTLY COULD RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     The dissenting shareholder wishing to require Giga-tronics to purchase his shares of Giga-tronics Common Stock must:

     (a) vote any of the shares the shareholder wishes to be dissenting shares against the Merger;

     (b) make written demand upon Giga-tronics not later than the date of the Special Meeting setting forth in the demand such shareholder's name and address, and the number and class of shares which the shareholder demands that Giga-tronics purchase and a statement as to what the shareholder believes the fair market value of such shares to have been, based upon the standard set forth above; and

     (c) submit for endorsement, within 30 days after the date on which the notice of approval of the Merger by the Giga-tronics shareholders is mailed to such shareholder (which notice must be mailed within 10 days after the date of approval), at the principal office of Giga-tronics, the certificates representing any shares in regard to which demand for purchase is being made, with a statement regarding which of the shares are dissenting shares.

     Simply voting against approval of the Merger will not be sufficient to constitute the demand described in clause (b) above.

     Within 10 days after the date of the approval of the Merger, Giga-tronics will mail to each shareholder who has voted against the Merger and made a proper written demand for dissenter's rights with respect to Giga-tronics Common Stock a notice of approval of the Merger together with a statement of the price determined by Giga-tronics to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights under the California General Corporation Law. The statement of the price of the shares will constitute an offer by Giga-tronics to purchase at the price stated therein any dissenting shares. If Giga-tronics and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of the California General Corporation Law, payment of the fair market value of the dissenting shares will be made within 30 days after such agreement or after satisfaction of any statutory or contractual condition, whichever is later, and upon surrender of the certificates therefor.

     If Giga-tronics denies that the shares are dissenting shares or if Giga-tronics and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which notice of approval of the Merger by the Giga-tronics shareholders is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Contra Costa County, Martinez, California requesting the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of Giga-tronics Common Stock.

     To the extent that the provisions of Chapter 5 of the California General Corporation Law (which generally prohibits certain payments to shareholders by insolvent companies) prevent the payment to any holders of dissenting shares of the fair market value of such shares, such shareholders will become creditors of Giga-tronics for the amount that they otherwise would have received in repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5 of the California General Corporation Law.

     ASCOR Shareholders. Pursuant to California Corporate Law, if the Merger is approved by the required vote of the ASCOR shareholders and is not abandoned or terminated, any holder of ASCOR Common Stock may, by complying with the provisions of Sections 1300 to and including 1312 of the California Corporate Law, require ASCOR to purchase for cash at fair market value the shares owned by such holder for which a written consent to the Merger was not given. The fair market value shall be determined as of the day before the first announcement of the terms of the proposed Merger (which announcement was made on May 12, 1996) excluding any appreciation or depreciation in consequence of the proposed Merger.

     THE FOLLOWING IS A BRIEF SUMMARY OF SECTIONS 1300 TO AND INCLUDING 1312, WHICH SETS FORTH THE PROCEDURES FOR DISSENTING FROM THE MERGER BY ASCOR SHAREHOLDERS AND DEMANDING STATUTORY APPRAISAL RIGHTS UNDER CALIFORNIA LAW. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF CALIFORNIA LAW RELATING TO THE RIGHTS OF ASCOR SHAREHOLDERS TO AN APPRAISAL OF THE VALUE OF THEIR SHARES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 TO AND INCLUDING 1312 OF THE CALIFORNIA CORPORATE LAW, THE FULL TEXT OF WHICH IS ATTACHED HERETO AS ANNEX F. FAILURE TO FOLLOW SUCH PROCEDURES EXACTLY COULD RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     The dissenting shareholder wishing to require ASCOR to purchase his shares of ASCOR Common Stock must:

     (a) not vote any of the shares the shareholder wishes to be dissenting shares in favor of the Merger;

     (b) make written demand upon ASCOR not later than thirty days after the date on which the notice of approval of the Merger by ASCOR shareholders is mailed to such shareholder (which notice must be mailed within 10 days after the date of approval), setting forth in the demand such shareholder's name and address, and the number and class of shares which the shareholder demands that ASCOR purchase and a statement as to what the shareholder believes the fair market value of such shares to have been, based upon the standard set forth above; and

     (c) submit for endorsement, within 30 days after the date on which the notice of approval of the Merger by the ASCOR shareholders is mailed to such shareholder, at the principal office of ASCOR, the certificates representing any shares in regard to which demand for purchase is being made, with a statement regarding which of the shares are dissenting shares.

     Simply not voting to approve the Merger by not executing the written consent will not be sufficient to constitute the demand described in clause (b) above.

     Within 10 days after the date of the approval of the Merger, ASCOR will mail to each shareholder who did not vote in favor of the Merger with respect ASCOR Common Stock a notice of approval of the Merger together with a statement of the price determined by ASCOR to represent the fair market value of dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise dissenters' rights under the California General Corporation Law. The statement of the price of the shares will constitute an offer by ASCOR to purchase at the price stated therein any dissenting shares. If ASCOR and the dissenting shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price plus interest thereon at the legal rate on judgments from the date of such agreement. Subject to the provisions of the California General Corporation Law, payment of the fair market value of the dissenting shares will be made within 30 days after such agreement or after satisfaction of any statutory or contractual condition, whichever is later, and upon surrender of the certificates therefor.

     If ASCOR denies that the shares are dissenting shares or if ASCOR and the dissenting shareholder fail to agree upon the fair market value of the shares, then the dissenting shareholder, within six months after the date on which notice of approval of the Merger by the ASCOR shareholders is mailed to such shareholder, and not thereafter, may file a complaint in the Superior Court of Contra Costa County, Martinez, California requesting the court to determine whether the shares are dissenting shares, or the fair market value of the dissenting shares, or both, or may intervene in any pending action for the appraisal of any shares of ASCOR Common Stock.

     To the extent that the provisions of Chapter 5 of the California General Corporation Law prevent the payment to any holders of dissenting shares of the fair market value of such shares, such shareholders will become creditors of ASCOR for the amount that they otherwise would have received in repurchase of their dissenting shares, plus interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5 of the California General Corporation Law.

                                   SECTION VI

               THE REORGANIZATION AGREEMENT AND RELATED AGREEMENTS

The Reorganization Agreement

     The following is a brief summary of certain provisions of the Reorganization Agreement, a copy of which is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Reorganization Agreement.

     The Reorganization Agreement provides that, subject to the terms and conditions of the Reorganization Agreement, at the Effective Time, Acquisition Corp. will be merged with and into ASCOR, and the separate corporate existence of Acquisition Corp. will thereupon cease. ASCOR will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of California, and the separate corporate existence of ASCOR with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the Reorganization Agreement. The Merger will have the effects specified in California Corporate Law.

     As soon as practicable following the closing of the Merger, and provided that the Reorganization Agreement has not been terminated or abandoned, ASCOR and Acquisition Corp. will cause the Agreement of Merger to be executed, acknowledged and filed with the Secretary of State of the State of California. The Merger will become effective at such time as the Agreement of Merger (the form of which is attached as Exhibit 1.01 to the Reorganization Agreement) has been duly filed with the Secretary of State of the State of California.

     The Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any ASCOR Securities, (i) each
(a) share of ASCOR Common Stock and ASCOR Preferred Stock outstanding immediately prior to the Merger (other than ASCOR Shares held by shareholders who have perfected and not withdrawn their right to seek appraisal of their shares under applicable California law) and (b) outstanding ASCOR Convertible Security will be converted into the right to receive a pro rata portion of the Merger Consideration (a maximum aggregate of 724,986 Shares of Giga-tronics Common Stock) and (ii) any ASCOR Convertible Securities which are considered "out-of-the-money" will be assumed by Giga-tronics and will be exercisable for Giga-tronics Common Stock as adjusted by the Merger. (See " - ASCOR Convertible Securities.") In determining the Exchange Ratio of Giga-tronics Common Stock for ASCOR Securities which holders of ASCOR Shares and ASCOR Convertible Securities will be entitled to receive, all ASCOR Convertible Securities will be treated as having been converted or exercised into ASCOR Shares. Shares of Giga-tronics Common Stock attributable to ASCOR Convertible Securities which are assumed by Giga-tronics will be retained by Giga-tronics from the Merger Consideration pending their exercise.

     A maximum of 724,986 shares of Giga-tronics Common Stock will be issuable in the Merger, including (a) shares issuable in respect of ASCOR Convertible Securities which are assumed, which shares will be retained by Giga-tronics if such securities expire unexercised, (b) fractional shares, (c) shares issuable in respect of ASCOR Shares for which dissenters' appraisal rights (see "THE MERGER - Dissenters' Appraisal Rights") are perfected, and (d) shares deemed surrendered upon exercise of ASCOR Convertible Securities for which a deemed net exercise has occurred.

     The Agreement of Merger to be filed will contain the final exchange ratio (the "Exchange Ratio") for ASCOR Shares into Giga-tronics Common Stock which will be equal to 724,986 divided by the fully diluted number of ASCOR Shares outstanding at the Effective Time (the "ASCOR Outstanding Equivalent Number"). The ASCOR Outstanding Equivalent Number will be equal to the sum of (1) the number of ASCOR Shares outstanding at the Effective Time; plus (2) the total number of ASCOR Shares which would be issuable on the exercise of any ASCOR Convertible Securities. All ASCOR Shares will be exchangeable into Giga-tronics Common Stock at the same Exchange Ratio.

     ASCOR Convertible Securities. Except as discussed below Giga-tronics will not assume any ASCOR Convertible Securities. At the Effective Time, outstanding ASCOR Convertible Securities will be deemed exercised for such number of shares of Giga-tronics Common Stock as would be exchanged in the Merger for the ASCOR Shares which would have been issued had such ASCOR Convertible Securities been exercised in full immediately prior to the Effective Time, subject to the following provisions. Such deemed exercise of ASCOR Convertible Securities will be on a "net exercise" basis. The full number of shares issuable on exercise of such ASCOR Convertible Securities (including such number of shares as are deemed surrendered in the net exercise) will be included in the number of ASCOR Shares used in calculating the Exchange Ratio. The value of the ASCOR Shares issuable on the exercise of any ASCOR Convertible Security for purposes of determining the number of ASCOR Shares to be surrendered in the deemed net exercise shall be equal to the number of ASCOR Shares issuable on exercise of such ASCOR Convertible Security, multiplied by the Exchange Ratio, multiplied by the average closing price of a share of Giga-tronics Stock on such stock exchange as Giga-tronics Stock is then traded for the five (5) business days immediately preceding the Closing Date. Shares of Giga-tronics Common Stock which would otherwise be issuable in respect of the ASCOR Shares deemed surrendered upon such net exercise will be retained by Giga-tronics and not otherwise issued.

      Notwithstanding the foregoing, any ASCOR Warrant which, based upon the foregoing determination of the value of ASCOR Shares issuable on its exercise, would be "out-of-the-money" will be assumed by Giga-tronics. For purpose of the forgoing determination, an ASCOR Warrant will be deemed out-of-money if its exercise price per share is greater than the value of such share as determined as described in the immediately preceding paragraph. Any assumed ASCOR Warrant will remain outstanding and exercisable in accordance with its terms except that
(1) it will be exercisable for such number of shares of Giga-tronics Common Stock as equals the number of ASCOR Shares for which it was exercisable multiplied by the Exchange Ratio and (2) the exercise price per share of such warrant will be the exercise price as stated on such warrant divided by the Exchange Ratio. The number of shares of Giga-tronics Common Stock as would be issuable on exercise of any ASCOR Warrants so assumed will be reserved out of the Merger Consideration. If any ASCOR Warrant assumed by Giga-tronics expires unexercised the Giga-tronics Common Stock which would have been issuable on its exercise will be retained by Giga-tronics and not otherwise issued.

     Registration of Merger Consideration. As amended by the Letter Agreement the Reorganization Agreement contemplates that Giga-tronics will use its best faith efforts to secure the registration of the Giga-tronics Common Stock to be issued pursuant to the Merger. As registered securities, such shares of Giga-tronics Common Stock held by former shareholders of ASCOR who were not affiliates of ASCOR or Giga-tronics will generally be freely tradable. If the Giga-tronics Common Stock to be issued pursuant to the Merger are not so registered, they will be issued pursuant to a transaction not involving a public offering and therefore will be characterized as "restricted securities" under federal securities laws. Pursuant to the Securities Act of 1933, as amended (the "Securities Act") any Giga-tronics Common Stock so issued may be resold without registration under the Securities Act only in certain limited circumstances. The Certificates issued pursuant to the Merger without registration would bear the following legend relating to their status as restricted securities:

               "These securities have not been registered under the Securities Act of 1993, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     Other than as provided by the Letter Agreement if the Giga-tronics Common Stock issued in the Merger is not registered, Giga-tronics will be under no obligation to effect a registration statement with respect to Giga-tronics Common Stock issued in the Merger other than as required pursuant to the Registration Rights Agreement.

     If such stock is issued pursuant to an effective registration statement, the Registration Rights Agreement will be of no force and the Giga-tronics stock issued will not be legended as above. See " - Registration Rights Agreement" and "Letter Agreement."

     Exchange of Certificates. Prior to the Effective Time, Giga-tronics shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") in the Merger.

     As soon as practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a stock certificate that, immediately prior to the Effective Time, represented outstanding of ASCOR Shares (a "Certificate") whose shares are being converted into Giga-tronics Common Stock (i) a letter of transmittal, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Giga-tronics Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate will be entitled to receive in exchange therefor a certificate for the number of whole shares of Giga-tronics Common Stock to which the holder of such ASCOR Shares is entitled pursuant to the Reorganization Agreement (and an amount of cash in lieu of any fractional shares of Giga-tronics Common Stock as discussed below). The Certificate so surrendered will forthwith be canceled. Until surrendered, each Certificate will be deemed at any time after the Effective Time to represent the right to receive upon such surrender such whole number of shares of Giga-tronics Common Stock as provided by the Reorganization Agreement and an amount of cash in lieu of any fractional shares of Giga-tronics Common Stock as discussed below.

     The Exchange Procedures for ASCOR Preferred Stock will differ from the foregoing as described below.

     It is a condition for Giga-tronics' obligation to consummate the Merger that all ASCOR Preferred Stock be tendered at the closing for exchange for Giga-tronics Common Stock. See " - Conditions to the Merger." The ASCOR Preferred Stock so tendered must be accompanied by the Tender Instructions, in the Form of Annex I, pursuant to which the holder of ASCOR Preferred Stock will agree to accept Giga-tronics Common Stock at the exchange ratio described above and waive any rights to different or additional consideration to which they may be entitled in a transaction such as the Merger. Such rights to additional consideration may arise due to accrual of dividends on the ASCOR Preferred Stock, exercise of liquidation preference rights or conversion of the ASCOR Preferred Stock into ASCOR Common Stock prior to the Merger. See "DESCRIPTION OF GIGA-TRONICS" AND ASCOR SECURITIES - ASCOR - ASCOR PREFERRED STOCK."

     No dividends on the Giga-tronics Common Stock to be issued in the Merger will be paid to the holder of any unsurrendered Certificate until the holder of record of such Certificate will surrender such Certificate; provided, however, that upon surrender of a Certificate which immediately prior to the Effective Time represented shares of ASCOR Common Stock, there will be paid to the holder of such Certificate the amount of dividends, if any, without interest, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Giga-tronics Common Stock represented by the Certificate or Certificates issued upon such surrender. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there will be delivered to the person entitled thereto, without interest,the amount of dividends so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

     All Giga-tronics Common Stock delivered, and cash in lieu of any fractional shares of Giga-tronics Common Stock paid, upon the surrender for exchange of shares of ASCOR Common Stock will be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such shares. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged pursuant to the Reorganization Agreement.

     No fractional shares of Giga-tronics Common Stock will be issued in connection with the Merger. All shares of Giga-tronics Common Stock to which a holder of ASCOR Shares is entitled immediately prior to the Effective Time will be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of ASCOR Shares who would otherwise have been entitled to receive a fraction of a share of Giga-tronics Common Stock upon surrender of Certificates for exchange will be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing sale price per share of Giga-tronics Common Stock on the last business day on which Giga-tronics Common Stock is traded on the NASD prior to the Effective Time.

     Representations and Warranties. The Reorganization Agreement contains various customary representations and warranties relating to, among other things: (a) the organization of ASCOR, Giga-tronics and their subsidiaries and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters; (c) certain consents or approvals; (d) conflicts under charters, regulations or by-laws and violations of any instruments or law; (e) the capital structure of ASCOR, Giga-tronics and Acquisition Corp.; (f) certain documents filed by Giga-tronics with the Securities and Exchange Commission and the accuracy of information contained therein; (g) financial statements of ASCOR and Giga-tronics; (h) conduct of business in the ordinary course and absence of certain changes or material adverse effects; (i) insurance, liabilities, litigation and taxes; (j) employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (k) material agreements and leases; (l) title to assets; (m) intellectual property;
(n) absence of guaranties of ASCOR; (o) absence of certain business practices by ASCOR; (p) information provided by the parties for inclusion in this Joint Proxy Statement/Prospectus; (q) brokers and finders fees, and (r) the opinion of Giga-tronics' financial advisor.

     Certain Covenants. Pursuant to the Reorganization Agreement, ASCOR and Giga-tronics have agreed that, from the date of the Reorganization Agreement until the Effective Time, each will (a) conduct its business in the ordinary course; (b) not adopt or propose any change in its Articles of Incorporation or Bylaws; (c) not pay any dividend or make any other distribution to holders of its capital stock nor redeem or otherwise acquire any its securities; (d) not directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business; (e) not, except in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any intellectual property rights; (f) in the case of Giga-tronics call a meeting of shareholders to be held as soon as reasonably practicable for the purpose of voting on, and in the case of ASCOR seek the consent of shareholders for, the approval and adoption of the Reorganization Agreement and ASCOR's Board of Directors will recommend approval and adoption of the Reorganization Agreement and Merger; (g) use its best efforts to carry on its business and preserve its relationship with customers, suppliers, employees and others; (h) comply with applicable federal, state, local and foreign laws, as well as all material agreements and obligations, provide notice of any consent that may be required in connection with the Merger, of any communications from governmental or regulatory agency in connection with the Merger, of any action, suit or claim commenced a threatened relating to the Merger; (i) keep confidential for a period of three years following the termination of the Reorganization Agreement confidential information of each other; (j) use its best efforts to cause each person who is an affiliate (as defined in the Reorganization Agreement) to execute an Affiliates Agreement (see "Affiliates Agreements").

     In addition ASCOR has further agreed (i) not enter into or amend any employment agreements, or increase the compensation payable to any of its officers, directors or employees except in the ordinary course of business or as provided by the Reorganization Agreement; (ii) not adopt or amend any employee benefit plan; (iii) not issue any ASCOR securities; (iv) keep in full force and effect existing directors' and officers' liability insurance and will not modify or reduce coverage thereunder; (v) not enter into any transaction that would require the Joint Proxy Statement/Prospectus to be delayed or recirculated; and
(vi) provide access to financial and operating information to each other and their respective legal counsel and advisors.

     Both Giga-tronics and ASCOR have further agreed, as to themselves and their subsidiaries: (a) to promptly notify each other in writing of any event occurring subsequent to the date of the Reorganization Agreement that would cause any representation or warranty to be untrue, inaccurate or misleading; (b) to promptly notify each other of any material adverse change in its business conditions; (c) to execute and file all documents necessary to obtain all authorizations, consents and approvals to consummate the Merger; (d) not to take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code; (e) to cooperate in the preparation of the Joint Proxy Statement/Prospectus and any other filing required in connection with the Merger; (f) not to furnish any written communications if the subject matter pertains to the transactions contemplated by the Reorganization Agreement without first obtaining the prior approval of the other party; and (g) to use their best efforts to satisfy all conditions precedent to the Merger as applicable to each other.

     No Solicitation of Transactions. Pursuant to the Reorganization Agreement, from the date of the Reorganization Agreement until the earlier of the Effective Time of the Merger or termination of the Reorganization Agreement, ASCOR and the officers, directors, employees or other agents of ASCOR have agreed they will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); or
(ii) engage in negotiations with, or disclose any nonpublic information relating to ASCOR or afford access to the properties, books or records of ASCOR to, any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. Until such time as the Reorganization Agreement is terminated in accordance with its terms, ASCOR has agreed not to enter into any agreement to merge or consolidate with, or sell a substantial portion of its assets to, any person or entity. ASCOR has agreed to promptly notify Giga-tronics after receipt of any Acquisition Proposal or any request for nonpublic information relating to ASCOR in connection with an Acquisition Proposal or for access to the properties, books or records of ASCOR by any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" means (i) any merger, consolidation, tender offer or other similar transaction or related transactions pursuant to which the holders of the voting securities of ASCOR prior to the transaction hold following the consummation of such transaction less than 80% of the voting securities of the surviving entity,
(ii) a sale of a material portion of the assets of ASCOR, or (iii) any equity or convertible debt transaction or related transactions in which any person or group of affiliated persons other than current security holders of ASCOR acquire securities of ASCOR representing more than 20% of the aggregate voting power of ASCOR's outstanding securities, other than in each case the transactions contemplated by the Reorganization Agreement or such transactions as occur via unsolicited purchases in the open market. For purposes of the foregoing definition, one person is deemed to be affiliated with a second person if such first person controls, is controlled by or is under common control with the second person, and control, for purposes hereof, is deemed to exist only in the event there exists ownership of or the right to vote, in either case directly or indirectly, securities representing more than 50% of the aggregate voting power of an entity's outstanding securities.

     Conditions to the Merger. The respective obligations of ASCOR, Giga-tronics and Acquisition Corp. to consummate the Merger are subject to the fulfillment of each of the following conditions, among others: (a) the accuracy of warranties and representations; (b) covenants shall have been complied with in all material respects on or before the Effective Time and a Certificate of a respective officer of Giga-tronics and ASCOR as the case may be, shall have been received by the other party; (c) there shall have been no Material Adverse Effect (as defined in the Reorganization Agreement) and no material adverse change; (d) Giga-tronics shall have received executed Affiliate Agreements; (e) the shareholders of ASCOR and Giga-tronics shall have approved and adopted the Reorganization Agreement and the transactions contemplated thereby; (f) Giga-tronics and ASCOR shall have received a written opinion from Brobeck that the Merger will constitute a reorganization within the meaning of Section 368 of the Code; (g) no statute, rule or regulation by any court or governmental authority shall prohibit the consummation of the Merger; (h) all written consents or authorizations that are required shall have been obtained; and (i) Giga-tronics shall have completed a due diligence review of ASCOR and such review shall not have revealed any facts or circumstances which could have a material adverse effect on ASCOR; and (j) it is a condition of Giga-tronics' obligations that Giga-tronics' shareholders shall not have perfected Dissenters' Rights with respect to 5% or more of the Giga-tronics Common Stock outstanding on the date of the Special Meeting.

     It is a condition of Giga-tronics obligations under the Reorganization Agreement that as of the Closing Date all shares of ASCOR Preferred Stock outstanding as of the date the Reorganization Agreement was executed shall (i) have remained outstanding, (ii) shall have been tendered at the Closing with the Tender Instructions which provides that such shares are to be exchanged at the Effective Time for Giga-tronics Common Stock in accordance with the terms of the Reorganization agreement, and (iii) not have been transferred by the owners of such shares as of the date of the Reorganization Agreement to any other person.

     The Reorganization Agreement further provides that it is a condition of Giga-tronics obligations to consummate the Merger that in Giga-tronics' sole discretion the Merger qualifies for accounting treatment as a pooling of interests in accordance with Accounting Principles Board Release No. 16. In making the determination of whether the Merger so qualifies Giga-tronics may consider the impact of ASCOR Shares which are voted against the Merger or which have abstained from voting with respect to the Merger.

     Termination. The Reorganization Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the ASCOR shareholders: (a) by the mutual consent of the ASCOR, Giga-tronics and Acquisition Corp. Board of Directors; (b) by Giga-tronics and Acquisition Corp. or by ASCOR if the Reorganization Agreement is not approved and adopted by Giga-tronics and ASCOR's shareholders prior to December 31, 1996;
(c) by the parties to the Reorganization Agreement if there has been a breach of any representation and warranty, or a breach of any covenant or agreement contained in the Reorganization Agreement that has not been cured or waived and which has a material adverse effect on the breaching party; (d) by the parties to the Reorganization Agreement at any time after December 31, 1996, unless the delay is caused by the failure of the terminating party to fulfill its obligations; (e) by Giga-tronics or Acquisition Corp. if such party is not in material breach of its obligations and if the Board of Directors of ASCOR withdraws its recommendation of the Merger or recommends, or approves, acceptance by ASCOR shareholders of any Acquisition Proposal by any other party;
(f) by ASCOR, if it is not in material breach of its obligations and if the Board of Directors of either Giga-tronics or Acquisition Corp. withdraw its recommendation of the Merger, or recommend or approve acceptance by Giga-tronics shareholders of any Acquisition Proposal by any other party; (g) by Giga-tronics if the conditions described above regarding absence of pooling-of-interest issues and perfection of dissenters' rights by Giga-tronics' shareholders with respect to dissenters' rights are not fulfilled; and (h) by Giga-tronics if ASCOR has issued any ASCOR Securities between the date of the Reorganization Agreement and the Closing Date without Giga-tronics' prior consent.

     Governance. The Certificate of Incorporation and Bylaws of Acquisition Corp. in effect immediately prior to the Effective Time will be the Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation and the officers of ASCOR will become the initial directors and officers, respectively of the Surviving Corporation.

     Expenses. Whether or not the Merger is consummated, each party will pay all fees and expenses incurred by such party specifically identifiable to such party in connection with the transactions contemplated thereby. Any other costs and expenses not specifically identified as applicable to either party will be shared equally.

     Amendment and Waiver. Subject to the applicable provisions of California law, the parties may modify or amend the Reorganization Agreement by written agreement at any time prior to the Effective Time. The conditions to each party's obligations to consummate the Merger may be waived by such party in whole or in part to the extent permitted by applicable law.

LETTER AGREEMENT

     Pursuant to the Letter Agreement between Giga-tronics and ASCOR dated May 20, 1996 (attached as Annex J) Giga-tronics has agreed to use its best faith efforts to file with the Securities and Exchange Commission, and cause the effectiveness under federal securities law of, a registration statement on Form S-4 (or such other form as may be applicable) covering the shares of Giga-tronics Common Stock to be issued in the Merger. ASCOR agreed that upon the issuance of such Giga-tronics Common Stock pursuant to an effective registration statement the Registration Rights Agreement would be of no force and effect and would therefore not be delivered at the Closing.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Reorganization Agreement, Giga-tronics will enter into the Registration Rights Agreement at the Effective Time with ASCOR Shareholders. The following is a summary of the Registration Rights Agreement. This summary is qualified in its entirety by reference to the complete text of such agreement, a form of which is filed as an exhibit to the Registration Rights Agreement.

     If at any time after results covering at least thirty (30) days of combined operations of the Company and ASCOR have been published by the Company in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operation, "Holders" (as that term is defined below) request in writing that Giga-tronics file a registration statement under the Securities Act covering the registration of at least 200,000 Registrable Securities (as such number may be adjusted from time to time for stock dividends, splits or other changes in the capitalization of Giga-tronics) or a lesser number if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000, then Giga-tronics will, subject to certain provisos, use all reasonable efforts to file and cause the effectiveness of, within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered. Giga-tronics will have the right to defer requested registrations in certain circumstances.

     Giga-tronics is obligated to effect only one (1) such registration pursuant to the Registration Rights Agreement. Giga-tronics will be obligated to maintain the effectiveness of any registration statement filed pursuant to the Holders' request for no more than 180 days subsequent to declaration of its effectiveness by the Commission.

     If Giga-tronics proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of Giga-tronics Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Giga-tronics stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Giga-tronics will subject to certain provisos be required to cause to be registered under the Securities Act all of the Registrable Securities that each Holder requests be registered.

     All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for Giga-tronics and the reasonable fees and disbursements of up to $25,000 for one (but only one) counsel for the selling Holders will be borne by Giga-tronics.

     The registration rights of any Holder expire (a) if the Registrable Securities were issued by Giga-tronics to the Holder pursuant to a registration statement filed with the SEC or (b) at and after such time as such Holder holds Registrable Securities equal to 1% or less of the outstanding stock of the Company (calculated on an as-converted basis) and is able to dispose of all the Registrable Securities held by such Holder under Rule 144 of the Securities Act during any 90-day period.

     Under the Registration Rights Agreement "Registrable Securities" means (a) the shares of Giga-tronics Common Stock issuable to the ASCOR Shareholders upon consummation of the Merger and any other shares of Giga-tronics Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Registrable Securities with certain exclusions. "Holder" is defined as any person owning of record Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

     As amended by the Letter Agreement, the Reorganization Agreement contemplates that if the Giga-tronics Common Stock to be issued in the merger has been issued under federal securities law pursuant to an effective registration statement on Form S-4 (or such other form as may be applicable), that the Registration Rights Agreement would be of no force or effect (due to such event triggering the termination of registration rights thereunder) and that the Registration Rights Agreement would therefore not be delivered at the Closing.

AFFILIATE AGREEMENTS

     The following is a brief summary of the terms of the Affiliate Agreements, copies of which are attached as exhibits to the Reorganization Agreement which is attached as Annex C to the Joint Proxy Statement/Prospectus. This summary is qualified in its entirety by reference to the full text of the Affiliate Agreements.

     Pursuant to the Reorganization Agreement, certain shareholders of ASCOR and Giga-tronics have or will executed Affiliate Agreements. Each Affiliate Agreement provides, among other things, the following representations, warranties and covenants: (a) the party will not sell, transfer, exchange or otherwise dispose of any shares of Giga-tronics Common Shares acquired in the Merger unless such transaction is permitted under Rule 144 or Rule 145 under the 1933 Act or counsel representing the party shall have advised Giga-tronics that no registration under the 1933 Act is required; and (b) the party has, and as of the Effective Time will have, no plan or intention to sell, transfer, exchange or otherwise dispose of more than fifty percent of the shares of Giga-tronics Common Stock acquired in connection with the Merger. The Affiliate Agreement will terminate upon the termination of the Reorganization Agreement.

                                   SECTION VII

                             SUMMARY HISTORICAL AND
                         PRO FORMA FINANCIAL INFORMATION

     The following historical financial information of Giga-tronics and ASCOR has been derived from their respective historical consolidated financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, which are included as Annexes to this Joint Proxy Statement/Prospectus. The selected pro forma financial information of Giga-tronics and ASCOR is derived from the pro forma combined condensed financial statements and should be read in conjunction with such pro forma statements and notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. For pro forma purposes, ASCOR financial data covers the approximate comparable financial reporting periods used by Giga-tronics.

     The pro forma financial information does not purport to represent what Giga-tronics' financial position or results of operations would actually have been had the Merger occurred at the beginning of the earliest period presented or to project Giga-tronics' financial position or results of operations for any future date or period.

Historical - Giga-tronics                                              Fiscal Year Ended
- -------------------------                   -------------------------------------------------------------------------
(In thousands except per share data)           March 30,       March 25,      March 26,      March 27,       March 28,
                                                   1996            1995           1994           1993            1992
                                            -----------     -----------    -----------    -----------     -----------
Net sales                                   $    24,898     $    21,937    $    19,890    $    23,085     $    16,181
Earnings (loss) before income taxes               1,202          (2,220)           293          1,954           1,070
Net earnings (loss)                                 901          (1,576)           231          1,327             878
Net earnings (loss) per share                      0.34           (0.61)          0.09           0.52            0.34

Working capital                             $    15,830     $    13,242    $    14,209    $    15,370     $    16,588
Total assets                                     23,027          22,225         23,580         23,597          19,817
Long-term debt                                       --              --             --             --              --
Shareholders' equity                             19,101          18,018         19,671         19,440          18,113

Historical - ASCOR                                                     Fiscal Year Ended
- ------------------                          ---------------------------------------------------------------------
(In thousands except per share data)        March 30,      March 25,      March 26,      March 27,       March 28,
                                                1996            1995          1994           1993            1992
                                            --------        --------    ----------    -----------     -----------
Net sales                                   $  5,913        $  4,032    $    3,577    $     1,803     $     1,935
Earnings (loss) before income taxes              780             761         1,099           (600)           (477)
Net earnings (loss)                              839             709         1,074           (600)           (477)
Net earnings (loss) per share                   0.15            0.12          0.22          (0.07)          (0.05)

Working capital                             $ (1,222)       $   (796)   $       19    $      (249)    $        50
Total assets                                   3,557           3,601         2,135          1,579           1,113
Long-term debt                                    30              40            --              1              42
Redeemable Preferred Stock                     3,442           3,182         2,922          2,662           2,532
Shareholders' equity (deficit)                (1,726)         (2,317)       (2,766)        (3,580)         (3,177)

Pro Forma - Giga-tronics and ASCOR                                     Twelve Months Ended
- ----------------------------------                          -----------------------------------------
(In thousands except per share data)                          March 30,      March 25,      March 26,
                                                                   1996           1995           1994
                                                            -----------    -----------    -----------
Net sales                                                   $    30,811    $    25,969    $    23,467
Earnings (loss) before income taxes                               2,107         (1,459)         1,392
Net earnings (loss)                                               1,865           (867)         1,305
Net earnings (loss) per share                                      0.55          (0.26)         0.40

Working capital                                             $    17,081    $    13,940    $    14,228
Total assets                                                     26,584         25,826         25,715
Long-term debt                                                       30             --             --
Shareholders' equity                                             20,692         18,883         19,827

                                  SECTION VIII

                           COMPARATIVE PER SHARE DATA
     Set out below are income and book value per common share data of Giga-tronics and ASCOR on both a historical and a pro forma condensed combined basis and on a per share equivalent pro forma basis for ASCOR. Pro forma condensed combined per share information is derived from the pro forma condensed combined information presented elsewhere herein which gives effect to the Merger under the pooling of interests accounting method at the beginning of the earliest period presented, and assumes the issuance of 724,986 shares of Giga-tronics Common Stock in 1995 and 1994. Expenses directly attributable to the consummation of the Merger are expected to approximate $250,000. The pro forma adjustment to retained earnings is $125,000 while the total estimated costs are $250,000 because $125,000 of costs are already included in the fiscal 1996 financial statements. The estimated $250,000 of merger costs are not included in the pro forma statements of operations since they will be nonrecurring. The expenses have been deducted in calculating the pro forma combined book value per share, but are not reflected in the pro forma earnings
(loss) per share amounts. Neither Giga-tronics or ASCOR has paid any dividends on its capital stock during the periods presented.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

                                                                         Twelve Months Ended
                                                      -----------------------------------------------------
Net earnings (loss) per share                           March 30,              March 25,           March 26,
- -----------------------------
                                                             1996                  1995                1994
                                                      -----------           -----------         -----------
Giga-tronics historical net earnings                  $      0.34           $     (0.61)        $      0.09
    (loss) per share

ASCOR historical net earnings per share                      0.15                  0.12                0.22

Pro forma combined net earnings                              0.55                 (0.26)               0.40
    (loss) per share

ASCOR equivalent pro forma net                               0.03(A)              (0.01)(A)            0.02(A)
    earnings (loss) per share

Book value per share                                                    At March 30, 1996
- --------------------                                                    -----------------
Giga-tronics historical book value per share                               $      7.34
ASCOR historical book value per share                                      $     (0.44)

Pro forma combined book value per Giga-tronics share                       $      6.22

ASCOR equivalent pro forma book value per share                            $      0.34(B)

(A) Determined by multiplying pro forma combined net earnings per share by the estimated Exchange Ratio of 1 to 18.246 (.0548). The 18.246 ratio equals 13,228,069 ASCOR securities as of June 14, 1996 divided by 724,986 Giga-tronics shares issued.

(B) Determined by multiplying pro forma combined book value per share by the estimated Exchange Ratio of 1 to 18.246 (.0548). The 18.246 ratio equals 13,228,069 ASCOR securities as of June 14, 1996 divided by 724,986 Giga-tronics shares issued.

                                   SECTION IX

                               PRO FORMA COMBINED
                              FINANCIAL INFORMATION

     The following pro forma condensed combined financial information should be read in conjunction with the audited financial statements of ASCOR and Giga-tronics that appear as Annexes to this Joint Proxy Statement/Prospectus

     The pro forma combined balance sheet information as of March 30, 1996 combines the balance sheet information of Giga-tronics as of March 30, 1996 and ASCOR as of March 31, 1996. The pro forma combined statement of income information for the fiscal years 1996, 1995, and 1994 combines the results of Giga-tronics for the fiscal years ended March 30, 1996, March 25, 1995, and March 26, 1994 with the results of ASCOR for twelve months ended March 31, 1996, March 31, 1995, and March 31, 1994. Pro forma combined per share data gives effect to the assumed issuance of 724,986 shares of Giga-tronics Common Stock in exchange for the ASCOR Common Stock in the Merger.

     The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated, nor is it necessarily indicative of future operating results or financial position.

     The pro forma condensed combined financial information set forth below gives effect to the Merger under the pooling of interests accounting method at the beginning of the earliest period presented. The pro forma condensed combined statements of operations assume the issuance of 724,986 shares of Giga-tronics Common Stock in 1995 and 1994, and do not give effect to the estimated costs associated with the consummation of the Merger. Total expenses directly attributable to the consummation of the Merger are expected to approximate $250,000. The pro forma condensed combined balance sheet reflects the $250,000 estimated costs of the Merger as a reduction of retained earnings.

                             Giga-tronics and ASCOR
                   Pro Forma Condensed Combined Balance Sheet
                                 March 30, 1996
                                 (In thousands)

Assets                                           Giga-tronics        ASCOR       Adjustments        Combined
- ------                                           ------------        -----      -------------    ------------
   Current assets
      Cash,  and cash equivalents                 $     5,772    $       151      $        --     $     5,923
      Investments                                       5,013            300               --           5,313
      Accounts receivable, net                          2,715            943               --           3,658
      Inventories                                       4,660          1,633               --           6,293
      Other current assets                              1,373            160               --           1,533
                                                  -----------    -----------      -----------     -----------
          Total current assets                         19,533          3,187               --          22,720

   Property and equipment, net                          1,758            364               --           2,122
   Other assets                                   $     1,736    $         6      $        --     $     1,742
                                                  -----------    -----------      -----------     -----------
                                                  $    23,027    $     3,557      $        --     $    26,584
                                                  ===========    ===========      ===========     ===========

Liabilities and Shareholders' Equity
   Current liabilities
      Accounts payable                                  1,540            380               --           1,920
      Other current liabilities                         2,163          4,029           (2,473)          3,719
                                                  -----------    -----------      -----------     -----------
        Total current liabilities                       3,703          4,409           (2,473)          5,639
    Deferred income taxes                                 223             --               --             223
    Long-term debt, net of current portion                 --             30               --              30
    Redeemable Preferred Stock                             --            844             (844)             --
    Shareholders' equity (deficit)
      Common stock                                      7,925             86            3,442          11,453
      Unrealized loss on investments                      (47)            --               --             (47)
      Retained earnings                                11,223         (1,812)            (125)          9,286
                                                  -----------    -----------      -----------     -----------
        Total shareholders' equity (deficit)      $    19,101    $    (1,726)     $     3,317     $    20,692
                                                  -----------    ------------     -----------     -----------
                                                  $    23,027    $     3,557      $        --     $    26,584
                                                  ===========    ===========      ===========     ===========

                             Giga-tronics and ASCOR
              Pro Forma Condensed Combined Statement of Operations
                            Year Ended March 30, 1996
                      (In thousands expect per share data)

                                                                                   Pro Forma       Pro Forma
                                                 Giga-tronics       ASCOR         Adjustments      Combined
                                                 ------------       -----         -----------     -----------
Net sales                                         $    24,898    $     5,913      $        --     $    30,811
Cost of sales                                          15,616          3,752               --          19,368
                                                  -----------    -----------      -----------     -----------
Gross margin                                            9,282          2,161               --          11,443
Cost and expenses
       Product development expense                      2,512            214               --           2,726
       Selling, general & admin. expense                5,488          1,159             (125)          6,522
       Interest and other expense                         560             --               --             560
       Interest and other income                         (480)             8               --            (472)
       Income taxes                                       301            (59)              --             242
                                                  -----------    -----------      -----------     -----------
           Total costs and expenses               $     8,381    $     1,322      $      (125)    $     9,578
                                                  -----------    -----------      ------------    -----------

Net earnings                                      $       901    $       839      $       125     $     1,865
                                                  ===========    ===========      ===========     ===========

Net earnings per share                            $      0.34    $      0.15      $      0.06 (A) $      0.55
                                                  ===========    ===========      ===========     ===========

Shares used in computing net
    earnings per share                                  2,639          3,947           (3,222)(A)       3,364
                                                  ===========    ===========      ===========     ===========





(A) Adjustment to earnings per share and outstanding shares as a result of the Merger and the assumed issuance of 724,986 shares of Giga-tronics Common Stock in exchange for all issued and outstanding shares of ASCOR Common Stock, including exercised ASCOR warrants and converted ASCOR Preferred Stock.

                             Giga-tronics and ASCOR
              Pro Forma Condensed Combined Statement of Operations
                            Year Ended March 25, 1995
                      (In thousands except per share data)

                                                                                   Pro Forma        Pro Forma
                                                  Giga-tronics        ASCOR        Adjustments      Combined
                                                  ------------        -----        -----------      --------
Net sales                                         $    21,937    $     4,032      $        --     $    25,969
Cost of sales                                          15,019          2,377               --          17,396
                                                  -----------    -----------      -----------     -----------
Gross margin                                            6,918          1,655               --           8,573

Costs and expenses
     Product development expense                        2,700            228               --           2,928
     Selling, general and admin. expense                6,104            664               --           6,768
     Interest and other expenses                          560             --               --             560
     Interest and other income                           (226)             2               --            (224)
     Income taxes (benefit)                              (644)            52               --            (592)
                                                  -----------    -----------      -----------     -----------
          Total costs and expenses                $     8,494    $       946      $        --     $     9,440
                                                  -----------    -----------      -----------     -----------

Net earnings (loss)                               $    (1,576)   $       709      $        --     $      (867)
                                                  ============   ===========      ===========     ===========

Net earnings (loss) per share                     $     (0.61)   $      0.12      $      0.23 (A) $     (0.26)
                                                  ===========    ===========      ===========     ===========

Shares used in computing net
    earnings per share                                  2,570          3,774           (3,049)(A)       3,295
                                                  ===========    ===========      ===========     ===========




(A) Adjustment to earnings per share and outstanding shares as a result of the Merger and the assumed issuance of 724,986 shares of Giga-tronics Common Stock in exchange for all issued and outstanding shares of ASCOR Common Stock, including exercised ASCOR warrants and converted ASCOR Preferred Stock.

                             Giga-tronics and ASCOR
               Pro Forma Codensed Combined Statement of Operations
                            Year Ended March 26, 1994

                                                                               Pro Forma           Pro Forma
                                                 Giga-tronics       ASCOR      Adjustments         Combined
                                                 ------------       -----      -----------         --------
Net sales                                        $    19,890    $     3,577     $       --        $    23,467
Cost of sales                                         11,947          1,974             --             13,921
                                                 -----------    -----------     ----------        -----------
Gross margin                                           7,943          1,603             --              9,546

Costs and expense4
     Product development expense                       2,569            130             --              2,699
     Selling, general and admin. expense               4,984            462             --              5,446
     Interest and other expenses                         410             --             --                410
     Interest and other income                          (313)           (88)            --               (401)
     Income taxes (benefit)                               62             25             --                 87
                                                 -----------    -----------     ----------        -----------
          Total costs and expenses               $     7,712    $       529     $       --        $     8,241
                                                 -----------    -----------     ----------        -----------
Net earnings (loss)                              $       231    $     1,074     $       --        $     1,305
                                                 ===========    ===========     ==========        ===========

Net earnings (loss) per share                    $      0.09    $      0.22     $     0.09 (A)    $      0.40
                                                 ===========    ===========     ==========        ===========

Shares used in computing net                           2,570          3,774         (3,049)(A)          3,295
                                                 ===========    ===========     ==========        ===========
    earnings per share



(A) Adjustment to earnings per share and outstanding shares as a result of the Merger and the assumed issuance of 724,986 shares of Giga-tronics Common Stock in exchange for all issued and outstanding shares of ASCOR Common Stock, including exercised ASCOR warrants and converted ASCOR Preferred Stock.

                                    SECTION X

                             INFORMATION CONCERNING
                            GIGA-TRONICS INCORPORATED

General and Business

         Giga-tronics designs, manufactures and markets microwave and radio frequency (RF) signal generation and power measurement instruments. These products are used primarily in the design, production, repair and maintenance of telecommunications, radar, electronic warfare, and transportation systems.

Industry Segments

         Giga-tronics operates in one industry segment: electronic test and measurement equipment.

Products and Markets

         Giga-tronics produces signal sources, generators and sweepers, and power measurement instruments for use in the microwave and RF frequency range (10 Khz to 75 GHz). Within each product line are a number of different models and options allowing customers to select frequency range and specialized capabilities, features and functions.

         The end-user markets can be divided into three broad segments: telecommunications, radar and electronic warfare. Giga-tronics' instruments are used in the design, production, repair and maintenance and calibration of other manufacturers' products, from discrete components to complex systems.

Sources and Availability of Raw Materials and Components

         Substantially all of the components required by Giga-tronics to make its assemblies are available from more than one source. Giga-tronics occasionally uses sole source arrangements to obtain leading-edge technology, favorable pricing or supply terms. Although extended delays in delivering components could result in longer product delivery schedules, Giga-tronics believes that its protection against this possibility stems from its practice of dealing with well-established suppliers and maintaining good relationships with such suppliers.

Patents and Licenses

         Giga-tronics attempts to obtain patents when appropriate. In addition, Giga-tronics has acquired numerous patents in the course of its two recent acquisitions. However, Giga-tronics believes that its competitive position depends on the creative ability and technical competence of its personnel and the timely introduction of new products rather than on the ownership or development of patents.

         Giga-tronics licenses certain instrument operating system software from third parties. Other than such software licenses, Giga-tronics is not aware that the manufacture and sale of its products requires licenses from others. Giga-tronics believes, based on industry practice, that any necessary licenses could be obtained on conditions which would not have a materially adverse financial effect on Giga-tronics.

Seasonal Nature of Business

         The business of Giga-tronics is not seasonal.

Working Capital Practices

         Giga-tronics does not believe that it has any special practices or special conditions affecting working capital items that are significant for an understanding of its business.

Importance of Limited Number of Customers

         Since its inception, Giga-tronics has been a leading supplier of test instruments to various U.S. Government defense agencies, as well as to their prime contractors. U.S. Government agencies accounted for 31%, 26%, and 27% of net sales in fiscal 1996, 1995, and 1994, respectively. Management anticipates sales to U.S. Government agencies will remain significant in fiscal 1997, even though the outlook for defense-related orders continues to be soft.

Backlog of Orders

         On March 30, 1996, Giga-tronics had a backlog of approximately $6,112,000 compared to $10,154,000 at March 25, 1995. Orders for Giga-tronics' products include large program orders, from both the U.S. Government and defense contractors, with extended delivery dates. Accordingly, the backlog of orders may vary substantially from quarter to quarter and the backlog entering any single quarter may not necessarily be indicative of sales for any period.

         Backlog includes only those customer orders for which a delivery schedule has been agreed upon between Giga-tronics and the customer and, in the case of U.S. Government orders, for which funding has been appropriated. Giga-tronics believes that essentially all of the year ending backlog will be shipped within the next twelve months.

         A substantial portion of the year-end backlog consisted of U.S. Government contracts. These contracts contain customary provisions permitting termination at the convenience of the Government upon payment of a negotiated cancellation charge. Giga-tronics never has experienced a significant contract termination.

Competition

         The principal competitive factors in the marketing of microwave and RF test instruments include product functionality, reliability and price. Giga-tronics competes mainly with Hewlett-Packard, Anritsu, Marconi and Rohde & Schwarz. These competitors are larger and have greater financial, engineering and marketing resources than the Company. Nonetheless, Giga-tronics believes that within its chosen markets and applications, its products are fully competitive with those of other manufacturers.

Product Development

         Microwave and RF test instruments of the type manufactured by Giga-tronics historically have had relatively long product life cycles. However, the electronics industry is subject to rapid technological changes at the component level. The future success of Giga-tronics is dependent on its ability to steadily incorporate advancements in semiconductor and related microwave component technologies into its new products.

         Product development expense was approximately $2,512,000, $2,700,000 and $2,569,000 in fiscal 1996, 1995 and 1994, respectively. Activities included the development of new products and the improvement of existing products. It is management's intention to maintain expenditures for product development at levels required to sustain its competitive position. All of Giga-tronics' product development activities are internally funded and expensed as incurred.

Manufacturing

         The assembly and testing of Giga-tronics' microwave, RF and power measurement products is done at its relatively new San Ramon facility. The Sunnyvale manufacturing operations (performing assembly and test of power measurement products) relocated to the San Ramon facility in July, 1995.

Environment

         To the best of its knowledge, Giga-tronics is in compliance with all federal, state and local laws and regulations involving the protection of the environment.

Employees

         As of March 30, 1996, Giga-tronics employed 146 persons. Management believes that the future success of Giga-tronics depends on its ability to attract and retain skilled personnel. None of Giga-tronics' employees is represented by a labor union and Giga-tronics considers its employee relations to be excellent.

Information about Foreign Operations

         Giga-tronics sells to its international customers through a network of foreign technical sales representative organizations. Sales to foreign customers were approximately $6,791,000, $4,458,000, and $4,544,000 in fiscal 1996, 1995 and 1994, respectively.

         Giga-tronics has no foreign-based operations or material amount of identifiable assets in foreign countries. Its gross margins on foreign and domestic sales are similar. Management does not believe that foreign sales are subject to materially greater risks than domestic sales.

Outlook

         Even though Giga-tronics has now achieved more balance between its defense and commercial businesses, defense related orders remain very important to Giga-tronics. The outlook for such orders continues to be soft. Giga-tronics believes that some growth can be realized by sustaining an effective new product development program, aggressively pursuing new markets, vigorously competing for defense business, and making synergistic acquisitions.

Property

         As of March 30, 1996, Giga-tronics' executive, marketing, sales and engineering offices and manufacturing facilities are located in approximately 47,000 square feet in San Ramon, California, which Giga-tronics occupies under a lease agreement expiring December 31, 2006. The 30,000 square foot facility in Pleasant Hill, California, which formerly housed all of the signal generator operations, was vacated at the end of April, 1994. The Pleasant Hill lease agreement expired April 30, 1994. The 40,000 square foot facility in Sunnyvale, California, which formerly housed all of the power measurement instrument operations, was vacated in July, 1994. The Sunnyvale lease agreement expired July 31, 1994.

Legal Proceedings

         As of March 30, 1996, Giga-tronics has no pending legal proceedings, other than routine litigation incidental to the Company's business, to which Giga-tronics is a party or to which any of its property is subject.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF GIGA-TRONICS FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                           FOR FISCAL 1996, 1995, 1994

       New orders received in 1996 were $20,856,000, a decrease of 21% from 1995, which increased 30% over 1994. In 1996, the decrease reflects large order decreases in both the microwave signal generator (SG) and radio frequency signal generator (RF) product line. In 1995, the increase in orders resulted from additional orders in both the microwave signal generator and RF product line. Overall, the approximate proportion of net sales coming from defense-related customers was 31% in 1996 and less than 30% in 1995 and 1994. Continuing the focus of a business better balanced between commercial and defense markets has been and remains a major strategic priority. At year-end 1996, Giga-tronics' backlog of unfilled orders was $6,112,000, compared to $10,154,000 at the end of 1995 and $5,800,000 at the end of 1994. The decrease in backlog from 1995 to 1996 resulted mostly from a decline in SG product line defense-related orders. Due to the softness in order intake, fiscal 1997 revenues excluding ASCOR will likely be less than fiscal 1996. However, it is projected at this time that continued improvement in manufacturing efficiencies and other cost reduction activities will largely offset any unfavorable impact caused by the decline in revenues.


       Net sales for 1996 were $24,898,000, a 13% increase from 1995, which follows a 10% increase in 1995 from 1994. Somewhat greater sales volume for SG products was the major factor. Average selling prices were stable. Gross profit as a percentage of sales increased to 37% in 1996, from 32% in 1995, due to better factory efficiencies. Gross profit as a percentage of sales decreased from 40% to 32% from 1994 to 1995 due to factory inefficiencies associated with the acquired RF signal generator product lines, manufacturing scaleup of new microwave products, inventory reserve increases related to the above product lines, and certain costs for upgrading Giga-tronics' management information system. Giga-tronics continues to implement programs to improve manufacturing efficiencies and reduce costs.

       While there is a small percentage of product lines (less than 10% of sales) with poor profit margins due to aging of product, potential inventory obsolescence has been carefully analyzed and fully reserved for. There is no expected impact on future results of operations for these product lines. More over, there is a plan for designing and bringing to market new products, which will replace products reaching the end of their life cycle. Since potential inventory obsolescence is constantly being scrutinized, and new product launches are being planned for fiscal 1997 and fiscal 1998, future results of operations are not expected to deteriorate due to these factors.

       Operating expenses decreased 9% in 1996 over 1995. Costs were tightly controlled in many areas despite higher sales. In 1995, operating expenses increased 17% from 1994 due to personnel severance costs (including those associated with the resignation of Mr. Donald F. Bogue as President and Chief Executive Officer) and additional inventory reserves taken for customer demonstration equipment utilized by sales and marketing.

       Amortization expense, relating to the intellectual property and non-compete convenants associated with two prior acquisitions, amounted to $560,000, the same as 1995 and increasing from $410,000 in fiscal 1994. The increase from 1994 to 1995 is due to 1995 being the first fiscal year with the full 12 month effect of the two acquisitions (the RF product line in fiscal 1994 and the power measurement product line in fiscal 1993).

       Interest income increased by 43% to $323,000 in 1996, following a decrease of 28% from 1994 to 1995. The increase in 1996 interest income from 1995 was due primarily to an increase in cash, resulting from an earnings increase and much lower inventory levels. The decrease in 1995 was due to the earnings decline in 1995 and higher inventory balances in fiscal 1995 relative to the inventory level in fiscal 1994. Giga-tronics continues to invest principally in securities which are exempt from federal taxes.

       The provision for income taxes in 1996 was $301,000. In 1995, income tax expense was a benefit due to a pretax loss of approximately $2,220,000.


       Giga-tronics recorded net earnings of $901,000, or $0.34 per share, in 1996, an increase in earnings per share from a $0.61 loss in 1995, and $0.09 earnings per share in 1994. The improved results in 1996 were due to a sales increase of 13%, an improved gross profit margin, a decrease in operating expenses of 9%, and an increase in interest income. The loss in 1995 was largely a result of delayed product shipments, depressed manufacturing margins in certain microwave and RF signal generator product lines, related inventory reserve increases, personnel severance costs, and certain costs for upgrading Giga-tronics' management information system, all of which are not expected to recur. The after-tax effect of non-recurring adjustments was approximately $1,200,000, or $0.46 per share. The pre-tax cost was approximately $1,700,000, which included $1.0 million of inventory reserves, $0.2 million of costs related to production of new products, $0.4 million of severance costs for the Chief Executive Officer and other staff, and $0.1 million for inventory write-offs. The inventory reserve of $1.0 million was comprised of slow-moving production inventory. Additionally, although delayed product shipments effected the 1995 sales revenue, the impact of this delay is not included in the above numbers. The delays were due to manufacturing and MIS (Management Information System) problems early in the year.

Financial Condition and Liquidity


       At year-end 1996, Giga-tronics had $10,785,000 in cash, cash equivalents and investments, compared to $5,768,000 at the beginning of the year. Most of the increase resulted from the higher earnings, lower inventories and lower receivables in 1996. Inventories have decreased $2 million ($2M) in 1996 due largely to the completed implementation of the MIS system installed early in fiscal 1995. It took almost two years to successfully install and effectively use all of the MIS management tools. Production management now procures inventory closer to shipment time. The receivables declined by $800,000 in 1996 due to a $200,000 increase in the allowance for doubtful accounts and a $600,000 decrease in gross receivables. In an effort to grow the business in fiscal 1996, the Company made sales to customers that it historically did not make sales to in the past. As a result of these sales, the allowance for doubtful accounts was increased by $200,000. The Company intends to limit these types of sales to a very small percentage of overall sales. The gross receivables have decreased due to more effective collection efforts on the part of Giga-tronics. Cash provided from operations amounted to $5,161,000 in 1996, compared to cash provided from operations of $158,000 in 1995, and cash used by operations of $932,000 in 1994. In 1995, cash provided by operations was negligible, as the small favorable change in balance sheet accounts and "the depreciation add-back" was mostly offset by a $1.6M loss. In 1994, a $2.1M increase in inventories was the major factor in the negative cash flow from operations. This increase was due to a deteriorating MIS system (replaced in early fiscal 1995) and the acquisition of two Fluke Company product lines and related inventory in June of 1993.


       Giga-tronics continues to maintain a strong financial position, with working capital at year-end of $15,830,000, compared to $13,242,000 and $14,209,000 at the end of 1995 and 1994, respectively. Giga-tronics' current ratio of 5.3 increased somewhat from the 1995 and 1994 figures.

       Additions to property and equipment were $356,000 in 1996, compared to $670,000 and $673,000 in 1995 and 1994, respectively. This spending reflects continuing investments to support new product development, increase productivity and improve product quality. Other cash outflows for investing activities included $1.3M in 1996 and $3.7M in 1994 for purchases of short-term investments. These are marketable securities, which are available for sale on short notice. In 1994, there was a $1.1M outflow for the acquisition of two product lines from the Fluke Company. Financing cash inflow in 1996 was due to exercise of stock options.

         Management believes that Giga-tronics has adequate resources to meet its operating and capital expenditure needs for the foreseeable future.

                                   SECTION XI

                             INFORMATION CONCERNING
                                   ASCOR, INC.

General and Business

         ASCOR was founded and incorporated in California in 1987. ASCOR designs, manufacturers and markets high frequency and high density switches. These switches are used in support of Automated Test Equipment (ATE) or any other application where VXI bus (VME extensions for Instrumentation) architecture is utilized.

Industry Segments

         ASCOR operates in one industry segment: electronic test and measurement equipment.

Products and Markets

         ASCOR produces switch modules which meet the need for low noise and high density switching within the VXI chassis. Switch matrices and scanners utilize over 1,600 relays in a single VXI bus module. Additionally, ASCOR offers switch modules that operate with a bandwidth from DC to in excess of 18 Gigahertz. ASCOR also offers Interface Adapters, which allow multiple pieces of equipment to be tested using the same test instruments. Within the product line, there are a number of different modules and options allowing customers to select frequency range and specialized capabilities, features and functions.

         The end-user markets are primarily related to electronic warfare, though there will likely be an increasing demand from the telecommunications market if the VXI bus architecture becomes more readily accepted.

Sources and Availability of Raw Materials and Components

         Substantially all of the components required by ASCOR to make its assemblies are available from more than one source. ASCOR occasionally uses sole source arrangements to obtain leading-edge technology, favorable pricing or supply terms. Although extended delays in delivering components could results in longer product delivery schedules, ASCOR believes that its protection against this possibility stem from its practice of dealing with well-established suppliers and maintaining good relationships with such suppliers.

Patents and Licenses

         ASCOR has an exclusive arrangement with GDE Systems for the use and manufacture of a high speed digital pin driver and receiver device. This is a high density semiconductor device used for the output stage of a digital test system. This device contains all the circuitry to drive, receive, or load digital circuits that is being tested. It has an advantage in that it is packaged in one silicon chip and saves circuit board space. The device will give ASCOR the advantage of designing more complex digital VXI modules than possible with current techniques used by competitors.

Seasonal Nature of Business

         The business of ASCOR is not seasonal in nature.

Working Capital Practices

         ASCOR does not believe that it has any special practices or special conditions affecting working capital items that are significant for an understanding of its business. It can be noted, moreover, that most inventory is procured on the basis of confirmed customer sales orders.

Importance of Limited Number of Customers

         Since its inception, ASCOR has been a leading supplier of test instruments to various defense-related contractors. Defense-related orders accounted for 87%, 87%, and 100% of net sales in the twelve-month periods ending March, 1996, March, 1995, and March, 1994. Management anticipates sales to defense contractors will remain significant in fiscal 1997.

Backlog of Orders

         On March 30, 1996, ASCOR had a backlog of approximately $2,742,000 compared to $3,023,000 on March 25, 1995. Orders for ASCOR included large program orders, from both commercial and defense contractors.

         Backlog includes only those customer orders for which a delivery schedule has been agreed upon between ASCOR and the customer, and in the case of defense-related orders, for which funding has been appropriated. ASCOR believes that essentially all of the March period end backlog will be shipped within the next twelve months.

         A majority of the March 30, 1996 backlog is related to defense-related contracts. These contracts contain customary provisions permitting termination at the convenience of the customer upon payment of a negotiated cancellation charge. ASCOR never has experienced a significant contract termination.

Competition

         The principal competitive factors in the marketing of VXI switching interface adapters include product modularity, density factor, quality, and price. ASCOR competes mainly with Racal Dana, Hewlett Packard and Tektronix. These competitors are larger and have greater financial, engineering and market resources than ASCOR. However, ASCOR's product line has superior performance over equivalent competitors' models. In addition, the modular design approach of ASCOR's product lends itself to more flexible configuration in order to meet the needs of the customers. ASCOR's products are therefore technically superior to those of other manufacturers while being competitive in price.

Product Development

         The electronics and communications industry is subject to rapid technological changes at the component level. The future success of ASCOR is dependent on its ability to steadily incorporate advancements in semiconductor and related microwave component technologies into its new products.

         Product development expense was approximately $214,000, $228,000, and $130,000 for the twelve month periods ending March, 1996, March 1995, and March 1994, respectively. Activities included the development of new products and the improvement of existing products. It is management's' intention to maintain expenditures for product development at levels required to sustain its competitive position. All of ASCOR's recent product development activities are internally funded. All product development costs are expensed as incurred.

Manufacturing

         The assembly and testing of ASCOR's products is done at its Fremont facility. Manufacturing operations have been performed in this facility since 1987.

Environment

         To the best of its knowledge, ASCOR is in compliance with all federal, state and local laws and regulations involving the protection of the environment.

Employees

         As of March 30, 1996, ASCOR employed 48 persons. Management believes that the future success of ASCOR depends on its ability to attract and retain skilled personnel. None of ASCOR's employees is represented by a labor union and ASCOR considers its employee relations to be excellent.

Information About Foreign Operations

         ASCOR has no formal organization for sales to international customers. Currently, all of its products that ultimately are shipped overseas have been sold to domestic prime contractors who have sold a complete automatic test system overseas.

Outlook

         Since ASCOR focuses on system integration needs for low noise and high density switching within the VXI chassis, growth would likely be realized on the assumption that a growing number of instruments available in VXI bus architecture would be demanded.

Property

         As of March 30, 1996, ASCOR's executive, marketing, sales and engineering offices and manufacturing facilities are located in approximately 12,160 square feet in Fremont, California, which ASCOR occupies under a lease expiring on January 31, 1998, including the exercise of three one-year options to renew (original lease expired January 31, 1995).

Legal Proceedings

         As of March 30, 1996, ASCOR has no pending legal proceedings, other than routine litigation incidental to ASCOR's business, to which ASCOR is a party or to which any of its property is subject.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF ASCOR FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS
                           FOR FISCAL 1996, 1995, 1994

       New orders received in 1996 were $5,173,000, an increase of 190% from 1995, which decreased 78% over 1994. In 1996, the increase reflects an increase in commercial related orders. In 1995, the decrease in orders resulted from a reduction in defense related activity. Overall, the approximate proportion of net sales coming from defense-related customers was 87% in 1996 and greater than 90% in 1995 and 1994. At year-end 1996, ASCOR's backlog of unfilled orders was $2,356,000, compared to $3,023,000 at the end of 1995 and $5,223,000 at the end
of 1994. The decrease in backlog from 1995 to 1996 resulted mostly from an increase in shipments against large orders placed in 1994.

       Net sales for 1996 were $5,913,000, a 47% increase from 1995, which follows a 13% increase in 1995 from 1994. Gross profit as a percentage of sales decreased to 37% in 1996, from 41% in 1995, due to lower margins earned on commercial orders. Commercial sales are more price competitive, whereas defense-related sales are typically sole source. In addition, the large contract orders in 1995 allowed for greater manufacturing efficiencies and lower material costs due to a higher volume of repetitive business. Gross profit as a percentage of sales decreased from 45% to 41% from 1994 to 1995 due to increased material costs.

       Operating expenses increased 54% in 1996 over 1995. In an effort to increase market share, additional marketing personnel were added and the use of regional US sales reps were increased, causing an increase in sales commission expense. In 1995, operating expenses increased 51% from 1994 due to the addition of a Director of Sales & Marketing, a Controller and an increase in national advertising.

       Interest expense in 1995 and 1996 were similar, but more than $40,000 favorable to interest expense in 1994 due to a larger proportion of customer advance payments received against orders (resulting in higher average cash balances).

       The provision for income taxes in 1996 was a tax benefit of $59,000. In 1995, income tax expense was $52,000. In 1996 the Company reduced its deferred tax valuation allowance to recognize operating loss carryforwards that are realizable this year and set up an asset that it believes will be realized in the future.

       Other income decreased by $11,000 in 1996 from 1995. In 1995, other income decreased by $135,000 from 1994 due to the sale of a licensing agreement in 1994.

       ASCOR recorded profits of $839,000, or $0.15 per share, in 1996, an increase in income per share from $0.12 per share in 1995, and a decrease in income from $0.22 per share in 1994. The improved results in 1996 were due to increased sales of 47% and the tax benefit. The decrease from 1995 to 1994 was primarily due to the 1994 licensing agreement sale, decreased gross margins and an increase in operating expenses resulting from additions to ASCOR's management team.

Financial Condition and Liquidity

       At year-end 1996, ASCOR had $451,000 in cash, cash equivalents and investments, compared to $1,265,000 at the beginning of the year. Most of the decrease resulted from a decrease in customer advances, additional capital expenditures and higher receivables. The higher receivables in 1996 were due to a 72 percent increase in shipments from the fourth quarter of fiscal 1995 to the fourth quarter of fiscal 1996, and a relatively large portion of the Q4 shipments were recorded in March. The accounts receivable allowance, which was zero at previous year-ends amounted to $13,000 because of one invoice deemed to be potentially uncollectible. Cash used in operations amounted to $514,000 in 1996, compared to cash provided from operations of $428,000 in 1995, and cash provided from operations of $1,085,000 in 1994. The 1995 cash provided from operations was due to earnings and customer advances, offset primarily by an increase in inventories. The 1994 cash provided by operations was due to earnings.

       The working capital position at year-end of ($1,222,000) compared unfavorably to ($796,000) at the end of 1995 due to the redeemable preferred stock.

       Additions to property and equipment were $277,000 in 1996, compared to $75,000 and $65,000 in 1995 and 1994, respectively. This spending reflects continuing investments to support new product development, increase productivity and improve product quality. Other cash outflows for investing activities included $100,000 in 1996 and $200,000 in 1995 for purchases of short-term investments. Cash outflows from financing activities were negligible.

                                   SECTION XII

                                 DESCRIPTION OF
                             GIGA-TRONICS AND ASCOR
                                   SECURITIES

Giga-tronics
         The authorized capital stock of Giga-tronics consists of 1,000,000 shares of convertible Preferred Stock of no par value and 40,000,000 shares of Common Stock of no par value. At the Effective Time of the Merger, there will be approximately 2,642,970 shares of Giga-tronics Common Stock, issued and outstanding, assuming no additional issuance of common shares. There will be no shares of Giga-tronics Preferred Stock issued and outstanding at the Effective Time of the Merger.

         Giga-tronics Common Stock. Holders of Giga-tronics Common Stock are entitled to one vote for each share held of record by them on all matters submitted to a vote of the shareholders. Subject to any declarations of dividends on shares of Preferred Stock (if any) holders of Giga-tronics' Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefore. The Giga-tronics Common Stock is not entitled to any preemptive or other subscription rights, and does not have any conversion rights or redemption or sinking fund provisions.

         Giga-tronics Preferred Stock. No shares of Preferred Stock are currently outstanding. The Board of Directors of Giga-tronics is authorized to determine the designation of each series and authorized number of shares in each series of Preferred Stock. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of share of such series. Such rights granted to any such series of Preferred Stock may create stock which ranks senior to Giga-tronics Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. The Giga-tronics Board of Directors, without shareholder approval can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Giga-tronics Common Stock. The issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change in control of Giga-tronics.

         General Rights. Voting on the election of directors is cumulative. Upon any voluntary or involuntary liquidation, the holders of Giga-tronics Common Stock are entitled to share in all net assets of Giga-tronics remaining available for distribution to shareholders after payment of all liabilities and the payment of amounts equal to the respective liquidation preferences of each series of Preferred Stock.

         All outstanding shares of Giga-tronics are, and the shares of Common Stock issued in the Merger will be validly issued, fully paid and non-assessable. The initial transfer agent will be Chemical Trust Company, San Francisco, California.

         The outstanding shares of Giga-tronics will be traded in the over-the-counter market in the United States.

ASCOR

         The authorized capital stock of ASCOR consists of 30,000,000 shares of Common Stock, no par value and 5,712,283 shares of Preferred Stock, no par value. Immediately prior to the Effective Time of the Merger, there will be approximately 7,910,144 shares of ASCOR Common Stock and 5,249,516 shares of ASCOR Preferred Stock issued and outstanding.

         ASCOR Common Stock. Holders of ASCOR Common Stock are entitled to receive dividends when and as declared by the ASCOR Board of Directors out of funds legally available therefor. The ASCOR Common Stock is not entitled to any preemptive or other subscription rights, and does not have any conversion rights or redemption or sinking fund provisions.

         ASCOR Preferred Stock. ASCOR Preferred Stock is entitled to accruing and cumulative dividends at the per annum rate of 10% of the respective series purchase price beginning September 30, 1992 with payment to be made on a quarterly basis beginning September 31, 1992, when and as declared by the ASCOR Board of Directors. The ASCOR Board has never declared any dividends on Preferred Stock. ASCOR Preferred Stock possesses liquidation preferences over ASCOR Common Stock in the amount of each series respective original issuance price plus accrued but unpaid dividends. ASCOR Preferred Stock is subject to mandatory redemption by ASCOR at its original issuance price plus accrued dividends beginning on September 30, 1995 in three annual installments. ASCOR Preferred Stock is convertible into ASCOR Common Stock, at the election of its holder at any time and mandatory upon a qualifying initial public offering of stock of ASCOR, on a one-for-one basis (subject to adjustment for capital structure changes and certain delusive issuances of ASCOR securities not accepted from such adjustment provisions). ASCOR Preferred Stock has voting rights on an as converted to common basis in all matters other than election of directors. So long as at least 25% of number of shares of Preferred Stock originally issued remain outstanding, the holders of ASCOR Preferred Stock are entitled to elect three ASCOR directors (voting together as a single class). Holders of ASCOR Common Stock are entitled to elect two directors and any additional directors (the ASCOR Board of Directors is currently fixed at five directors) would be elected by the holders of ASCOR Common Stock and ASCOR Preferred Stock voting together as a single class.

General

         Voting on the election of directors is cumulative. Upon liquidation, the holders of ASCOR Common Stock are entitled to share ratably in the entire net assets of ASCOR remaining available for distribution of shareholders after payment of all liabilities and after payment of such liquidation preferences as are provided to ASCOR Preferred Shares. All outstanding shares of ASCOR are validly issued, fully paid and nonassessable.

         Pursuant to the terms of the Reorganization Agreement it is a condition of the obligation of Giga-tronics to consummate the Merger that all holders of ASCOR Preferred Stock tender their shares of ASCOR Preferred Stock at the closing accompanied by the Tender Instructions, in the form of Annex I hereto, thereby agreeing to accept Giga-tronics Common Stock in exchange for such shares in the amounts provided by the terms of the Reorganization Agreement and waiving any rights to additional or different consideration as may be provided by the ASCOR Articles of Incorporation. See "The Reorganization Agreement and Related Agreements - The Reorganization Agreement - Conditions to the Merger."

                                  SECTION XIII

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                            OF GIGA-TRONICS AND ASCOR

         ASCOR is incorporated under California corporate law. Upon consummation of the Merger, the shareholders of ASCOR will become shareholders of Giga-tronics, a corporation also incorporated under the California corporate law. Accordingly, there are no differences in the laws governing ASCOR and Giga-tronics. Except for the rights and preferences afforded to ASCOR Preferred Stock (See 'DESCRIPTION OF GIGA-TRONICS AND ASCOR SECURITIES - ASCOR - ASCOR Preferred Stock") there are no material differences between the rights and obligations of ASCOR Shareholders and Giga-tronics Shareholders.

                                   SECTION XIV

                              SHAREHOLDER PROPOSALS

         The next shareholder's meeting for Giga-tronics will be the 1996 Annual Meeting on Tuesday, August 6, 1996. Giga-tronics Shareholders' proposals must be directed to the Company Secretary of Giga-tronics and received no later than June 25, 1996 to be considered for inclusion in the Proxy Statement and form of proxy for the 1996 Annual Meeting of Shareholders.

                                   SECTION XV

                                     EXPERTS

         The financial statements and schedules of Giga-tronics Incorporated and ASCOR, Inc. as of March 30, 1996, and for each of the three years then ended, included in this Joint Proxy Statement/Prospectus have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their reports appearing elsewhere herein, and are included in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

         It is expected that representatives from KPMG Peat Marwick LLP will be present at the Special Meeting to respond to appropriate questions of shareholders and to make a statement if they desire.

                                   SECTION XVI

                                  LEGAL MATTERS

         The validity of the shares of Giga-tronics Incorporated to be issued in connection with the Merger will be passed upon by Brobeck, Phleger and Harrison in San Francisco, California.

                                  SECTION XVII

                      OTHER BUSINESS AT THE SPECIAL MEETING


         The Board of Directors knows of no other business which will be presented for consideration at the Special Meeting of Giga-tronics Shareholders other than as stated in the Notice of Special Meeting of Shareholders. However, if any other matters are properly brought before the Special Meeting or any adjournment thereof (as long as those matters are the subject of the meeting or incidental to the meeting), the proxy holders will have the discretionary authority to vote the shares they represent in accordance with their best judgment.

                                   ANNEX A

                          Giga-tronics, Incorporated

                             Financial Statements

INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Giga-tronics Incorporated:



         We  have  audited  the  accompanying  balance  sheets  of  Giga-tronics
Incorporated as of March 30, 1996, and March 25, 1995, and the related statements of operations, shareholders' equity and cash flows for the fifty-three week period ended March 30, 1996, and for each of the fifty-two week periods in the two-year period ended March 25, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Giga-tronics Incorporated as of March 30, 1996, and March 25, 1995, and the results of its operations and its cash flows for the fifty-three week period ended March 30, 1996, and for each of the fifty-two week periods in the two-year period ended March 25, 1995, in conformity with generally accepted accounting principles.




                                               /s/

                                               KPMG Peat Marwick LLP



San Jose, California
April 18, 1996
except as to note 10, which is as of May 2, 1996


                                 Balance Sheets

- ----------------------------------------------------------------------------------------------------

YEARS ENDED                                                                 MARCH 30,      MARCH 25,
(IN THOUSANDS, EXCEPT SHARE DATA)                                                1996           1995

Assets
Current Assets
Cash and cash equivalents                                                    $  5,772     $   2,137
Investments                                                                     5,013         3,631
Trade accounts receivable, less allowance for doubtful
    accounts of $222 and $32, respectively                                      2,715         3,524
Inventories                                                                     4,660         6,701
Prepaid expenses                                                                  188           588
Deferred income taxes                                                           1,185           868
                                                                             --------     ---------
    Total current assets                                                       19,533        17,449

Property and Equipment
Machinery and equipment                                                         6,518         6,095
Office furniture and fixtures                                                     322           411
Leasehold improvements                                                            103            93
                                                                             --------     ---------
                                                                                6,943         6,599
Accumulated depreciation and amortization                                      (5,185)       (4,212)
                                                                             ---------    ----------

    Net property and equipment                                                  1,758         2,387
Patents and licenses                                                            1,590         2,150
Other assets                                                                      146           239
                                                                             --------     ---------
Total assets                                                                 $ 23,027     $  22,225
                                                                             ========     =========

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable                                                             $  1,540     $   1,477
Accrued commissions                                                               156           318
Accrued payroll and benefits                                                      474           778
Accrued warranty                                                                  480           417
Accrued earnout payment                                                           393           472
Accrued expenses                                                                  660           745
                                                                             --------     ---------
    Total current liabilities                                                   3,703         4,207
Deferred income taxes                                                             223            --
                                                                             --------     ---------
Total liabilities                                                               3,926         4,207

Commitments and contingencies                                                      --            --
Shareholders' Equity
Convertible preferred stock of no par value;
    1,000,000 shares authorized; no shares
    outstanding in 1996 and 1995                                                   --            --
Common stock of no par value;
    40,000,000 shares authorized;
    2,602,420 shares in 1996 and 2,569,920
    shares in 1995 issued and outstanding                                       7,925         7,773
Unrealized loss on securities                                                     (47)          (77)
Retained earnings                                                              11,223        10,322
                                                                             --------     ---------
Total shareholders' equity                                                     19,101        18,018
                                                                             --------     ---------
Total liabilities and shareholders' equity                                   $ 23,027     $  22,225
                                                                             ========     =========

See accompanying notes to financial statements.

                           Giga-tronics, Incorporated
                            Statements of Operations

- ----------------------------------------------------------------------------------------------------
                                                         53 WEEKS ENDED          52 WEEKS ENDED
                                                         --------------     ------------------------
                                                              MARCH 30,     MARCH 25,      MARCH 26,
(IN THOUSANDS, EXCEPT PER SHARE DATA)                              1996          1995           1994

Net sales                                                     $  24,898      $ 21,937      $  19,890
Cost of sales                                                    15,616        15,019         11,947
                                                              ---------      --------      ---------
    Gross profit                                                  9,282         6,918          7,943
                                                              ---------      --------      ---------
Product development expense                                       2,512         2,700          2,569
Selling, general and administrative expenses                      5,488         6,104          4,984
                                                              ---------      --------      ---------
    Operating expenses                                            8,000         8,804          7,553
                                                              ---------      --------      ---------
    Net operating income (loss)                                   1,282        (1,886)           390
Amortization of intangibles                                        (560)         (560)          (410)
Interest income, net                                                323           226            313
Other income                                                        157            --             --
                                                              ---------      --------      ---------
    Earnings (loss) before income taxes                           1,202        (2,220)           293
Provision for income taxes (benefit)                                301          (644)            62
                                                              ---------      ---------     ---------
Net earnings (loss)                                           $     901      $ (1,576)     $     231
                                                              =========      =========     =========

Net earnings (loss) per share of common stock                 $    0.34      $  (0.61)     $    0.09
                                                              =========      =========     =========

Weighted average common shares outstanding                        2,639         2,570          2,570
                                                              =========      ========      =========


See accompanying notes to financial statements.

                           Giga-tronics, Incorporated

                       Statement of Shareholders' Equity

- ---------------------------------------------------------------------------------------------------------------
                                                COMMON STOCK                         UNREALIZED
(IN THOUSANDS, EXCEPT SHARE DATA)          -----------------------    RETAINED         LOSS  ON
                                            SHARES        AMOUNT      EARNINGS       SECURITIES           TOTAL


Balances as of March 27, 1993            2,569,920    $    7,773     $  11,667        $     --       $   19,440
Net earnings                                   --            --            231              --              231
                                         ---------    ----------     ---------        ---------      ----------
Balances as of March 26, 1994            2,569,920         7,773        11,898              --           19,671
Unrealized loss on securities net
      of income tax credit of $41              --            --           --                (77)            (77)
Net loss                                       --            --         (1,576)             --           (1,576)
                                         ---------    ----------     ---------        ---------      ----------
Balances as of March 25, 1995            2,569,920         7,773        10,322              (77)         18,018

Repurchase of stock                        (12,500)          (94)                                           (94)
Exercise of stock options                   45,000           246           --               --              246
Unrealized gain on investments
      net of income tax expense of $16         --            --            --                30              30
Net earnings                                   --            --            901              --              901
                                         ---------    ----------     ---------        ---------      ----------
Balances as of March 30, 1996            2,602,420    $    7,925     $  11,223        $     (47)     $   19,101
                                         =========    ==========     =========        =========      ==========


See accompanying notes to financial statements.

                           Giga-tronics, Incorporated

                            Statements of Cash Flows

- ---------------------------------------------------------------------------------------------------
                                                         53 WEEKS ENDED          52 WEEKS ENDED
                                                         --------------     -------------------
(IN THOUSANDS)                                                MARCH 30,      MARCH 25,    MARCH 26,
                                                                   1996          1995          1994
Cash flows from operations:
Net earnings (loss)                                           $     901      $ (1,576)    $     231
Adjustments to reconcile net earnings (loss) to
    net cash provided by (used in) operations:
        Depreciation and amortization                             1,608         1,527         1,263
        Deferred income taxes, net                                  (94)         (296)         (119)
        Changes in operating assets and liabilities
        Trade accounts receivable                                   809          (126)          410
        Inventories                                               2,041           625        (2,104)
        Prepaid expenses                                            400          (434)          111
        Accounts payable                                             63           (68)           (3)
        Accrued commissions                                        (162)          (45)           97
        Accrued payroll and benefits                               (304)          237          (181)
        Accrued warranty                                             63            55            38
        Accrued earnout and other expenses                         (164)          292          (506)
        Income taxes payable                                        --            (33)         (169)
                                                              ---------      --------     ---------
        Net cash provided by (used in) operations                 5,161           158          (932)
                                                              ---------      --------     ---------

Cash flows from investing activities:
Patents and licenses, other assets                                   30           (31)         (335)
Purchases of investments                                         (1,352)          --         (3,749)
Acquisitions                                                         --           --         (1,123)
Additions to property and equipment                                (356)         (670)         (673)
                                                              ----------     --------     ---------
    Net cash used in investing activities                        (1,678)         (701)       (5,880)
                                                              ----------     --------     ---------

Cash flows from financing activities:
Issuance of common stock                                            246           --             --
Repurchase of common stock                                          (94)          --             --
                                                              ----------     --------     ---------
    Net cash provided by financing activities                       152           --             --
                                                              ---------      --------     ---------

Increase (decrease)  in cash and cash equivalents                 3,635          (543)       (6,812)
Beginning cash and cash equivalents                               2,137         2,680         9,492
                                                              ---------      --------     ---------
Ending cash and cash equivalents                              $   5,772      $  2,137     $   2,680
                                                              =========      ========     =========

Supplementary disclosure of cash flow information:
Cash paid for income taxes                                    $     340      $    255     $      22
                                                              =========      ========     =========


See accompanying notes to financial statements.

                           Giga-tronics, Incorporated

                         Notes to Financial Statements

   1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Operations The Company designs, manufacturers and markets microwave and radio frequency (RF) signal generation and power measurement instruments. The market for the Company is the test and measurement industry. These products are used primarily in the design, production, repair and maintenance of wireless communications, radar and electronic warfare systems. The Company has no foreign operations, and all non-U.S. sales are made in U.S. dollars, and therefore there is no currency risk on these transactions.

         Use of Estimates Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

         Revenue Recognition Revenues are recognized when products are shipped. Interest income is recognized when earned.

         Cash Equivalents For purposes of the accompanying statements of cash flows, the Company considers all highly liquid debt instruments with maturity dates of 90 days or less from date of purchase to be cash equivalents.

         Inventories Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

         Property and Equipment Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the respective improvements or the lease term.

         Income Taxes The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes an asset and liability approach that results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactment of changes in tax laws or rates.

         Patents and Licenses Patents and licenses are being amortized using the straight-line method over periods of five to seven years. As of March 30, 1996 and March 25, 1995, accumulated amortization on patents and licenses was $1,741,000 and $1,180,000, respectively.

         Earnings (Loss) Per Share Earnings (loss) per common and common equivalent share is based on the weighted average number of shares of common stock and dilutive common stock equivalent shares outstanding during the year.
         Investments During fiscal 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The effect of adopting FAS 115 was not material to the Company's financial position. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. The Company's investments have been classified as available-for-sale securities and are reported at fair value. Unrealized gains and losses have been reported as a separate component of shareholders' equity.

         Concentration of Credit Risk and Financial Instruments Financial instruments, which potentially subject the Company to credit risk, consist principally of investments and trade accounts receivable. The Company's investments consist principally of variable and fixed rate bonds issued by state and local governmental agencies. The Company individually evaluates the creditworthiness of its customers and generally does not require collateral or other security. Historically, the Company has not incurred any significant credit related losses.

         Fair Market Value of Financial Instruments The carrying amount for the Company's trade accounts receivable, accounts payable and other accrued expenses approximates fair market value because of the short maturity of these financial instruments.

         Recent Accounting Pronouncements In October, 1995 the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option

                           Giga-tronics, Incorporated

                         Notes to Financial Statements

         and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements.

         The Company expects to continue to use the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its financial statements for fiscal 1997, the Company will make the required pro forma disclosures in a footnote to the financial statements. SFAS No. 123 is not expected to have a material effect on the Company's results of operations or financial position.

   2     CASH, CASH EQUIVALENTS AND INVESTMENTS

         Cash and cash equivalents consist of bank and money market accounts, variable and fixed rate bonds, and fixed rate municipal notes which are stated at cost. Investments consist of municipal notes and bonds and U.S. Treasury Bills of varying maturities. The cash equivalents and investments mature or are marketable within 30 days, thus being available for current operating cash needs. As of March 30, 1996, the interest rates on cash, cash equivalents and investments ranged from 3.5% to 6.6%.

         As of March 30, 1996 and March 25, 1995, the Company had $3,822,000 and $4,249,000, respectively, invested in variable and fixed rate bonds and fixed rate notes issued by governmental agencies. The portfolio is diversified, consisting of five and six different governmental agencies located in various geographic regions of the United States as of March 30, 1996 and March 25, 1995, respectively.

   3     ESTIMATED VALUE OF INVESTMENTS

         Certain cash equivalents and all investments have been classified as available-for-sale securities, and as of March 30, 1996 consisted of the following.

- --------------------------------------------------------------------------------------------------
         MARCH 30, 1996
         (IN THOUSANDS)                                       AVAILABLE-FOR-SALE SECURITIES
                                          --------------------------------------------------------
                                                             GROSS         GROSS         ESTIMATED
                                                        UNREALIZED    UNREALIZED              FAIR
                                                COST         GAINS        LOSSES             VALUE
                                          --------------------------------------------------------
           U.S. Treasury Bills             $     429      $      1      $     --         $     430
           U.S. Treasury Notes                   498            --             1               497
           Municipal securities                4,158            --            72             4,086
                                           ---------      --------      --------         ---------
                 Total debt securities     $   5,085      $      1      $     73         $   5,013
                                           =========      ========      ========         =========

         There were no realized gains (losses) on sales of available-for-sale securities in fiscal 1996. Unrealized losses on available-for-sale securities are included as a separate component of shareholders' equity net of a tax benefit of $25,000.

         The Company's investments are classified as follows:

- --------------------------------------------------------------------------------------------------
                                                                                         MARCH 30,
                                                                                              1996
         Short-term investments                                                          $   5,013
                                                                                         =========

         The amortized cost and estimated fair value of debt securities as of March 30, 1996 are shown below, by contractual maturity.

- --------------------------------------------------------------------------------------------------
         MARCH 30, 1996
         (IN THOUSANDS)                                                         AVAILABLE-FOR-SALE
                                                                       ---------------------------
                                                                                         ESTIMATED
                                                                                              FAIR
                                                                            COST             VALUE
                                                                       ---------------------------
         Due in 90 days or less                                         $  2,689         $   2,693
         Due after 90 days through one year                                2,396             2,320
                                                                        --------         ---------
                                                                        $  5,085         $   5,013
                                                                        ========         =========

         Certain cash equivalents and all investments have been classified as available-for-sale securities, and as of March 25, 1995 consisted of the following.

- --------------------------------------------------------------------------------------------------
         MARCH 25, 1995
         (IN THOUSANDS)                                       AVAILABLE-FOR-SALE SECURITIES
                                          --------------------------------------------------------
                                                             GROSS         GROSS         ESTIMATED
                                                        UNREALIZED    UNREALIZED              FAIR
                                                COST         GAINS        LOSSES             VALUE
                                          --------------------------------------------------------
           Municipal securities                4,249            --           118             4,131
                                           ---------      --------      --------         ---------
                 Total debt securities     $   4,249      $     --      $    118         $   4,131
                                           =========      ========      ========         =========

         There were no realized gains (losses) on sales of available-for-sale securities in fiscal 1995. Unrealized losses on available-for-sale securities are included as a separate component of shareholders' equity net of a tax benefit of $41,000.

         The Company's investments are classified as follows:

- --------------------------------------------------------------------------------------------------
                                                                                         MARCH 25,
                                                                                              1995
         Cash equivalents                                                                $     500
         Short-term investments                                                              3,749
                                                                                         ---------
                                                                                         $   4,249
                                                                                         =========

                           Giga-tronics, Incorporated

                         Notes to Financial Statements

   4     SALES TO SIGNIFICANT CUSTOMERS AND EXPORT SALES

         Sales on contracts with offices and agencies of the U.S. government accounted for 31%, 26%, and 27% of the Company's sales in fiscal 1996, 1995 and 1994, respectively. Export sales accounted for 27%, 20%, and 23% of the Company's sales in fiscal 1996, 1995 and 1994, respectively. The disaggregated listing of export sales by geographical area is shown below.

- -----------------------------------------------------------------------------------------------------
         YEARS ENDED                                          MARCH 30,     MARCH 25,       MARCH 26,
         (IN THOUSANDS)                                            1996          1995            1994
         Americas                                             $  935        $  337           $1,013
         Europe                                                2,354         1,441            1,422
         Asia                                                  2,833         2,357            1,776
         Rest of World                                           669           323              333
                                                              ------        ------            -----
                                                              $6,791        $4,458           $4,544
                                                              ======        ======           ======

   5     INVENTORIES

- --------------------------------------------------------------------------------------------------
                                                                       MARCH 30,         MARCH 25,
         (IN THOUSANDS)                                                     1996              1995

         Raw materials                                                  $  1,705         $   2,489
         Work-in-progress                                                  2,022             3,347
         Finished goods                                                      933               865
                                                                        --------         ---------
                                                                        $  4,660         $   6,701
                                                                        ========         =========

   6     SELLING EXPENSES

         Selling expenses consist primarily of commissions paid to various marketing agencies. Commission expense totaled $1,598,000, $1,564,000, and $1,420,000 in fiscal 1996, 1995 and 1994, respectively. Advertising costs totaled $583,000, $663,000, and $520,000 for fiscal 1996, 1995 and 1994, respectively.

   7     INCOME TAXES

         Following are the components of the provision for income taxes:

- -----------------------------------------------------------------------------------------------------
         YEARS ENDED                                          MARCH 30,     MARCH 25,       MARCH 26,
         (IN THOUSANDS)                                            1996          1995            1994
         Current:
              Federal                                         $     319     $    (307)       $    114
              State                                                  91            --              67
                                                              ---------     ---------        --------
                                                                    410          (307)            181

         Deferred:
              Federal                                              (104)         (337)           (154)
              State                                                  (5)          --               35
                                                              ---------     ---------        --------
                                                                   (109)         (337)           (119)
                                                              ---------     ---------        --------

         Provision for income taxes (benefit)                 $     301     $    (644)       $     62
                                                              =========     =========        ========

                           Giga-tronics, Incorporated
                         Notes to Financial Statements


         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

- -------------------------------------------------------------------------------------------------
         YEARS ENDED                                                     MARCH 30,      MARCH 25,
         (IN THOUSANDS)                                                       1996           1995
         Current tax assets, net                                           $ 1,185        $   868
         Noncurrent tax liabilities, net                                      (223)            --
                                                                           -------        -------
         Net deferred taxes                                                $   962        $   868
                                                                           =======        =======

         Future state tax effect                                           $    29        $  (133)
         Allowance for doubtful accounts                                        96             14
         Fixed asset depreciation                                             (223)           (91)
         Inventory reserves and additional costs capitalized                 1,059            936
         Inventory purchase accounting difference                               --            (11)
         Deferred revenue                                                       71             58
         Alternative minimum federal tax credit carryforward                    16             47
         Accrued vacation                                                       92            118
         Accrued warranty                                                      170            152
         Other accrued liabilities                                              59            130
         General business credit carryforward                                  115            184
         State net operating loss carryforward                                  --             37
         Unrealized loss on equity securities                                   25             --
         Valuation allowances                                                 (547)          (573)
                                                                           -------        -------
                                                                           $   962        $   868
                                                                           =======        =======

                                      A-9

                           Giga-tronics, Incorporated

                         Notes to Financial Statements

         Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate to pretax income as a result of the following:

- ------------------------------------------------------------------------------------------------
YEARS ENDED                                 MARCH 30,            MARCH 25,           MARCH 26,
(IN THOUSANDS, EXCEPT PERCENTAGES)               1996                 1995                1994

Statutory federal income tax             $ 409       34%     $(755)    (34.0)%    $  99     34.0%
Beginning of year change in deferred
    tax asset valuation allowance          (26)    (2.2)       236      10.6         --     --
State income tax, net of
    federal benefit                         56      4.7         --      --           68     23.1
Nontax deductible expenses                  20      1.6         34       1.5         --     --
Interest income exempt
    from federal tax                       (52)    (4.3)       (66)     (3.0)       (92)   (31.4)
Tax credits                               (106)    (8.8)      (122)     (5.5)       (27)    (9.3)
Other                                       --       --         29       1.3         14      6.2
                                         -----    -----      -----     -----      -----    -----
Effective income tax                     $ 301       25%     $(644)    (29.1)%    $  62     22.6%
                                         =====    =====      =====     =====      =====    =====


   8     STOCK OPTION AND EMPLOYEE BENEFIT PLANS

         Stock Option Plans In March 1990, the Company established a stock option plan which provided for the granting of up to 300,000 shares of common stock at 100% of fair market value at the date of grant, with each grant needing approval by the Board of Directors of the Company. Options granted vest in one or more installments as set forth in the option agreement and must be exercised while the grantee is employed by the Company or within a certain period after termination of employment. Options granted to employees shall not have terms in excess of 10 years from the grant date. In May 1994, the Company amended the 1990 Stock Option Plan to allow the total number of shares of common stock available for issuance to be increased by 100,000 shares to 400,000 shares. During fiscal 1995, the Company offered option holders the opportunity to have outstanding options repriced to current fair value, with the related vesting period starting over. The Company cancelled and reissued (repriced) 77,900 options pursuant to the repricing. Options granted vest in annual installments and must be exercised while the grantee is employed by the Company, or within a certain period after termination of employment. During fiscal 1996, 45,000 options were exercised. As of March 30, 1996, the total number of shares of common stock available for issuance is 355,000. As of March 30, 1996, 157,900 options for shares have been granted, all of which have a term of 5 years.
                  Holders of options may be granted stock appreciation rights which entitle them to surrender outstanding options for a cash distribution under certain changes in ownership of the Company, as defined in the stock option plan.

                           Giga-tronics, Incorporated

                          Notes to Financial Statements


         Following is a summary of stock option activity:

- ---------------------------------------------------------------------------------------------------
                                                                          SHARES       OPTION PRICE
Outstanding as of March 27, 1993                                         361,000          5.50-8.50
    Cancelled                                                            (41,750)         5.88-8.50
    Granted                                                               30,000               6.25
                                                                        --------
Outstanding as of March 26, 1994                                         349,250          5.50-8.50

    Cancelled                                                           (260,900)         5.50-8.50
    Granted                                                              124,800          4.00-5.50
                                                                        --------
Outstanding as of March 25, 1995                                         213,150          4.00-7.25
    Exercised                                                            (45,000)         4.00-5.87
    Cancelled                                                            (37,250)         4.00-7.25
     Granted                                                              27,000               7.75
                                                                        --------
Outstanding as of March 30, 1996                                         157,900          4.00-7.75
                                                                        ========

         As  of  March  30,  1996,   options  to  purchase  48,350  shares  were
exercisable at prices ranging from $4.00 to $7.00 per share.

401(k) Plan The Company has adopted a 401(k) plan which covers substantially all employees. Participants may make voluntary contributions to the plan up to 15% of their defined compensation. The Company is required to match 50% of the first 5% contributed by plan participants. The Company added a discretionary match of 20% of the first 5% contributed by plan participants for calendar 1995. Participants vest ratably in the Company contribution over a four-year period. Company contributions to the plan for fiscal 1996, 1995, and 1994 were approximately $127,000, $101,100, and $86,800, respectively.

                                   ANNEX A

                          Giga-tronics, Incorporated

                             Financial Statements

                           Giga-tronics, Incorporated

                          Notes to Financial Statements

   9              COMMITMENTS AND CONTINGENCIES

         On December 6, 1993, the Company entered into an agreement to lease a 47,300 square foot facility located in San Ramon, California, for a period of 10 years commencing April 15, 1994, and ending April 14, 2004. On June 22, 1995, the Company renegotiated the lease. The revised expiration date is December 31, 2006. The facility accommodates all of the Company's present operations. The future minimum lease payments are shown below:

- ------------------------------------------------------------------------------------
         FISCAL YEARS
         1997                                                           $    561,737
         1998                                                                568,368
         1999                                                                568,368
         2000                                                                625,678
         2001                                                                630,888
         Remaining six years                                               3,858,742
                                                                        ------------
                                                                        $  6,813,781
                                                                        ============

         The aggregate rental expense was $637,000, $568,000 and $595,000 in fiscal 1996, 1995 and 1994, respectively.

         The Company maintains a $2,000,000 line of credit collateralized by all of the Company's assets. This line of credit bears interest at prime plus 2.25% and expires on July 31, 1996. As of March 30, 1996, none of this line has been utilized.

   10    SUBSEQUENT EVENT

         On May 2, 1996 the Company entered into an agreement to merge with ASCOR, Inc., a private company that designs, manufactures and markets a line of switching and connecting devices. The merger will be accounted for as a pooling-of-interests. Accordingly the historical accounts of ASCOR will be combined with those of the Company as if they had always been merged. The merger is expected to be effective in June 1996. The merger is subject to final approval of the transaction by Giga-tronics and ASCOR shareholders.

         If the merger had been effective as of March 30, 1996 revenues, net earnings (loss) and earnings (loss) per share would have been as follows:

                                                               1996           1995            1994
                                                               ----           ----            ----
         Revenues (000's)                                 $    30,811    $    25,969    $    23,467
         Net earnings (loss) (000's)                            1,865           (867)         1,305
         Earnings (loss) per share                        $      0.55    $     (0.26)   $      0.40

                           Giga-tronics, Incorporated

                          Information for Shareholders


Summary of Operations:
- ----------------------------------------------------------------------------------------------------------
                                       53 WEEKS ENDED                    52 WEEKS ENDED
                                       --------------    -------------------------------------------------
                                            MARCH 30,    MARCH 25,     MARCH 26,    MARCH 27,    MARCH 28,
(IN THOUSANDS)                                   1996         1995          1994         1993         1992
Net sales                                    $ 24,898     $ 21,937     $  19,890     $ 23,085     $ 16,181
Gross profit                                    9,282        6,918         7,943        9,287        5,503
Operating expenses                              8,000        8,804         7,553        7,367        4,847
Interest income, net                              323          226           313          244          414
Earnings (loss) before income taxes             1,202       (2,220)          293        1,954        1,070
Net earnings (loss)                               901       (1,576)          231        1,327          878
Net earnings (loss) per share                $   0.34     $  (0.61)    $    0.09     $   0.52     $   0.34


Financial Position:
- ----------------------------------------------------------------------------------------------------------
                                       53 WEEKS ENDED                    52 WEEKS ENDED
                                       --------------    -------------------------------------------------
                                            MARCH 30,    MARCH 25,     MARCH 26,    MARCH 27,    MARCH 28,
(IN THOUSANDS, EXCEPT RATIO)                     1996         1995          1994         1993         1992
Current ratio                                     5.3          4.1           4.8          4.9         11.7
Working capital                              $ 15,830     $ 13,242     $  14,209     $ 15,370     $ 16,588
Total assets                                   23,027       22,225        23,580       23,597       19,817
Shareholders' equity                           19,101       18,018        19,671       19,440       18,113
Shares of common stock                          2,602        2,570         2,570        2,570        2,570


Percentage Data:
- ----------------------------------------------------------------------------------------------------------
                                       53 WEEKS ENDED                       52 WEEKS ENDED
                                       --------------    -------------------------------------------------
                                            MARCH 30,    MARCH 25,     MARCH 26,    MARCH 27,    MARCH 28,
                                                 1996         1995          1994         1993         1992
Percent of net sales:
      Gross profit                              37.3%         31.5%        39.9%        40.2%        34.0%
      Operating expenses                        32.1          40.1         38.0         31.9         30.0
      Interest income, net                       1.3           1.0          1.6          1.1          2.6
      Earnings (loss) before income taxes        4.8         (10.1)         1.5          8.5          6.6
      Net earnings (loss)                        3.6          (7.2)         1.2          5.7          5.4

                                      A-13

                           Giga-tronics, Incorporated
                          Information for Shareholders

Quarterly Financial Information (Unaudited)
- ----------------------------------------------------------------------------------------------------
(IN THOUSANDS EXCEPT PER SHARE DATA)                                    1996
                                                ----------------------------------------------------

                                                FIRST      SECOND       THIRD     FOURTH        YEAR
Net sales                                    $  6,261    $  6,212    $  6,171   $  6,254    $ 24,898
Gross profit                                    2,285       2,314       2,264      2,419       9,282
Operating expenses                              2,112       2,036       1,862      1,990       8,000
Interest income, net                               52          76          91        104         323
Earnings before income taxes                      157         287         360        398       1,202
Net earnings                                      118         215         270        298         901
Net earnings per share                       $   0.05    $   0.08    $   0.10   $   0.11    $   0.34
Shares of common stock                          2,570       2,570       2,570      2,602       2,602

- ----------------------------------------------------------------------------------------------------

(IN THOUSANDS EXCEPT PER SHARE DATA)                                    1995
                                                ----------------------------------------------------

                                                FIRST      SECOND       THIRD     FOURTH        YEAR
Net sales                                    $  5,547    $  5,606    $  5,853   $  4,931    $ 21,937
Gross profit                                    2,205       2,103       2,298        312       6,918
Operating expenses                              1,954       1,858       2,033      2,959       8,804
Interest income, net                               35          52          48         91         226
Earnings (loss) before income taxes               147         157         173     (2,697)     (2,220)
Net earnings (loss)                                93         102         129     (1,900)     (1,576)
Net earnings (loss) per share                $   0.04    $   0.04    $   0.05   $  (0.74)   $  (0.61)
Shares of common stock                          2,570       2,570       2,570      2,570       2,570


Common Stock Market Prices

The Company's common stock is traded over the counter on NASDAQ/NMS National Market System using the symbol "GIGA." The number of record holders of the Company's common stock as of March 30, 1996 exceeded 300. The table below shows the high and low closing bid quotations for the common stock during the indicated fiscal periods.

                                              1996        HIGH    LOW          1995         HIGH    LOW
                                          ----------------------------      ----------------------------
First Quarter                             (3/26-6/24)     7-7/8  6          (3/27-6/25)    7-1/4   5-7/8
Second Quarter                            (6/25-9/30)    10-1/2  6-3/4      (6/26-9/24)    6       4-3/4
Third Quarter                             (10/1-12/30)    9      6-7/8      (9/25-12/24)   6-3/8   5
Fourth Quarter                            (12/31-3/30)    8      6-5/8      (12/25-3/25)   6-3/16  4

                                    ANNEX B

                                     ASCOR

                                   FINANCIAL

                                   STATEMENTS

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders

ASCOR Incorporated:

We have audited the accompanying balance sheets of ASCOR Incorporated (the Company) as of March 31, 1996, and 1995, and the related statements of operations, shareholders' deficit and cash flows for the each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 14 to these financial statements, the Company is expected to merge with Giga-tronics Incorporated, a publicly held company, early in fiscal year 1997, subject to final approval of the transaction by Giga-tronics and ASCOR shareholders.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASCOR Incorporated as of March 31, 1996, and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with generally accepted accounting principles.





                                                     KPMG Peat Marwick LLP

San Jose, California
April 25, 1996
except as to note 14, which is as of May 2, 1996

                                  ASCOR, Inc.

                                Balance Sheets

- --------------------------------------------------------------------------------
                                                            March 31,  March 31,
(In thousands, except share data)                              1996       1995
Assets
Current Assets
Cash and cash equivalents                                    $   151    $ 1,065
Investments                                                      300        200
Trade accounts receivable, less allowance for doubtful
    accounts of $13 and $0, respectively                         943        400
Inventories                                                    1,633      1,704
Prepaid expenses                                                  40         25
Deferred income taxes                                            120         --
                                                             -------    -------
    Total current assets                                       3,187      3,394

Property and Equipment
Machinery and equipment                                          759        520
Office furniture and fixtures                                    196        162
Leasehold improvements                                             3          3
                                                             -------    -------
                                                                 958        685
Accumulated depreciation and amortization                       (594)      (484)
                                                             -------    -------
    Net property and equipment                                   364        201

Deposits                                                           6          6
                                                             -------    -------
Total assets                                                 $ 3,557    $ 3,601
                                                             =======    =======

Liabilities and Shareholders' Equity
Current Liabilities
Line of credit                                               $    55    $    --
Accounts payable                                                 380         96
Accrued commissions                                              121         --
Accrued payroll and benefits                                     192        107
Accrued warranty                                                 100         50
Accrued expenses                                                 176        150
Current obligation under capital lease                            10          9
Notes payable                                                    730        811
Customer advances                                                 --      1,453
Income taxes payable                                              47         20
Redeemable Preferred Stock--Series A                           1,101        633
Redeemable Preferred Stock--Series B                             998        574
Redeemable Preferred Stock--Series C                             499        287
                                                             -------    -------
    Total current liabilities                                  4,409      4,190
Obligation under capital lease, less current obligation           30         40
                                                             -------    -------
Total liabilities                                              4,439      4,230

Commitments and contingencies                                     --         --
Redeemable Preferred Stock
Series A of no par value;  2,553,192 shares
    authorized; 2,340,425 shares issued
    and outstanding in 1996 and 1995                             358        716
Series B of no par value;  2,000,000 shares
    authorized; 2,000,000 shares issued
    and outstanding in 1996 and 1995                             325        649
Series C of no par value;  1,159,091 shares
    authorized; 909,091 shares issued
    and outstanding in 1996 and 1995                             161        323
Shareholders' Deficit
Common stock of no par value;
    30,000,000 shares authorized;
    3,947,375 shares in 1996 and 3,773,875
    shares in 1995 issued and outstanding                         86         74
Retained deficit                                              (1,812)    (2,391)
                                                             -------    -------
Total shareholders' deficit                                   (1,726)    (2,317)
                                                             -------    -------
Total liabilities and shareholders' deficit                  $ 3,557    $ 3,601
                                                             =======    =======

See accompanying notes to financial statements.

                                  ASCOR, Inc.

                            Statement of Operations

- --------------------------------------------------------------------------------
Years Ended                                      March 31,  March 31,  March 31,
(In thousands, except per share data)               1996       1995       1994
Net sales                                         $ 5,913    $ 4,032    $ 3,577
Cost of sales                                       3,752      2,377      1,974
                                                  -------    -------    -------
    Gross profit                                    2,161      1,655      1,603
                                                  -------    -------    -------

Product development expense                           214        228        130
Selling, general and administrative expenses        1,159        664        462
                                                  -------    -------    -------
    Operating expenses                              1,373        892        592
                                                  -------    -------    -------
    Net operating income                              788        763      1,011

Interest income                                        43         33         --
Interest expense                                      (57)       (52)       (64)
Other income                                            6         17        152
                                                  -------    -------    -------
    Earnings before income taxes                      780        761      1,099

Provision for income taxes (benefit)                  (59)        52         25
                                                  -------    -------    -------
Net earnings                                      $   839    $   709    $ 1,074
                                                  =======    =======    =======

Net earnings per share of common stock            $   .15    $   .12    $   .22
                                                  =======    =======    =======

Weighted average common shares outstanding          3,947      3,774      3,774
                                                  =======    =======    =======

See accompanying notes to financial statements.

                                  ASCOR, Inc.

                       Statement of Shareholders' Deficit

- ---------------------------------------------------------------------------------
                                        Common Stock
Years Ended                             ------------       Retained
(In thousands, except share data)    Shares     Amount     (Deficit)       Total
Balances as of March 31, 1993      3,773,875   $      74   $  (3,654)   $  (3,580)
Accruable Dividends                       --          --        (260)        (260)
Net earnings                              --          --       1,074        1,074
                                   ---------   ---------   ---------    ---------

Balances as of March 31, 1994      3,773,875          74      (2,840)      (2,766)

Accruable Dividends                       --          --        (260)        (260)
Net earnings                              --          --         709          709
                                   ---------   ---------   ---------    ---------

Balances as of March 31, 1995      3,773,875          74      (2,391)      (2,317)

Exercise of stock options            173,500          12          --           12
Accruable Dividends                       --          --        (260)        (260)
Net earnings                              --          --         839          839
                                   ---------   ---------   ---------    ---------

Balances as of March 31, 1996      3,947,375   $      86   $  (1,812)   $  (1,726)
                                   =========   =========   =========    =========

See accompanying notes to financial statements.

                                  ASCOR, Inc.

                            Statements of Cash Flows

- -----------------------------------------------------------------------------------------
Years Ended                                            March 31,    March 31,    March 31,
                                                         1996         1995         1994
Cash flows from operations:
Net earnings                                           $    839     $    709     $  1,074

Adjustments to reconcile net earnings to net
    cash provided by (used in) operations:
        Depreciation                                        114           60           68
        Loss on disposal of assets                           --           --            3
        Deferred income taxes, net                         (120)          --           --

        Changes in operating assets and liabilities
              Trade accounts receivable                    (543)        (118)         435
              Inventories                                    71         (952)        (107)
              Prepaid expenses                              (15)          20            7
              Accounts payable                              284           18         (119)
              Accrued commissions                           121           --           --
              Accrued payroll and benefits                   85           15           (1)
              Accrued warranty                               50            2           48
              Accrued expenses                               26          (78)         181
              Customer advances                          (1,453)         732         (188)
              Deferred revenue                               --           --         (316)
              Income taxes payable                           27           20           --
                                                       --------     --------     --------
        Net cash (used in) provided by operations          (514)         428        1,085
                                                       --------     --------     --------

Cash flows from investing activities:
Purchases of investments                                   (100)        (200)          --
Additions to property and equipment                        (277)         (75)         (65)
                                                       --------     --------     --------
        Net cash used in investing activities              (377)        (275)         (65)
                                                       --------     --------     --------

Cash flows from financing activities:
Proceeds from line of credit                                 55           --           --
Repayment of line of credit                                  --           --          (32)
Principal payments on note payable                          (81)          --          (84)
Principal payment on obligation, capital lease               (9)          (7)          (7)
Proceeds from sale of common stock                           12           --           --
                                                       --------     --------     --------
    Net cash used in financing activities                   (23)          (7)        (123)
                                                       --------     --------     --------

Increase (decrease) in cash and cash equivalents           (914)         146          897
Beginning cash and cash equivalents                       1,065          919           22
                                                       --------     --------     --------
Ending cash and cash equivalents                       $    151     $  1,065     $    919
                                                       ========     ========     ========

Supplementary disclosure of cash flow information:
Cash paid for income taxes                             $ 36,326     $ 14,700     $ 83,300
                                                       ========     ========     ========
Cash paid for interest                                 $ 50,169     $ 51,381     $ 67,424
                                                       ========     ========     ========

Noncash transactions:
Purchases under capital lease obligations                    --           55           --
                                                       ========     ========     ========

See accompanying notes to financial statements.

                                  ASCOR, Inc.

                          Notes to Financial Statements

1        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Description of Operations The Company designs and manufactures modular, computer-based automatic test system equipment used for testing computer assemblies. The Company's customer base is primarily defense related companies located in the United States.

         Use of Estimates Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

         Revenue Recognition The Company receives advances from its major customers for the purchase of inventory and funding of production to fulfill purchase order requirements. Sales are recognized when the products are shipped. In 1996 there were very few advances from customers.

         Cash Equivalents For purposes of the accompanying statements of cash flows, the Company considers all highly liquid debt instruments with maturity dates of 90 days or less from date of purchase to be cash equivalents.

         Investments Investments consist of certificates of deposit with original maturities greater than 90 days.

         Inventories Inventories consist of raw materials and work-in-process and are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

         Property and Equipment Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, which range from 3 to 7 years.

         Capital Leases Assets and liabilities are recorded at amounts equal to the lesser of the present value of the minimum lease payments on the lease obligations or the fair market value of the leased equipment at the beginning of the lease terms. Interest expensed relating to the lease liabilities is recorded to effect a constant rate of interest over the terms of the leases.

         Income Taxes The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes an asset and liability approach that results in the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactment of changes in tax laws or rates.

         Earnings Per Share Earnings per common and common equivalent share is based on the weighted average number of shares of common stock and dilutive common stock equivalent shares outstanding during the year. Net earnings available to common shareholders is reduced by the accruable, but undeclared, dividends due on Series A, Series B, and Series C preferred stock.

         Product Development Costs Product development costs are charged to operations in the year incurred.

         Concentration of Credit Risk and Financial Instruments The Company maintains its cash in commercial checking and money market accounts and certificates of deposit.

         Fair Market Value of Financial Instruments The carrying amount for the Company's investments, trade accounts receivable, accounts payable, notes payable and other accrued expenses approximates fair market value because of the short maturity of these financial instruments.

         Recent Accounting Pronouncements In October, 1995 the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 will be effective for fiscal years beginning after December 15, 1995, and will require that the Company either recognize in its financial statements costs related to its employee stock-based compensation plans, such as stock option and stock purchase plans, or make pro forma disclosures of such costs in a footnote to the financial statements.

                                  ASCOR, Inc.

                          Notes to Financial Statements

         The Company expects to continue to use the intrinsic value-based method of Accounting Principles Board Opinion No. 25, as allowed under SFAS No. 123, to account for all of its employee stock-based compensation plans. Therefore, in its financial statements for fiscal 1997, the Company will make the required pro forma disclosures in a footnote to the financial statements. SFAS No. 123 is not expected to have a material effect on the Company's results of operations or financial position.

2        CASH, CASH EQUIVALENTS AND INVESTMENTS

         Cash and cash equivalents consist of bank accounts and certificates of deposit. The certificates of deposits have maturity dates between 90 and 180 days, maturing in April and May 1996, and bear interest from 5.45% to 5.6%. Certificates of deposit which have original maturities greater than 90 days are considered short-term investments and are stated at cost which approximates market value.

3        SALES TO SIGNIFICANT CUSTOMERS

         The Company had sales to two customers in 1996, three customers in 1995, and three customers in 1994, which amounted to approximately $3,758,000, $3,027,000, and $2,970,000 of gross revenues for the years ended March 31, 1996, 1995, and 1994, respectively.

         Year Ended March 31, 1996             Government Sales   Commercial Sales
         -------------------------             ----------------   ----------------
         Customer A                               $2,836,000                 --
         Customer B                                  922,000                 --
                                                  ----------            ---------
                                                  $3,758,000                 --

         Year Ended March 31, 1995
         -------------------------

         Customer A                               $1,902,000                 --
         Customer C                                  642,000                 --
         Customer D                                  483,000                 --
                                                  ----------            ---------
                                                  $3,027,000                 --

         Year Ended March 31, 1994
         -------------------------


         Customer A                               $1,498,000                 --
         Customer E                                  605,000                 --
         Customer D                                      --               867,000
                                                  ----------            ---------
                                                  $2,103,000             $867,000



4        INVENTORIES

- --------------------------------------------------------------------------------
                                                    March 31,          March 31,
         (In thousands)                               1996               1995
         Raw materials                               $  683             $  430
         Work-in-progress                               950              1,274
                                                     ------             ------
                                                     $1,633             $1,704
                                                     ======             ======

5        SELLING EXPENSES

         Selling expenses consist primarily of commissions paid to various distributors. Commission expense totaled $237,000, $79,000, and $52,000 in fiscal 1996, 1995 and 1994, respectively. Advertising costs totaled $42,000, $28,000, and $2,000 for fiscal 1996, 1995 and 1994, respectively.

6        BANK BORROWINGS

         The Company has a $750,000 line of credit agreement with Imperial Bank that provides for interest at prime plus 1.5% (currently at 9.75%) expiring on January 31, 1997. Borrowing is secured by accounts receivable, inventory and equipment. The balance on the credit line is not to exceed $750,000 or 75% of eligible accounts receivables, whichever is less. (The effective borrowing limit was approximately $750,000 on March 31, 1996.) As a condition of the Company's loan with Imperial Bank, management has agreed to subordinate their present stockholders' debt to Imperial Bank. As of March 31, 1996, the Company had $ 55,000 outstanding under the line of credit agreement.

7        NOTES PAYABLE

         The Company entered into three bridge financing agreements during the period of April, 1991 through December, 1991. All notes are due on demand, provide for interest at 6% per annum and are secured by the assets of the Company. Unpaid interest on the notes payable was approximately $46,645 at the March 31, 1996.

         The notes payable also offer the holders an option to exercise stock warrants issued with each note payable which expire through December, 1996. At March 31, 1996, there were 6,096,545 warrants outstanding at an exercise price of $0.07.

8        OBLIGATION UNDER CAPITAL LEASE

         A summary of the obligation under capital lease is as follows:

                                  ASCOR, Inc.
                          Notes to Financial Statements


- --------------------------------------------------------------------------------
                                                          March 31,   March 31,
                                                            1996        1995
         OCE - Bruning, Inc., payable in monthly
         installments of $1,077 for the first three
         months, then $1,155 for the following
         57 months, including interest at 9.75%
         per annum through August, 1999, secured
         by equipment.                                     $  40       $  49

         Less current obligation                              10           9
                                                           -----       -----

                                                           $  30       $  40
                                                           =====       =====

         The aggregate maturities of the obligation under capital lease for the next four years are as follows:

- --------------------------------------------------------------------------------
         Fiscal Years
         1997                                                               $ 14
         1998                                                                 14
         1999                                                                 14
         2000                                                                  5
                                                                            ----
                                                                              47
         Less amounts representing interest                                   (7)
                                                                            ----
                                                                            $ 40
                                                                            ====

9        INCOME TAXES

         Following are the components of the provision for income taxes:

- -----------------------------------------------------------------------------------
         Years Ended                             March 31,    March 31,   March 31,
         (In thousands)                            1996         1995        1994
         Current:
              Federal                             $   3        $   9       $  17
              State                                  58           43           8
                                                  -----        -----       -----
                                                     61           52          25

         Deferred:
              Federal                              (107)          --          --
              State                                 (13)          --          --
                                                  -----        -----       -----
                                                   (120)          --          --

         Provision for income taxes (benefit)     $ (59)       $  52       $  25
                                                  =====        =====       =====

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows:

                                  ASCOR, Inc.

                         Notes to Financial Statements

- ----------------------------------------------------------------------------------
         Years Ended                                         March 31,   March 31,
         (In thousands)                                        1996        1995
         Current tax assets, net                              $ 120       $  --
                                                              =====       =====

         Future state tax effect                              $  15       $  15
         Allowance for doubtful accounts                          6          --
         Fixed asset depreciation                               (59)        (36)
         Inventory reserves and additional costs capitalized     43         129
         Alternative minimum federal tax credit carryforward     29          25
         Accrued vacation                                        26          17
         Accrued warranty                                        43          22
         General business credit carryforward                    34          34
         Federal, net operating loss carryforward               239         434
         Valuation allowances                                  (256)       (640)
                                                              -----       -----
                                                              $ 120       $  --
                                                              =====       =====

         Income tax expense differs from the amounts computed by applying the U.S. federal income tax rate to pretax income as a result of the following:

- ---------------------------------------------------------------------------------------------
         Years Ended                         March 31,           March 31,        March 31,
         (In thousands)                        1996                1995             1994
         Statutory federal income tax    $ 265      34%     $ 259      34%     $ 374     34%
         Beginning of year change in
         deferred tax asset valuation
         allowance                        (355)    (45.5)    (236)    (31.1)    (357)   (32.4)
         State income tax, net of
         federal benefit                    30       3.8       28       3.7        5       .5
         Nontax deductible expenses          1        .2        1        .2        3       .2
                                         -----     -----    -----     -----    -----
         Effective income tax            $ (59)     (7.5)%  $  52       6.8%   $  25      2.3%
                                         =====     =====    =====     =====    =====    =====

10       STOCK OPTION AND EMPLOYEE BENEFIT PLANS

         Stock Option Plans In June 1988, the Company established a stock option plan which provided for the granting of up to 1,500,000 shares of common stock at 100% of fair market value at the date of grant, with each grant needing approval by the Board of Directors of the Company. Options granted vest in one or more installments as set forth in the option agreement and must be exercised while the grantee is employed by the Company or within a certain period after termination of employment. Options granted to employees shall not have terms in excess of 10 years from the grant date. During fiscal 1996, 173,500 options were exercised. As of March 31,1996, the total number of shares of common stock available for issuance was 612,625. There were no options granted or exercised in the 2 year period ended March 31, 1995. As of March 31, 1996, no options for shares were outstanding.

                                  ASCOR, Inc.

                         Notes to Financial Statements

         Following is a summary of stock option activity:

- ---------------------------------------------------------------------------------
                                                          Shares     Option Price
         Outstanding as of March 31, 1993, 1994, 1995      53,500     $.05 - .07

         Granted                                          120,000      .07
         Exercised                                       (173,500)     .05 - .07
                                                         --------
         Outstanding as of March 31, 1996                      --
                                                         ========

         401(k) Plan The Company has adopted a 401(k) plan which covers substantially all employees. Participants may make voluntary contributions to the plan up to 15% of their defined compensation. The Company is required to match 10% of the amount contributed by plan participants. Participants vest ratably in the Company contribution over a four-year period. Company contributions to the plan for fiscal 1996,1995 and 1994 were approximately $9,231, $5,586, and $ 0, respectively.

11       COMMITMENTS AND CONTINGENCIES

         The Company leases its facilities under an operating lease agreement which expires in January, 1997, with a one-year renewal option. Future minimum lease payments for the operating leases at March 31, 1996 are as follows:

- --------------------------------------------------------------------------------------------------------------
         Fiscal Years
         1997                                                             $   74
         1998                                                                 67
                                                                          ------

                                                                          $  141
                                                                          ======

         Under the lease, the Company is required to pay monthly operating expenses in addition to the monthly rent payments. Rent expense, including related occupancy costs, was approximately $97,757, $93,951, and $89,620 for the years ended March 31, 1996, 1995 and 1994.

12       REDEEMABLE PREFERRED STOCK

         Dividends The holders of each series of preferred stock are entitled to receive cumulative dividends, out of any available funds, accruing quarterly beginning September 30, 1992 of $.047 per share of Series A preferred stock per year, $.05 per share of Series B preferred stock per year, and $.055 per share of Series C preferred stock per year payable in preference and priority to any payment of any dividend on common stock of the Company. As of March 31, 1996, accumulated but undeclared dividends on cumulative Series A, Series B, and Series C preferred stock was approximately $910,000. In 1994, 1995 and 1996, dividends accrued amounted to $260,000 in each year for Series A, B and C preferred stock.

         Conversion Each share of Series A, Series B and Series C preferred stock is convertible into the number of shares of common stock that results from dividing the original issue price by the "conversion price" in effect at that time. As of March 31, 1996, the conversion price was $0.47, $0.50, and $0.55 for Series A, Series B, and Series C preferred stock, respectively. Each share of preferred stock will be automatically converted upon the effectiveness of a registration statement under the Securities Act of 1933, if the public offering is at least $2.75 per share and total proceeds equal or exceed $5,000,000.

         Voting Rights Each share of preferred stock has voting rights equal to its common stock equivalents.

         Liquidation Preference In the event of liquidation, the holders of the Series B preferred and Series C preferred are entitled to receive distributions on a prorata basis, in preference to the holders of the Series A preferred and the holders of common stock.

         Redemption To the extend of legally available funds, the Company shall redeem on each of September 30, 1995, September 30, 1996, and September 30, 1997 one third of the Series A, Series B and Series C preferred shares at the original issue price, plus any accrued but unpaid dividends.

                                  ASCOR, Inc.

                         Notes to Financial Statements

         Warrants In conjunction with an equipment lease agreement signed in 1990 and a facility lease amendment signed in 1992, warrants to purchase 68,409 and 53,364 shares of Series C preferred stock were issued, respectively. These warrants are exercisable at $.55 a share. The warrants granted in 1992 expired in February, 1995. The remaining warrants expire in September, 1997.

         No preferred stock has been redeemed or converted to common stock. Additionally, no dividends have been paid or declared by the Company.

                                     Preferred Stock           Preferred Stock           Preferred Stock
                                        Series A                  Series B                  Series C
                                        --------                  --------                  --------
                                   Shares       Amount       Shares       Amount       Shares       Amount
Balances as of March 31, 1993    2,340,425    $   1,129    2,000,000    $   1,023      909,091    $     510
Accruable Dividends                                 110                       100                        50
                                 ---------    ---------    ---------    ---------    ---------    ---------

Balances as of March 31, 1994    2,340,425        1,239    2,000,000        1,123      909,091          560
Accruable Dividends                                 110                       100                        50
                                 ---------    ---------    ---------    ---------    ---------    ---------

Balances as of March 31, 1995    2,340,425        1,349    2,000,000        1,223      909,091          610
Accruable Dividends                                 110                       100                        50
                                 ---------    ---------    ---------    ---------    ---------    ---------

Balances as of March 31, 1996    2,340,425    $   1,459    2,000,000    $   1,323      909,091    $     660
                                 =========    =========    =========    =========    =========    =========

Common Stock Issuable If         3,756,334                 3,136,319                 1,437,656
Preferred Stock                  =========                 =========                 =========
Converted as of 3/31/96

         Proposed Merger As a result of the proposed merger, (see footnote 14), it is expected that the preferred shareholders will exchange their preferred stock interests for common stock of ASCOR prior to the Merger, and will subsequently receive Giga-tronics stock in exchange for these interests. None of the redeemable preferred stock will be redeemed prior to the Merger. There are no plans to pay the dividends prior to the Merger, since no dividends have been declared. The Giga-tronics common stock, which the ASCOR preferred shareholders will receive, will not include any consideration for undeclared dividends.

13       RESERVED COMMON STOCK

         As of March 31, 1996, the Company has reserved 11,346,061 shares of common stock for future issuance upon the exercise of stock warrants and the conversion of preferred stock.

         Additionally, in conjunction with bridge financing agreements entered into during the period of April through December, 1991, warrants to purchase 6,096,545 shares of common stock were issued. These warrants, which are exercisable at $.07 per share, expire five years from the date of issuance between April and December, 1996.


14       OTHER INCOME



         Other income of $152K in 1994 was recorded for a technology license agreement. This agreement is nonrecurring, though there was some potential of negligible royalty collections through the year 2003.




15       SUBSEQUENT EVENT


         On May 2, the Company entered into an agreement to merge with Giga-tronics Inc., a publicly held company. It is intended that the transaction will be accounted for as a pooling of interests.

                                   ANNEX C

                            REORGANIZATION AGREEMENT

================================================================================



                      AGREEMENT AND PLAN OF REORGANIZATION


                                   dated as of

                                   May 2, 1996

                                  by and among

                            GIGA-TRONICS INCORPORATED

                             ASCOR ACQUISITION CORP.

                                       and

                                   ASCOR, INC.

                                TABLE OF CONTENTS

                                                                                       PAGE
RECITALS      .......................................................................    1

ARTICLE I     THE MERGER.............................................................    2

              1.01    The Merger.....................................................    2
              1.02    Conversion of Shares...........................................    2
              1.03    Exchange of Certificates.......................................    3
              1.04    Dissenting Shares..............................................    4
              1.05    Fractional Shares..............................................    5
              1.06    ASCOR Stock Options and Warrants...............................    5
              1.07    No Registration of Giga-tronics Common Stock...................    6

ARTICLE II    THE SURVIVING CORPORATION..............................................    6

              2.01    Certificate of Incorporation...................................    6
              2.02    Bylaws.........................................................    6
              2.03    Directors and Officers.........................................    6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF ASCOR................................    7

              3.01    Corporate Existence and Power..................................    7
              3.02    Corporate Authorization........................................    7
              3.03    Governmental Authorization.....................................    7
              3.04    Non-Contravention..............................................    8
              3.05    Capitalization.................................................    8
              3.06    Subsidiaries and Investments...................................    9
              3.07    Financial Statements...........................................    9
              3.08    Absence of Changes or Events...................................    9
              3.09    No Undisclosed Liabilities.....................................   11
              3.10    Litigation.....................................................   12
              3.11    Taxes..........................................................   12
              3.12    Insurance......................................................   13
              3.13    Employee Benefit Plans; ERISA..................................   13
              3.14    Material Agreements............................................   13
              3.15    Real Property; Leases..........................................   14
              3.16    Title to Assets................................................   14
              3.17    Environmental Matters..........................................   15
              3.18    Intellectual Property..........................................   16
              3.19    No Guaranties..................................................   16
              3.20    Absence of Certain Business Practices..........................   16
              3.21    Compliance with Laws and Other Instruments.....................   16

                                       i.

                                                                                       PAGE
              3.22    Disclosure Documents...........................................   17
              3.23    Tax Matters....................................................   17
              3.24    Accounting Matters.............................................   17

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF GIGA-TRONICS.........................   17

              4.01    Corporate Existence and Power..................................   17
              4.02    Corporate Authorization........................................   18
              4.03    Governmental Authorization.....................................   18
              4.04    Non-Contravention..............................................   19
              4.05    Capitalization of Giga-tronics.................................   19
              4.06    Capitalization of Merger Sub; Subsidiaries.....................   20
              4.07    SEC Filings....................................................   20
              4.08    Financial Statements...........................................   21
              4.09    Disclosure Documents...........................................   21
              4.10    Absence of Certain Changes.....................................   21
              4.11    Litigation.....................................................   22
              4.12    Advisor's Fees.................................................   22

ARTICLE V     COVENANTS OF ASCOR.....................................................   22

              5.01    Conduct of ASCOR...............................................   22
              5.02    Shareholders' Meeting; Proxy Material..........................   24
              5.03    Access to Financial and Operation Information..................   24
              5.04    Other Offers...................................................   24
              5.05    Maintenance of Business........................................   25
              5.06    Compliance with Obligations....................................   25
              5.07    Notices of Certain Events......................................   25
              5.08    Confidentiality................................................   26
              5.09    Compliance with the Securities Act.............................   26

ARTICLE VI    COVENANTS OF GIGA-TRONICS AND MERGER SUB...............................   26

              6.01    Conduct of Giga-tronics........................................   26
              6.02    Shareholders' Meeting; Proxy Material..........................   27
              6.03    Maintenance of Business........................................   27
              6.04    Compliance with Obligations....................................   27
              6.05    Notices of Certain Events......................................   28
              6.06    Confidentiality................................................   28
              6.07    Obligations of Merger Sub......................................   28
              6.08    Compliance with the Securities Act.............................   29

                                       ii.

                                                                                       PAGE
ARTICLE VII   OTHER COVENANTS OF THE PARTIES.........................................   29

              7.01    Advice of Changes..............................................   29
              7.02    Regulatory Approvals...........................................   29
              7.03    Actions Contrary to Stated Intent..............................   29
              7.04    Certain Filings................................................   29
              7.05    Communications.................................................   30
              7.06    Satisfaction of Conditions Precedent...........................   30

ARTICLE VIII  CONDITIONS TO THE MERGER...............................................   30

              8.01    Conditions to Obligations of Giga-tronics and Merger Sub.......   30
              8.02    Conditions to Obligations of ASCOR.............................   31
              8.03    Conditions to Obligations of Each Party........................   32

ARTICLE IX    TERMINATION OF AGREEMENT...............................................   33

              9.01    Termination....................................................   33
              9.02    Effect of Termination..........................................   34

ARTICLE X     ADDITIONAL AGREEMENTS OF THE PARTIES...................................   35

              10.01   Registration Rights Agreement..................................   35

ARTICLE XI    MISCELLANEOUS..........................................................   35

              11.01   Further Assurances.............................................   35
              11.02   Fees and Expenses..............................................   35
              11.03   Nonsurvival of Representations and Warranties..................   35
              11.04   Notices........................................................   35
              11.05   Governing Laws.................................................   36
              11.06   Binding upon Successors and Assigns; Assignment................   36
              11.07   Severability...................................................   37
              11.08   Entire Agreement...............................................   37
              11.09   Other Remedies.................................................   37
              11.10   Amendment and Waivers..........................................   37
              11.11   No Waiver......................................................   37
              11.12   Construction of Agreement; Knowledge...........................   37
              11.13   Counterparts...................................................   38

GLOSSARY      .......................................................................   40

                                      iii.

SCHEDULES

              ASCOR Disclosure Schedule
              Giga-tronics Disclosure Schedule

EXHIBITS

              Exhibit 1.01          Form of Agreement of Merger
              Exhibit 5.09          Form of ASCOR Affiliates Agreement
              Exhibit 6.08          Form of Giga-tronics Affiliates Agreement
              Exhibit 10.01         Form of Registration Rights Agreement

                                       iv.

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 2nd day of May, 1996, by and among Giga-tronics Incorporated, a California corporation ("Giga-tronics"), ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and ASCOR, Inc., a California corporation ("ASCOR").


                                    RECITALS

                  A. The Boards of Directors of Giga-tronics, Merger Sub and ASCOR have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Merger Sub will merge (the "Merger") with and into ASCOR,
(ii) each share of common stock, no par value, of ASCOR ("ASCOR Common Stock") and any other shares of ASCOR stock which shall have previously been converted into Ascor Common Stock (except for shares of ASCOR stock as to which dissenters' rights, if available, shall have been perfected) shall be converted into the right to receive a fraction of a share of common stock, no par value, of Giga-tronics ("Giga-tronics Common Stock"), in the manner and amount herein described, and (iii) the capital stock of Merger Sub shall be converted into shares of ASCOR Common Stock, all upon the terms and subject to the conditions set forth herein.

                  B. The Board of Directors of ASCOR has approved, and has resolved to recommend that the shareholders of ASCOR approve, the Merger and this Agreement.

                  C. The respective Boards of Directors of Giga-tronics and Merger Sub have approved the Merger and this Agreement. The Board of Directors of Giga-tronics has resolved to recommend that the shareholders of Giga-tronics approve the Merger and this Agreement. Giga-tronics, as the sole shareholder of Merger Sub, has approved the Merger and this Agreement.

                  D. The parties intend for the transactions contemplated by this Agreement to qualify as a tax-free reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a pooling of interests transaction.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                       1.

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01         THE MERGER.

                      (a) Subject to the terms and conditions hereof, and in accordance with the General Corporation Law of California, Merger Sub will be merged with and into ASCOR (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger, ASCOR shall continue as the surviving corporation (the "Surviving Corporation"), and the separate corporate existence of Merger Sub shall cease.

                      (b) Concurrent  with the Closing (as defined in subsection
(d) below), Giga-tronics, and ASCOR and Merger Sub shall file an agreement of merger in the form attached hereto as Exhibit 1.01 (the "Agreement of Merger") in the Office of the Secretary of State of the State of California in accordance with California Law. The Merger shall become effective at such time as the Agreement of Merger is duly filed in the Office of the Secretary of State of the State of California (the date of such filing being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time").

                      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of ASCOR and Merger Sub, all as provided under California Law.

                      (d) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on June 27, 1996 at the offices of Brobeck Phleger & Harrison LLP, One Market Plaza, San Francisco, CA 94105, or at such other date and place as Giga-tronics and ASCOR may agree. The date of the Closing determined pursuant to this Section 1.01(d) is referred to as the "Closing Date."

         SECTION 1.02         CONVERSION OF SHARES.

                      (a)     At the Effective Time:

                              (i) Subject to Section 1.05 hereof, at the Effective Time each issued and outstanding share of ASCOR Common Stock, Series A Preferred Stock of ASCOR (the "ASCOR Series A Shares"), Series B Preferred Stock of ASCOR (the "ASCOR Series B Shares") and Series C Preferred Stock of ASCOR (the "ASCOR Series C Shares" and collectively with the ASCOR Series A Shares and the ASCOR Series B Shares, the "ASCOR Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Dissenting ASCOR Shares (as defined in
         Section 1.04 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into a right to

                                       2.

         receive the number of shares of Giga-tronics Common Stock as is determined pursuant to this Section 1.02. The ASCOR Common Stock and ASCOR Preferred Shares are collectively referred to herein as the "ASCOR Shares." A maximum total of 724,986 shares of Giga-tronics Common Stock (the "Merger Consideration") will be issued in the Merger, including (1) shares issuable in respect of any warrants for the purchase of ASCOR Common Shares ("ASCOR Common Warrants") and warrants for the purchase of any series of ASCOR preferred stock ("ASCOR Preferred Warrants") (the ASCOR Common Warrants and the ASCOR Preferred Warrants are referred to collectively as the "ASCOR Warrants") which remain outstanding at the Effective Time, (2) shares deemed surrendered on exercise of any ASCOR Warrant for which a deemed net exercise pursuant to Section 1.06 below has been made; (3) shares that would have been issued to holders of Dissenting ASCOR Shares; and (4) fractional shares that would have been issuable but for Section 1.05 below.

                              (ii) The Agreement of Merger to be filed shall contain the final exchange ratio (the "Exchange Ratio") for ASCOR Shares into Giga-tronics Common Stock and shall be equal to 724,986 divided by the fully diluted number of ASCOR Shares outstanding at the Effective Time (the "ASCOR Outstanding Equivalent Number"). The ASCOR Outstanding Equivalent Number shall be equal to the sum of (1) the number of ASCOR Shares outstanding at the Effective time; plus (2) the total number of ASCOR Shares which would be issuable on the exercise of any ASCOR Warrants or ASCOR Options (as such terms are defined below). All ASCOR Shares shall be exchangeable into Giga-tronics Common Stock at the same Exchange Ratio.

                      (b) If between the date of this Agreement and the Effective Time, the number of outstanding ASCOR Shares or shares of Giga-tronics Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Exchange Ratio shall be correspondingly adjusted.


         SECTION 1.03         EXCHANGE OF CERTIFICATES.

                      (a) Giga-tronics (or such third party as Giga-tronics shall appoint) shall act as Exchange Agent (the "Exchange Agent") for delivery of the Merger Consideration to the ASCOR shareholders and, if applicable, the cash to which holders of ASCOR shares shall be entitled pursuant to Section 1.05 hereof.

                      (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (other than Giga-tronics or Merger Sub or any other subsidiary of Giga-tronics) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding ASCOR Shares (individually a "Certificate" and collectively the "Certificates"), a letter of transmittal for return to the Exchange Agent which shall specify that delivery shall be effected, and risk of loss and the

                                       3.

title to the Certificates shall pass, only upon receipt of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with and in accordance with such letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder is entitled to receive pursuant to Section 1.02(a) hereof. Upon such surrender the Exchange Agent shall promptly deliver such Merger Consideration.

                      (c) Until surrendered, each Certificate shall be deemed for all purposes to evidence only the right to receive the Merger Consideration into which ASCOR Shares formerly represented thereby shall have been converted pursuant to Section 1.02(a) hereof. No dividends or other distribution declared after the Effective Time with respect to Giga- tronics Common Stock shall be paid to the holders of any unsurrendered Certificate until the holder thereof surrenders such Certificate.

                      (d) After the Effective Time there shall be no transfers on the stock transfer books of either ASCOR (the stock transfer books of which shall be closed) or the Surviving Corporation of ASCOR Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented for transfer to the Exchange Agent, together and in accordance with the letter of transmittal from the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration.

         SECTION 1.04 DISSENTING SHARES. ASCOR Shares that have not been voted for approval of this Agreement and with respect to which a demand for payment and appraisal shall have been properly made in accordance with Chapter 13 of the General Corporation Law of California ("Dissenting ASCOR Shares") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting ASCOR Shares pursuant to the law of the State of California. If a holder of Dissenting ASCOR Shares ("Dissenting Shareholder"), shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time of the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting ASCOR Shares shall cease to be Dissenting ASCOR Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting ASCOR Shares would have been converted pursuant to Section 1.02(a) hereof. ASCOR shall give Giga-tronics prompt notice of any demand received by ASCOR from a holder of Dissenting ASCOR Shares for appraisal of ASCOR Shares, and Giga-tronics shall have the right to participate in all negotiations and proceedings with respect to such demand. ASCOR agrees that, except with the prior written consent of Giga-tronics, or as required under the General Corporation Law of California, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each Dissenting Shareholder who, pursuant to the provisions of Chapter 13 of the General Corporation Law of California, becomes entitled to payment of the value of shares of ASCOR stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). Any Merger Consideration which would have been issuable with respect to Dissenting ASCOR Shares shall be retained by Giga-tronics.

                                       4.

         SECTION 1.05 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement to the contrary, no fractional shares of Giga-tronics Common Stock shall be issued in connection with the Merger. All shares of Giga-tronics Common Stock to which a holder of ASCOR Shares is entitled immediately prior to the Effective Time shall be aggregated. If a fractional share results from such aggregation, in lieu of any such fractional share, each holder of ASCOR Shares who would otherwise have been entitled to receive a fraction of a share of Giga-tronics Common Stock upon surrender of Certificates for exchange pursuant to Section 1.03 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the closing sale price per share of Giga-tronics Common Stock on the last business day on which Giga-tronics Common Stock is traded on the NASD, prior to the Effective Time.

         SECTION 1.06         ASCOR STOCK OPTIONS AND WARRANTS.

                      (a) Except as described below in Section 1.06(b), Giga-tronics will not assume any options for the purchase of ASCOR Shares (an "ASCOR Option") or ASCOR Warrants. At the Effective Time, outstanding ASCOR Options and ASCOR Warrants shall be deemed exercised for such number of shares of Giga-tronics Common Stock as would be exchanged in the Merger for the ASCOR Shares which would have been issued had such ASCOR Options or ASCOR Warrants been exercised in full and such ASCOR Shares been outstanding immediately prior to the Effective Time, subject to the following provisions of this Section 1.06. Such deemed exercise of ASCOR Options and ASCOR Warrants shall be on a "net exercise" basis. The full number of shares issuable on exercise of such ASCOR Warrant or ASCOR Option (including such number of shares as are deemed surrendered in the net exercise) shall be added to the ASCOR Outstanding Equivalent Number as described in Section 1.02 above. The value of the ASCOR Shares issuable on the exercise of any ASCOR Warrant or ASCOR Option for purposes of determining the number of ASCOR Shares to be surrendered in the deemed net exercise shall be equal to the number of ASCOR Shares issuable on exercise of such ASCOR Warrant or ASCOR Option, multiplied by the Exchange Ratio, multiplied by the average closing price of a share of Giga-tronics Stock on such stock exchange as Giga-tronics Stock is then traded for the five (5) business days immediately preceding the Closing Date. Shares of Giga-tronics Common Stock which would otherwise be issuable in respect of the ASCOR Shares deemed surrendered upon such net exercise shall be retained by Giga-tronics.

                      (b) Notwithstanding the foregoing, any ASCOR Warrant which, based upon the foregoing determination of the value of ASCOR Shares issuable on its exercise, would be "out-of-the-money" shall be assumed by Giga-tronics. An ASCOR Warrant shall be deemed out-of-the-money if its exercise price per share is greater than the value of such share as determined in Section 1.06(a) above. Any assumed ASCOR Warrant shall remain outstanding and exercisable in accordance with its terms except that (1) it shall be exercisable for such number of shares of Giga-tronics Common Stock as equals the number of ASCOR Shares for which it was exercisable multiplied by the Exchange Ratio and
(2) the exercise price per share of such warrant shall be the exercise price as stated on such warrant divided by the Exchange Ratio. The number of shares of Giga-tronics Common Stock as would be issuable on exercise in full of any ASCOR Warrants assumed shall be

                                       5.

reserved out of the Merger Consideration. If any ASCOR Warrant assumed by Giga-tronics pursuant to this Section 1.06 shall expire unexercised in full or in part, the Giga-tronics Common Stock which would have been issuable on exercise shall be retained by Giga-tronics and not otherwise issued.

         SECTION 1.07 NO REGISTRATION OF GIGA-TRONICS COMMON STOCK. The parties acknowledge and agree that the Giga-tronics Common Stock to be issued pursuant to the Merger will be issued pursuant to a transaction not involving a public offering and therefore will be characterized as "restricted securities" under federal securities laws. The parties further acknowledge and agree that pursuant to the Securities Act of 1933, as amended (the "Securities Act") the Giga-tronics Common Stock so issued may be resold without registration under the Securities Act only in certain limited circumstances. It is understood that the Certificates issued pursuant to the Merger will bear the following legend:

                      "These securities have not been registered under the Securities Act of 1993, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                      Giga-tronics shall be under no obligation to effect a registration statement with respect to Giga-tronics Common Stock received in the Merger other than as required pursuant to the Registration Rights Agreement (as such term is defined in Section 10.01 below).


                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.01 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to conform to the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time.

         SECTION 2.02 BYLAWS. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

         SECTION 2.03 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub at the Effective Time shall become the initial directors of the Surviving Corporation, and the officers of ASCOR at the Effective Time shall become the initial officers of the Surviving Corporation.

                                       6.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF ASCOR

         Except as disclosed in a document referring specifically to this Agreement (the "ASCOR Disclosure Schedule") which is delivered by ASCOR to Giga-tronics no less than five days prior to the execution of this Agreement (which shall contain appropriate and reasonably detailed references to each representation and warranty to which any item there disclosed pertains), ASCOR represents and warrants to Giga-tronics as set forth below:

         SECTION 3.01 CORPORATE EXISTENCE AND POWER. ASCOR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted. ASCOR is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. ASCOR has delivered to Giga-tronics true and complete copies of ASCOR's Articles of Incorporation and Bylaws as currently in effect.

         SECTION 3.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR and Giga-tronics Affiliates Agreements (as defined in Sections 5.09 and 6.08 respectively, hereof) and the consummation by ASCOR of the transactions contemplated hereby and thereby are within ASCOR's corporate powers and have been duly authorized by all necessary corporate action, except for the approval by ASCOR's shareholders in connection with the consummation of the Merger. The ASCOR and Giga-tronics Affiliates Agreement are collectively referred to herein as the "ASCOR Ancillary Agreements." This Agreement and the ASCOR Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of ASCOR, enforceable against ASCOR in accordance with their respective terms.

         SECTION 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR Ancillary Agreements and the Agreement of Merger and the consummation of the Merger by ASCOR require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                      (a) the filing of the Agreement of Merger in accordance with California Law;

                      (b) compliance with any applicable requirements of the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the "HSR Act");

                      (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                                       7.

                      (d) compliance with any applicable foreign or state securities or "blue sky" laws; and

                      (e) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of ASCOR, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 3.04 NON-CONTRAVENTION. The execution, delivery and performance by ASCOR of this Agreement, the ASCOR Ancillary Agreements and the Certificate of Merger and the consummation by ASCOR of the transactions contemplated hereby and thereby do not and will not:

                      (a)   contravene   or  conflict   with  the   Articles  of
Incorporation or Bylaws of ASCOR;

                      (b) assuming  compliance  with the matters  referred to in
Section 3.03 and assuming the requisite approval of ASCOR's shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to ASCOR;

                      (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement, contract or other instrument binding upon ASCOR or any license, franchise, permit or other similar authorization held by ASCOR; or

                      (d) result in the creation or imposition of any Lien (as defined below) on any asset of ASCOR.

For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.05 CAPITALIZATION. The authorized capital stock of ASCOR consists of 30,000,000 shares of ASCOR Common Stock and 5,712,283 shares of ASCOR Preferred Stock. As of the date hereof, there are outstanding:

                      (a)     3,947,375 shares of ASCOR Common Stock;

                      (b) 2,340,425 ASCOR Series A Shares, 2,000,000 ASCOR Series B Shares and 909,091 ASCOR Series C Shares;

                      (c) ASCOR Preferred Warrants for the purchase of 68,409 ASCOR Preferred Shares and ASCOR Common Warrants for the purchase of 5,119,395 shares of

                                       8.

ASCOR Common Stock. The exercise prices of said warrants is $0.55 per warrant for the ASCOR Preferred Warrants and $0.07 per warrant for the ASCOR Common Warrants;

                      (d) No ASCOR Options for the purchase of any ASCOR Shares; and

                      5,119,395 shares of ASCOR Common Stock reserved for issuance upon exercise of outstanding ASCOR Warrants and ASCOR Options. All outstanding ASCOR Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of ASCOR, (ii) no securities of ASCOR convertible into or exchangeable for shares of capital stock or voting securities of ASCOR and (iii) no options or other rights to acquire from ASCOR, and no obligation of ASCOR to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of ASCOR (the items in clauses (i), (ii) and (iii) being referred to collectively as the "ASCOR Securities"). There are no outstanding obligations of ASCOR to repurchase, redeem or otherwise acquire any ASCOR Securities. No holder of ASCOR Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Giga-tronics under the Securities Act.

         SECTION 3.06 SUBSIDIARIES AND INVESTMENTS. ASCOR does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.07 FINANCIAL STATEMENTS. ASCOR has delivered to Purchaser copies (initialled by ASCOR's Secretary and identified with a reference to this Section of this Agreement) of financial statements (hereinafter collectively called the "Financial Statements"), all of which are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the financial condition of ASCOR as at their respective dates and the results of its operations for the periods covered thereby, as follows: balance sheets of ASCOR as at March 30, 1996 and March 25, 1995 and March 26, 1994 and the related audited statements of earnings and cash flows for the years then ended, audited by KPMG Peat Marwick LLP, independent certified public accountants. The audited balance sheet of ASCOR as at March 30, 1996 (the "ASCOR Balance Sheet Date") is referred to herein as the "ASCOR Balance Sheet."

Such statements of earnings do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

         SECTION 3.08 ABSENCE OF CHANGES OR EVENTS. Since the ASCOR Balance Sheet Date ASCOR has conducted its business only in the ordinary course consistent with its prior practices and has not:

                                       9.

                      (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, liabilities or financial condition of ASCOR;

                      (b) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                      (c) declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                      (d) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                      (e) sold, transferred, leased to others or otherwise disposed of any of its assets, except for inventory sold in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                      (f) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which in any case or in the aggregate, has had a materially adverse effect on the assets, operations or prospects of ASCOR;

                      (g) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs, or had any material change in its relations with its employees, agents, customers or suppliers or with any governmental authorities or self-regulatory organizations;

                      (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                      (i) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of ASCOR;

                                       10.

                      (j) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                      (k) made any capital expenditures or capital additions or betterments in excess of an aggregate of $50,000;

                      (l) changed its banking or safe deposit arrangements;

                      (m)   instituted,   settled   or  agreed  to  settle   any
litigation, action or proceeding before any court or governmental body relating to ASCOR or its property;

                      (n) failed to replenish its  inventories and supplies in a normal and customary manner consistent with its prior practice and prudent business practices prevailing in the industry, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices prevailing in the industry;

                      (o) suffered any change, event or condition which, in any case or in the aggregate, has had or may have a materially adverse effect on ASCOR's condition (financial or otherwise), properties, assets, liabilities, operations or prospects, including, without limitation, any change in ASCOR's revenues, costs, backlog or relations with its employees, agents, customers, or suppliers;

                      (p) entered into any  transaction,  contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby; or

                      (q) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (p) above.

         SECTION 3.09 NO UNDISCLOSED LIABILITIES. There are no liabilities of ASCOR or any of its Subsidiaries, including contingent liabilities, of the type required to be reflected in financial statements (including the notes thereto) under generally accepted accounting principles that are material to ASCOR, other than:

                      (a) liabilities disclosed or provided for in the ASCOR Balance Sheet (including the notes thereto);

                      (b)  liabilities   incurred  in  the  ordinary  course  of
business consistent with past practice since the ASCOR Balance Sheet Date and which do not exceed $100,000 in the aggregate;

                                       11.

                      (c) liabilities incurred other than in the ordinary course of business and which do not exceed $25,000 in the aggregate; and

                      (d)     liabilities under this Agreement.

         SECTION 3.10 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of ASCOR's knowledge, overtly threatened, against ASCOR or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of ASCOR, including, without limitation, any claims for indemnification arising under any agreement to which ASCOR is a party, which could, individually or in the aggregate, have a Material Adverse Effect on ASCOR or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. ASCOR is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on ASCOR.

         SECTION 3.11         TAXES.

                      (a) For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

                      (b) Except as described in Schedule 3.11 of the ASCOR Disclosure Schedule, (i) ASCOR has filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid and discharged all Taxes shown as due thereon and has paid all of such other Taxes as are due, other than (a) such filings, payments or other occurrences that would not have a Material Adverse Effect; (ii) neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of ASCOR after due inquiry, threatening to assert against ASCOR any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith;
(iii) ASCOR has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income Tax; (iv) the accruals and reserves for Taxes reflected in the ASCOR Balance Sheet and the most recent quarterly financial statements are adequate to cover all Taxes accruable through the date thereof (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principals; (v) ASCOR has not made an election under Section 341(f) of the Code; (vi) ASCOR has withheld or collected and paid over to the appropriate governmental authorities or is properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not have a Material

                                       12.

Adverse Effect and (vii) there are no material liens for Taxes upon the assets of ASCOR, other than liens for Taxes that are being contested in good faith by appropriate proceedings.

                      (c) ASCOR is not party to or bound by, nor has any obligation under any Tax sharing, Tax indemnity or Tax allocation or similar agreement.

         SECTION  3.12   INSURANCE.   ASCOR  maintains  the  policies  of  fire,
liability, use and occupancy and other forms of insurance covering its properties and businesses set forth in the ASCOR Disclosure Schedule. Such policies are in full force and effect.

         SECTION 3.13 EMPLOYEE BENEFIT PLANS; ERISA. Schedule 3.13 of the ASCOR Disclosure Schedule lists (i) all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of ASCOR (the "Plans") and (ii) all contracts and agreements relating to employment that provide for annual compensation in excess of $75,000 and all severance agreements, with any of the directors, officers or employees of ASCOR (other than, in each case, any such contract or agreement that is terminable by ASCOR at will without penalty or other adverse consequence) (the "Employment Contracts"). Giga-tronics has been furnished with a copy of each
Plan, any summary plan descriptions, annual reports, actuarial reports, registration statements or other securities law filings and determination letters produced or filed with respect thereto, and each Employment Contract. Except as set forth in Section 3.13 of the ASCOR Disclosure Schedule: (i) none of the Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Plans promises or provides retiree medical or life insurance benefits to any person; (iii) each Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing has occurred since the date of such letter to affect the qualified status of such Plan; (iv) none of the Plans promises or provides severance benefits or benefits contingent upon a change in ownership or control, within the meaning of Section 280G of the Code;
(v) each Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law; (vi) no Plan is or has been covered by Title IV of ERISA or Section 412 of the Code; (vii) ASCOR has not incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Plan or other retirement plan or arrangement, and no fact or event exists that could give rise to any such liability; and (viii) ASCOR has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act.

         SECTION 3.14         MATERIAL AGREEMENTS.

                      (a) The ASCOR Disclosure Schedule includes a complete and accurate list of all contracts, agreements, leases and instruments to which ASCOR is a party or by which it or its properties or assets are bound which individually involve payments or receipts in excess of $25,000, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any

                                       13.

officer, director or employee of ASCOR, whether written or oral (each a "Material ASCOR Agreement").

                      (b) Neither ASCOR nor, to the knowledge of ASCOR, any other party is in default under any Material ASCOR Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material ASCOR Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of ASCOR.

                      (c) Each Material ASCOR Agreement is in full force and effect and is valid and legally binding, there are, to the knowledge of ASCOR, no unresolved disputes involving or with respect to any Material ASCOR Agreement, and no party to a Material ASCOR Agreement has advised ASCOR that it intends either to terminate a Material ASCOR Agreement or to refuse to renew a Material ASCOR Agreement upon the expiration of the term thereof.

                      (d) ASCOR is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or any material term of its Bylaws.

         SECTION 3.15         REAL PROPERTY; LEASES.

                      (a) The ASCOR Disclosure Schedule includes a correct and complete list of all items of real property, including leased property, and any material buildings, structures and improvements located thereon or therein, which are owned or leased by ASCOR.

                      (b) To ASCOR's knowledge, with respect to any real property of ASCOR, including any leased property, and any material buildings, structures and improvements located thereon or therein, such buildings, fixtures and improvements, and the present use thereof, are not the subject of any official complaint or notice of violation of any applicable zoning ordinance, building code or environmental laws, and such premises are not affected or threatened by any condemnation or eminent domain proceeding.

                      (c) All leases of real property and all material leases of personal property by ASCOR are in full force and effect and, to ASCOR's knowledge, there exists no default on the part of ASCOR which would interfere with the use made and proposed to be made of such real and personal property, and, except for leases of personal property terminated in the ordinary course of business, upon consummation of the Merger, will continue to entitle ASCOR to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.

         SECTION 3.16 TITLE TO ASSETS. ASCOR has good, marketable and insurable title to all the properties and assets it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet (except

                                       14.

inventory sold after the Balance Sheet Date in the ordinary course of business). None of such properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, except (i) mortgages or security interests shown on the Balance Sheet as securing specific liabilities or obligations or (ii) those imperfections of title and encumbrances, if any, which, individually or in the aggregate, (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties subject thereto, (B) do not interfere with either the present and continued use of such property or the conduct of ASCOR's normal operations and (C) have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by ASCOR are in good operating condition and repair, are suitable for the purposes used, are adequate and sufficient for all current operations of ASCOR and are directly related to the business of ASCOR.

         SECTION 3.17         ENVIRONMENTAL MATTERS.

                      (a) For purposes of this  Agreement,  the following  terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following United States federal statutes and their state or foreign counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials
Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) asbestos;
(F) any other pollutant or contaminant; and (G) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any United States or foreign, federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                      (b)  Except as would not have a Material  Adverse  Effect:
(i) ASCOR has not violated and is not in  violation  of any  Environmental  law;
(ii) there has been no contamination, disposal, spilling, dumping, incineration, discharge, storage, treatment or handling of any Hazardous Substance, on or from any of the properties owned or leased by ASCOR (including, without limitation, soils and surface and ground waters); (iii) ASCOR is not liable for any off-site contamination; (iv) ASCOR is not liable under any Environmental Law; (v) ASCOR has all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (vi) ASCOR has been and is in compliance with its Environmental Permits; and (vii) there are no pending, or, to the best knowledge of ASCOR after due inquiry, threatened claims against ASCOR relating to any Environmental Law or Hazardous Substance.

                                       15.

         SECTION 3.18 INTELLECTUAL PROPERTY. No claim is pending or, to the knowledge of ASCOR, threatened to the effect that the present or past operations of ASCOR infringes upon or conflicts with the rights of others with respect to any intellectual property (including, without limitation, licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, drawings, trade secrets, know-how and computer software) necessary to permit ASCOR to conduct its business as now operated (the "ASCOR Intellectual Property"), except as disclosed in the ASCOR Disclosure Schedule, no claim is pending or, to the best knowledge of ASCOR, threatened to the effect that any of the ASCOR Intellectual Property is invalid or unenforceable. ASCOR has provided Giga-tronics with a list of all licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights and service marks of ASCOR and each of its subsidiaries. Except as set forth in the ASCOR Disclosure Schedule, no contract, agreement or understanding between ASCOR or any of its subsidiaries and any other party exists which would impede or prevent the continued use by ASCOR and its subsidiaries of the entire right, title and interest of ASCOR and its subsidiaries in and to the ASCOR Intellectual Property.

         SECTION 3.19 NO GUARANTIES. None of the obligations or liabilities of ASCOR is guaranteed by, or subject to a similar contingent liability of, any other person, firm or corporation, nor has ASCOR guaranteed, or otherwise become contingently liable for, the obligations or liabilities of any other person, firm or corporation.

         SECTION 3.20 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither ASCOR nor any officer, employee or agent of ASCOR, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of ASCOR (or assist ASCOR in connection with any actual or proposed transaction) which (a) might subject ASCOR to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the assets, business or operations of ASCOR as reflected in the Financial Statements or (c) if not continued in the future, might adversely affect ASCOR's assets, business, operations or prospects or which might subject ASCOR to suit or penalty in any private or governmental litigation or proceeding.

         SECTION 3.21 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. ASCOR had complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations as presently conducted. Neither the ownership nor use of ASCOR's properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which ASCOR is a party or by which it may be bound or affected. Neither ASCOR nor any Shareholder is aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations

                                       16.

or other proceedings which would be applicable to its business, operations or properties and which might adversely affect its properties, assets, liabilities, operations or prospects, either before or after the Closing.

         SECTION 3.22 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by ASCOR for inclusion in the proxy statement relating to the meeting of Giga-tronics's shareholders to be held in connection with the Merger (the "Proxy Statement") at the time of mailing of the Proxy Statement to shareholders of Giga-tronics, and at the time of the meeting of Giga-tronics shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by ASCOR with respect to information supplied by Giga-tronics or Merger Sub for inclusion therein.

         SECTION 3.23 TAX MATTERS. Neither ASCOR nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from being effected as a pooling of interests or would prevent the Merger from constituting a transaction qualifying under Section 368(a) of the Code. Neither ASCOR nor any of its affiliates or agents is aware of any agreement, plan or other circumstances that would prevent the Merger from qualifying under Section 368(a) of the Code and to their best knowledge after due inquiry, the Merger will so qualify.

         SECTION 3.24 ACCOUNTING MATTERS. Schedule 3.24 of the ASCOR Disclosure Schedule sets forth all persons who, as of the date of this Agreement, may be deemed to be affiliates of ASCOR under Rule 145 of the Securities Act or otherwise under applicable SEC accounting releases with respect to pooling-of-interests accounting treatment. Prior to the date hereof, ASCOR has advised such persons of the resale restrictions imposed by applicable securities Laws and required to cause the Merger to qualify for pooling-of-interests accounting treatment.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF GIGA-TRONICS

         Except as disclosed in a document referring specifically to this Agreement (the "Giga- tronics Disclosure Schedule) which is delivered by Giga-tronics to ASCOR concurrently with the execution of this Agreement or as disclosed in public filings made by Giga-tronics with the SEC prior to the date hereof, Giga-tronics represents and warrants to ASCOR as set forth below:

         SECTION 4.01 CORPORATE EXISTENCE AND POWER. Giga-tronics and Merger Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of California. Each of Giga-tronics and Merger Sub has all corporate powers and all

                                       17.

material Governmental Authorizations required to carry on its business as now conducted. Giga-tronics is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. Giga-tronics has delivered to ASCOR true and complete copies of Giga-tronics's Articles of Incorporation and Bylaws and Merger Sub's Articles of Incorporation and Bylaws, each as currently in effect.

         SECTION 4.02 CORPORATE AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement, the ASCOR and the Giga-tronics Affiliates Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of Giga-tronics and Merger Sub and have been duly authorized by all necessary corporate action. The ASCOR and Giga-tronics Affiliates Agreements are collectively referred to herein as the "Giga-tronics Ancillary Agreements." This Agreement and the Giga-tronics Ancillary Agreements constitute, or upon execution will constitute, valid and binding agreements of Giga-tronics and Merger Sub, enforceable in each case against each in accordance with their respective terms.

         SECTION 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation of the Merger by Giga-tronics and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

                      (a) the filing of an agreement of merger in accordance with California Law;

                      (b) compliance with any applicable requirements of the HSR Act;

                      (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

                      (d) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

                      (e) compliance with any applicable foreign or state securities or "blue sky" laws; and

                      (f) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not materially adversely affect the ability of ASCOR, Giga-tronics or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

                                       18.

         SECTION 4.04 NON-CONTRAVENTION. The execution, delivery and performance by Giga-tronics and Merger Sub of this Agreement and the Giga-tronics Ancillary Agreements and the consummation by Giga-tronics and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

                      (a) contravene or conflict with the respective Articles of Incorporation or Bylaws of Giga-tronics or Merger Sub;

                      (b) assuming  compliance  with the matters  referred to in
Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Giga-tronics, Merger Sub or any Subsidiary of Giga-tronics;

                      (c) conflict with or result in a breach or violation of, or constitute a default under, or result in the termination or cancellation of, or right to accelerate, any agreement, contract or other instrument binding upon Giga-tronics or Merger Sub or any such Subsidiary or any material license, franchise, permit or other similar authorization held by Giga-tronics, Merger Sub or any such Subsidiary; or

                      (d) result in the creation or imposition of any Lien on any asset of Giga-tronics, Merger Sub or any Subsidiary of Giga-tronics.

         SECTION 4.05         CAPITALIZATION OF GIGA-TRONICS.

                      (a) The authorized capital stock of Giga-tronics consists of 40,000,000 shares of Giga-tronics Common Stock and 1,000,000 shares of preferred stock. As of the date hereof, there were outstanding:

                              (i) 2,603,420 shares of Giga-tronics Common Stock;
and

                              (ii)  employee  and  director   stock  options  to
purchase an aggregate of 156,150 shares of Giga-tronics Common Stock.

Giga-tronics has authorized the issuance of employee rights to purchase 400,000 shares of Giga-tronics Common Stock under Giga-tronics's 1990 Restated Stock Option Plan (the "Giga-tronics Stock Option Plan"). All outstanding shares of Giga-tronics Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of
Giga-tronics, (ii) no securities of Giga-tronics convertible into or exchangeable for shares of capital stock or voting securities of Giga-tronics and (iii) no options or other rights to acquire from Giga-tronics, and no obligation of Giga-tronics to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Giga-tronics (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Giga-tronics Securities"). There are no outstanding obligations of Giga-tronics or any of its Subsidiaries to repurchase, redeem or otherwise

                                       19.

acquire any Giga-tronics Securities. No holder of Giga-tronics Securities has, as of the date hereof, any contractual right to include any such securities in any registration statement proposed to be filed by Giga-tronics under the Securities Act.

                      (b) All shares of Giga-tronics Common Stock issued in the Merger shall, upon issuance, be fully paid, validly issued and nonassessable. Giga-tronics has reserved sufficient shares of Giga-tronics Common Stock for issuance in the Merger based on the number of ASCOR Shares outstanding on the date hereof.

         SECTION 4.06 CAPITALIZATION OF MERGER SUB; SUBSIDIARIES. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which are outstanding. All the issued and outstanding capital stock of Merger Sub is owned by Giga-tronics. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement. Giga-tronics does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, joint venture or other entity other than Merger Sub.

         SECTION 4.07         SEC FILINGS.

                      (a) Giga-tronics has since March 27, 1993 filed all proxy statements, schedules and reports required to be filed by it with the SEC pursuant to the Exchange Act.

                      (b) Giga-tronics has delivered to ASCOR:

                              (i) its annual reports on Form 10-K for its fiscal
years ended March 26, 1994 and March 25, 1995;

                              (ii) its  quarterly  report  on Form  10-Q for its
fiscal quarter ending June 24, September 30 and December 30, 1995;

                              (iii) its proxy or information statements relating
to meetings of, or actions taken without a meeting by, the shareholders of Giga-tronics held since March 31, 1994; and

                              (iv)  all  of  its  other   reports,   statements,
schedules and registration statements filed with the SEC since March 31, 1994.

                      (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (d) No such registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any

                                       20.

material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.08 FINANCIAL STATEMENTS. The audited financial statements Giga-tronics included in its annual reports on Form 10-K and the unaudited financial statements of Giga-tronics included in its quarterly reports on Form 10-Q referred to in Section 4.07 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Giga-tronics as of the dates thereof and its results of operations, shareholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "Giga-tronics Balance Sheet" means the balance sheet of Giga-tronics as of December 30, 1995, and the notes thereto, contained in Giga-tronics's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "Giga-tronics Balance Sheet Date" means December 30, 1995.

         SECTION 4.09 DISCLOSURE DOCUMENTS. None of the information supplied or to be supplied by Giga-tronics or Merger Sub for inclusion in the Proxy
Statement and the Registration Statement, will, in the case of the Proxy Statement, at the time of mailing of the Proxy Statement to shareholders of Giga-tronics and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement and Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder, except that no representation is made by Giga-tronics with respect to information supplied by ASCOR for inclusion therein.

         SECTION 4.10 ABSENCE OF CERTAIN CHANGES. Since the Giga-tronics Balance Sheet Date Giga-tronics and its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

                      (a)  any   Material   Adverse   Change  with   respect  to
Giga-tronics;

                      (b) any declaration, setting aside or payment of any dividend or other distribution in respect of any shares of capital stock of Giga-tronics;

                      (c) any repurchase, redemption or other acquisition by Giga-tronics or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Giga-tronics or any such Subsidiary;

                      (d) any amendment of any material term of any outstanding Giga-tronics Securities or any Giga-tronics Subsidiary Securities;

                                       21.

                      (e) any damage, destruction or other casualty loss (whether or not covered by insurance) materially and adversely affecting the business, assets, liabilities, earnings or prospects of Giga-tronics or any of its Subsidiaries;

                      (f) any new (or amendment to or alteration of any existing) bonus, incentive compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by Giga-tronics which would result in a material increase in cost to Giga-tronics;

                      (g) the entering into of any agreement by Giga-tronics or any person on behalf of Giga-tronics to take any of the foregoing actions.

         SECTION 4.11 LITIGATION. There is no action, suit, proceeding, claim or investigation pending or, to the best of Giga-tronics's knowledge, overtly threatened, against Giga-tronics or any of its assets or against or involving any of its officers, directors or employees in connection with the business or affairs of Giga-tronics, including, without limitation, any claims for indemnification arising under any agreement to which Giga-tronics is a party, which could, individually or in the aggregate, have a Material Adverse Effect on Giga-tronics or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Giga-tronics is not subject to or in default with respect to any writ, order, judgment, injunction or decree, which would have a Material Adverse Effect on Giga-tronics.

         SECTION 4.12 ADVISOR'S FEES. Except for an investment banking firm which may be selected by Giga-tronics (the "Giga-tronics Financial Advisor") following the date hereof to render a fairness opinion in connection with the transactions contemplated by the terms of this Agreement, whose fees will be disclosed in writing to ASCOR and whose fees will be paid by Giga-tronics, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Giga-tronics or any of its Subsidiaries who is entitled to any fee or commission from Giga-tronics or any of its affiliates upon consummation of the transactions contemplated by this Agreement.


                                    ARTICLE V

                               COVENANTS OF ASCOR

         ASCOR agrees that:

         SECTION 5.01 CONDUCT OF ASCOR. From the date hereof until the Effective Time, ASCOR shall in all material respects conduct its business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by ASCOR to Giga-tronics in writing, without the prior written consent of Giga-tronics:

                                       22.

                      (a) ASCOR will not adopt or propose any change in its Articles of Incorporation or Bylaws;

                      (b) ASCOR will not enter into or amend any employment agreements, oral or written or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of December 31, 1995, or increase the compensation payable to any other employees (other than (A) increases in the ordinary course of business which are not in the aggregate material to ASCOR, or (B) pursuant to plans disclosed in ASCOR Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written);

                      (c) Except pursuant to the exercise of ASCOR Options or ASCOR Warranties already outstanding, ASCOR will not issue any ASCOR Securities;

                      (d) ASCOR will keep in full force and effect its existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

                      (e) ASCOR will not pay any dividend or make any other distribution to holders of its capital stock nor will ASCOR redeem or otherwise acquire any ASCOR Securities;

                      (f) ASCOR will not, directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business;

                      (g) ASCOR will not incur any additional indebtedness for borrowed money in excess of $50,000 in the aggregate, except pursuant to existing arrangements which have been disclosed to Giga-tronics prior to the date hereof;

                      (h) ASCOR will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

                      (i) Except as provided in Section 5.04, ASCOR will not enter into any transaction that would require the Proxy Statement to be delayed or recirculated under circumstances which would in the reasonable judgment of Giga-tronics delay the occurrence of the Effective Date beyond the date specified in Section 9.01(viii);

                      (j) ASCOR will not, except in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any ASCOR intellectual property rights; and

                      (k) ASCOR will not agree or commit to do any of the foregoing.

                                       23.

         SECTION 5.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. ASCOR shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable or shall seek the written consent of its shareholders following the approval of the Proxy Statement for the purpose of voting on (or in the case of a written consent, consenting to) the approval and adoption of this Agreement and the Merger. The Board of Directors of ASCOR shall, subject to their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by ASCOR's shareholders. In connection with such meeting or seeking of written consent, ASCOR:

                      (a) will, together with Giga-tronics and Merger Sub, promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter deliver to its shareholders as promptly as practicable the Proxy Statement and all other proxy materials for such meeting;

                      (b)  will  use  all  reasonable   efforts  to  obtain  the
necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; and

                      (c) will otherwise comply with all legal requirements applicable to such meeting.

         SECTION 5.03 ACCESS TO FINANCIAL AND OPERATION INFORMATION. From the date hereof until the Effective Time, ASCOR will give Giga-tronics, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of ASCOR, will furnish to Giga- tronics, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct ASCOR's employees, counsel and financial advisors to cooperate with Giga-tronics in its investigation of the business of ASCOR and in the planning for the combination of the businesses of ASCOR and Giga-tronics following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given by ASCOR to Giga-tronics hereunder. In addition, ASCOR will cooperate in arranging joint meetings among representatives of ASCOR and Giga-tronics and persons with whom ASCOR maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Controller of ASCOR or such person as may be designated by him. All information obtained pursuant to this Section 5.03 shall be governed by any confidentiality agreements currently in effect between Giga-tronics and ASCOR as well as the terms of Section 5.08 of this Agreement.

         SECTION 5.04 OTHER OFFERS. From the date hereof until the earlier of the Effective Date or the termination of this Agreement in accordance with the terms hereof, ASCOR and the officers, directors, employees or other agents of ASCOR will not, directly or indirectly, (i) take any action to solicit, initiate or encourage the making of any Acquisition Proposal (as hereinafter defined); or
(ii) engage in negotiations with, or disclose any nonpublic information relating to ASCOR or afford access to the properties, books or records of ASCOR to, any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. Until this Agreement shall be

                                       24.

terminated in accordance with the terms hereof, ASCOR will not enter into any agreement to merge or consolidate with, or sell a substantial portion of its assets to, any person or entity. ASCOR will promptly notify Giga-tronics after receipt of any Acquisition Proposal or any request for nonpublic information relating to ASCOR in connection with an Acquisition Proposal or for access to the properties, books or records of ASCOR by any person or entity that informs the Board of Directors that it is considering making, or has made, an Acquisition Proposal. The term "Acquisition Proposal" shall mean (i) any merger, consolidation, tender offer or other similar transaction or related transactions pursuant to which the holders of the voting securities of ASCOR prior to the transaction hold following the consummation of such transaction less than 80% of the voting securities of the surviving entity, (ii) a sale of a material portion of the assets of ASCOR, or (iii) any equity or convertible debt transaction or related transactions in which any person or group of affiliated persons other than current security holders of ASCOR acquire securities of ASCOR representing more than 20% of the aggregate voting power of ASCOR's outstanding securities, other than in each case the transactions contemplated by this Agreement. For purposes of the foregoing definition, one person shall be deemed to be affiliated with a second person if such first person controls, is controlled by or is under common control with the second person, and control, for purposes hereof, shall be deemed to exist only in the event there exists ownership of or the right to vote, in either case directly or indirectly, securities representing more than 50% of the aggregate voting power of an entity's outstanding securities.

         SECTION 5.05 MAINTENANCE OF BUSINESS. ASCOR will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If ASCOR becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the Giga-tronics in writing.

         SECTION 5.06 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, ASCOR shall comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its Articles of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to ASCOR and its properties or assets.

         SECTION 5.07 NOTICES OF CERTAIN EVENTS. ASCOR shall, upon obtaining knowledge of any of the following, promptly notify Giga-tronics of:

                      (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                      (b)  any   notice   or   other   communication   from  any
governmental  or regulatory  agency or authority in connection  with the Merger;
and

                                       25.

                      (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against ASCOR which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 3.10 or 3.20 or which relate to the consummation of the Merger.

         SECTION 5.08 CONFIDENTIALITY. ASCOR agrees that for a period of three years following any termination of this Agreement ASCOR shall not (a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of Giga-tronics whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of Giga-tronics excepting only use of (i) information in the public domain at the time of disclosure to ASCOR (ii) information subsequently coming into the public domain by means other than disclosure by ASCOR or any of its agents (iii) information ASCOR can establish and document was in its possession or was known to it prior to its disclosure to ASCOR by Giga-tronics; (iv) information disclosed to ASCOR by a third party not in violation of any obligation of confidentiality or nondisclosure known to ASCOR or of which ASCOR should reasonably have known; or (v) information which was independently developed by ASCOR or which is generally known in ASCOR's industry.

         SECTION 5.09 COMPLIANCE WITH THE SECURITIES ACT. ASCOR shall prior to 15 days after signing but in any event prior to mailing of the Proxy Statement cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of ASCOR to deliver to Giga-tronics an Affiliates Agreement in substantially the form attached hereto as Exhibit 5.09 (an "ASCOR Affiliates Agreement").


                                   ARTICLE VI

                    COVENANTS OF GIGA-TRONICS AND MERGER SUB

         Giga-tronics and Merger Sub agree that:

         SECTION 6.01 CONDUCT OF GIGA-TRONICS. From the date hereof until the Effective Time, Giga-tronics and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Giga-tronics to ASCOR in writing, without the prior written consent of ASCOR:

                      (a) Giga-tronics will not adopt or propose any changes in its Certificate of Incorporation or Bylaws (other than those contemplated by the Giga-tronics Reincorporation);

                                       26.

                      (b) Except pursuant to the exercise of options described in Section 4.05 or stock purchase rights under Giga-tronics's Stock Option Plan and except the granting of stock options in the ordinary course of business consistent with past practice, Giga-tronics will not issue any Giga-tronics Securities;

                      (c) Giga-tronics will not pay any dividend or make any other distribution to holders of its capital stock nor will Giga-tronics or any of its Subsidiaries redeem or otherwise acquire any Giga-tronics Securities;

                      (d) Giga-tronics will not, directly or indirectly, merge or consolidate with another entity or dispose of or acquire any material properties or assets except in the ordinary course of business;

                      (e) Giga-tronics shall take no extraordinary actions affecting its capital structure (e.g., declaration of stock dividends or stock splits);

                      (f) Giga-tronics will not except, in the ordinary course of business consistent with past practices, sell, license or otherwise transfer to any person any Giga-tronics intellectual property rights or any intellectual property rights of any of its Subsidiaries; and

                      (g) Giga-tronics will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02 SHAREHOLDERS' MEETING; PROXY MATERIAL. Giga-tronics shall promptly prepare and file with the SEC under the Securities Act the Proxy Statement and shall use all reasonable efforts to cause the Proxy Statement to be approved as promptly as practicable. Giga-tronics shall cause a meeting of its shareholders (the "Giga-tronics Shareholders' Meeting") to be duly called and held as soon as reasonably practicable following the approval of the Proxy Statement for the purpose of voting on the approval and adoption of this Agreement and the Merger. Giga-tronics shall take any action required to be taken under foreign or state securities or "blue sky" laws in connection with the issuance of Giga-tronics Common Stock in the Merger.

         SECTION 6.03 MAINTENANCE OF BUSINESS. Giga-tronics will use its best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and other persons having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If Giga-tronics becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of ASCOR in writing.

         SECTION 6.04 COMPLIANCE WITH OBLIGATIONS. Prior to the Effective Date, Giga-tronics and its Subsidiaries shall each comply with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including

                                       27.

its respective certificate or articles of incorporation and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to Giga-tronics and its Subsidiaries and their respective properties or assets.

         SECTION 6.05 NOTICES OF CERTAIN EVENTS. Giga-tronics shall, upon obtaining knowledge of any of the following, promptly notify ASCOR of:

                      (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

                      (b)  any   notice   or   other   communication   from  any
governmental  or regulatory  agency or authority in connection  with the Merger;
and

                      (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against Giga-tronics or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 or which relate to the consummation of the Merger.

         SECTION 6.06 CONFIDENTIALITY. Giga-tronics agrees that for a period of three years following any termination of this Agreement Giga-tronics shall not
(a) disclose to any person, association, firm, corporation or other entity in any manner, directly or indirectly, any confidential information or data relevant to the operations of ASCOR, whether of a technical or commercial nature, nor (b) use, or permit or assist, by acquiescence or otherwise, any person, association, firm, corporation or other entity to use, directly or indirectly, any such information or data in any manner which reasonably would be deemed to be competitive with the operations of ASCOR excepting only use of (i) information in the public domain at the time of disclosure to Giga-tronics (ii) information subsequently coming into the public domain by means other than disclosure by Giga-tronics or any of its agents (iii) information Giga-tronics can establish and document was in its possession or was known to it prior to its disclosure to Giga-tronics by ASCOR; (iv) information disclosed to Giga-tronics by a third party not in violation of any obligation of confidentiality or nondisclosure known to Giga-tronics or of which Giga-tronics should reasonably have known; or (v) information which was independently developed by Giga-tronics or which is generally known in ASCOR's industry.

         SECTION 6.07 OBLIGATIONS OF MERGER SUB. Giga-tronics will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any Person other than Giga-tronics or a wholly owned Subsidiary of Giga-tronics. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.

                                       28.

         SECTION 6.08 COMPLIANCE WITH THE SECURITIES ACT. Giga-tronics shall use its best efforts to cause each person who is an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of Giga-tronics to enter on or prior to the Effective Date an Affiliates Agreement in substantially the form attached hereto as Exhibit 6.08 (a "Giga-tronics Affiliates Agreement").


                                   ARTICLE VII

                         OTHER COVENANTS OF THE PARTIES

         The Parties agree that:

         SECTION 7.01 ADVICE OF CHANGES. Each party will promptly advise each other party in writing (i) of any event known to its executive officers occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) and (ii) of any Material Adverse Change in the business condition of the party and its Subsidiaries, taken as a whole.

         SECTION 7.02 REGULATORY APPROVALS. Prior to the Effective Time, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, or that the other company may reasonably request, in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.03 ACTIONS CONTRARY TO STATED INTENT. No party hereto shall, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under Section 368 of the Code.

         SECTION 7.04 CERTAIN FILINGS. The Parties shall cooperate with one another:

                      (a) in connection with the preparation of the Proxy Statement;

                      (b) in connection with the preparation of any filing required by the HSR Act;

                      (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

                                       29.

                      (d) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.05 COMMUNICATIONS. Between the date hereof and the Effective Time, no party will furnish any written communication to its shareholders or to the public generally if the subject matter thereof relates to the transactions contemplated by this Agreement without the prior approval of ASCOR and Giga-tronics as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or by any competent governmental authority.

         SECTION 7.06 SATISFACTION OF CONDITIONS PRECEDENT. The parties will use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 CONDITIONS TO OBLIGATIONS OF GIGA-TRONICS AND MERGER SUB. The obligations of Giga-tronics and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by Giga-tronics, but only in a writing signed by Giga-tronics):

                      (a) Accuracy of Representations and Warranties. The representations and warranties of ASCOR contained in Article III shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date) and ASCOR shall have provided Giga-tronics with a certificate executed by the President and the Chief Financial Officer of ASCOR, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.01(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on ASCOR or (ii) are willful and intentional misrepresentations of a material matter that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the financial condition, business, liabilities (including contingent liabilities) or results of operations of such person or entity and its

                                       30.

subsidiaries, taken as a whole; and "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect.

                      (b) Covenants. ASCOR shall have performed and complied with all of its covenants contained in Articles V and VII in all material respects on or before the Effective Date, and Giga-tronics shall receive a certificate to such effect signed by ASCOR's President and Chief Financial Officer.

                      (c) No Material Adverse Change. There shall have been no Material Adverse Change in ASCOR since the ASCOR Balance Sheet Date.

                      (d) Affiliates Agreements. Giga-tronics shall have received from each person or entity who may be deemed pursuant to Section 5.09 to be an affiliate of ASCOR a duly executed Affiliates Agreement, and such Affiliates Agreements shall remain in full force and effect.

                      (e) Satisfactory Completion of Due Diligence Review. Giga-tronics shall have completed its due diligence review of the business, operations and financial condition of ASCOR by May 24, 1996 and such review shall not have revealed any facts or circumstances which in the reasonable judgment of Giga-tronics could have a Material Adverse Effect on ASCOR. If such due diligence review shall reveal facts or circumstances which in the reasonable judgement of Giga-tronics could have a Material Adverse Effect on ASCOR, Giga-tronics shall promptly notify ASCOR of its determination or shall be deemed to have waived compliance with this condition.

                      (f) Pooling of Interests Matters. In the sole discretion of Giga-tronics, the Merger shall qualify for accounting treatment as a pooling of interests in accordance with Accounting Principles Board Release No. 16. In determining whether the Merger so qualifies Giga-tronics may consider the impact on such qualification of ASCOR Shares which are voted against the Merger or which have abstained from voting with respect to the Merger.

                      (g) Giga-tronics Dissenters' Rights. Shareholders of Giga-tronics shall not have perfected dissenters' rights with respect to Giga-tronics Common Stock with respect to five percent (5%) or more of the Giga-tronics Common Stock outstanding on the date of the Giga-tronics Shareholder Meeting.

                      (h) ASCOR Preferred Stock. As of the Closing Date all shares of ASCOR Preferred Stock outstanding as of the date of this Agreement shall (i) have remained outstanding (ii) shall have been tendered at the Closing with instructions that such shares are to be exchanged at the Effective Time for Giga-tronics Common Stock in accordance with the terms of this Agreement, and
(iii) not have been transferred by the owners of such shares as of the date of this Agreement to any other person.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF ASCOR. ASCOR's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of

                                       31.

each of the following conditions (any one or more of which may be waived by ASCOR, but only in a writing signed by ASCOR):

                      (a) Accuracy of Representations and Warranties. The representations and warranties of Giga-tronics set forth in Article IV shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement) and Giga-tronics shall have provided ASCOR with a certificate executed by the President and the Chief Financial Officer of Giga-tronics, dated as of the Effective Date, to such effect; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Effective Date, shall not result in the non-satisfaction of this Section 8.02(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, represent a Material Adverse Effect on Giga-tronics or (ii) are willful and intentional misrepresentations that constitute common law fraud of a material matter.

                      (b) Covenants. Giga-tronics shall have performed and complied with all of its covenants contained in Section 2.03 and Articles VI and VII in all material respects on or before the Effective Date, and ASCOR shall receive a certificate to such effect signed by Giga-tronics's President and Chief Financial Officer.

                      (c) No Material Adverse Change. There shall have been no Material Adverse Change in Giga-tronics since the Giga-tronics Balance Sheet Date.

         SECTION 8.03 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of ASCOR and Giga-tronics hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

                      (a) Shareholder Approval. Each of ASCOR's shareholders and Giga-tronics' shareholders shall have duly approved this Agreement, the Merger Agreement and the Merger, all in accordance with applicable laws and regulatory requirements.

                      (b) Tax-Free Reorganization. Each of ASCOR and Giga-tronics shall have received a written opinion from Brobeck, Phleger & Harrison LLP ("Brobeck") to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in form and substance. In preparing ASCOR and the Giga-tronics tax opinions, Brobeck may rely on (and to the extent reasonably required, the parties and ASCOR's shareholders shall make) reasonable representations related thereto.

                      (c) Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party

                                       32.

agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

                      (d) Consents. All written consents, assignments, waivers or authorizations ("Consents"), other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of ASCOR or Giga-tronics shall have been obtained, other than those Consents the failure of which to obtain would not have a Material Adverse Effect on ASCOR or Giga-tronics.

                      (e) Governmental Authorizations. There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Giga-tronics, ASCOR or the Surviving Corporation or would be reasonably likely to subject any of Giga-tronics, Merger Sub, ASCOR or any of their respective directors or officers to substantial penalties or criminal liability.

                      (f) HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time whether before or after the approval by the shareholders of ASCOR or Giga-tronics:

                              (i) by mutual consent of the Boards of Directors of Giga-tronics, Merger Sub and ASCOR;

                              (ii) by either Giga-tronics and Merger Sub or ASCOR, if the requisite vote of the shareholders of Giga-tronics shall not have been obtained or the written consent of shareholders of ASCOR shall not be obtained by December 31, 1996;

                              (iii) by Giga-tronics, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of ASCOR shall have:

                                       (A) withdrawn its  recommendation  of the
         Merger, or

                                       33.

                                       (B)    recommended    or   approved   any
         acceptance by shareholders of any Acquisition Proposal (other than an Acquisition Proposal made by Giga-tronics or an affiliate of Giga-tronics); or

                              (iv) by ASCOR, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of Giga-tronics shall have:

                                       (A) withdrawn its  recommendation  of the
         Merger, or

                                       (B)    recommended    or   approved   any
         acceptance by shareholders of any Acquisition Proposal (other than an Acquisition Proposal made by ASCOR or an affiliate of ASCOR); or

                              (v) by either Giga-tronics and Merger Sub or ASCOR, respectively, (A) if there has been a breach of any representation and warranty such that Section 8.01(a) or 8.02(a), respectively, cannot be satisfied or (B) if there has been the willful breach on the part of ASCOR or Giga-tronics and Merger Sub, respectively, of any covenant or agreement contained in this Agreement such that Sections 8.01(b) or 8.02(b) cannot be satisfied, and in both case (A) and case (B) such breach has not been promptly cured after notice to the breaching party; or

                              (vi) by Giga-tronics, if the conditions contained in Section 8.02(f), (g) or (h) are not satisfied; or

                              (vii) by Giga-tronics, if ASCOR shall have issued any ASCOR Securities between the date of this Agreement and the Closing Date without the prior consent of Giga-tronics; or

                              (viii) by either Giga-tronics and Merger Sub or ASCOR, respectively, at any time after December 31, 1996, unless the delay is caused by the failure of the terminating party to fulfill its obligations hereunder.

         SECTION 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void, and there shall be no liability on the part of either Giga-tronics, Merger Sub or ASCOR, except that each of the agreements contained or referred to in Sections 5.08, 6.06 and 11.02 shall survive the termination hereof; provided, however, that each party shall be entitled to any remedies at law or in equity in the event of a breach of this Agreement by the other party, except as provided in Sections 11.02(b) and (c).

                                       34.

                                    ARTICLE X

                      ADDITIONAL AGREEMENTS OF THE PARTIES

         SECTION 10.01 REGISTRATION RIGHTS AGREEMENT. Concurrent with the Effective Time Giga-tronics will execute and deliver to the ASCOR Share holders a Registration Rights Agreement substantially in the form of Exhibit 10.01 hereto.


                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 11.02 FEES AND EXPENSES. Whether or not the Merger is consummated, each party shall pay all fees and expenses incurred by such party, including counsel fees and fees of accountants and investment bankers contracted by such party, and any other expenses specifically identifiable to such party in connection with the transactions contemplated hereby. Any other costs and expenses not specifically identified as applicable to either ASCOR or Giga-tronics shall be shared equally.

         SECTION 11.03 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein, and in any instrument delivered pursuant hereto, shall be deemed to be conditions to the Merger and shall not survive the Merger.

         SECTION 11.04 NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                      (a) if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                      (b) if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

                                       35.

         Giga-tronics and Merger Sub:

                              Giga-tronics Incorporated
                              4650 Norris Canyon Road
                              San Ramon, CA 94583
                              Attention:       George H. Bruns, Jr.
                                               Chief Executive Officer
                              Facsimile:       (510) 328-4700

         With copy to:
                              Brobeck, Phleger & Harrison LLP
                              Spear Street Tower
                              One Market Plaza
                              San Francisco, CA  94105
                              Attention:       William L. Hudson, Esq.
                              Facsimile:       (415) 442-1010

         ASCOR:
                              ASCOR, Inc.
                              47790 Westinghouse Drive
                              Fremont, CA  94539
                              Attention:       Jeffrey Lum
                                               President
                              Facsimile:       (510) 490-8493

         With copy to:
                              Brian Fraser, Esq.
                              Attorney at Law
                              6114 La Salle Avenue, Suite 646
                              Oakland, CA  94611
                              Facsimile:  (510) 839-3461


                      Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

         SECTION 11.05 GOVERNING LAWS. The laws of the State of California (irrespective of its choice of law principles) shall govern all issues concerning the Merger and all other issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

         SECTION 11.06 BINDING UPON SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other.

                                       36.

         SECTION 11.07 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 11.08 ENTIRE AGREEMENT. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto other than the Confidentiality Agreement.

         SECTION 11.09 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

         SECTION 11.10 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. At any time before or after approval of this Agreement and the Merger by the shareholders of ASCOR and prior to the Effective Time, this Agreement may be amended or supplemented by ASCOR or Giga-tronics with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of ASCOR there shall be no amendment or change to the provisions hereof with respect to the Exchange Ratio without further approval by the shareholders of ASCOR, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         SECTION 11.11 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 11.12 CONSTRUCTION OF AGREEMENT; KNOWLEDGE. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." For purposes of this Agreement, "knowledge" of any party shall mean the knowledge of the executive officers of such party after such officers shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

                                       37.

         SECTION 11.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the paries reflected hereon as signatories.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


GIGA-TRONICS INCORPORATED                      R. HATCH



By:___________________________________         _________________________________
Name: George H. Bruns, Jr.
Title:   Chief Executive Officer


ASCOR ACQUISITION CORP.                        DOMINION PARTNERS


By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Title:________________________________         Firm:____________________________



ASCOR, INC.                                    SBH ASSOCIATES, INC.



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Title:________________________________         Firm:____________________________

                                               [CONTINUES ON NEXT PAGE]

                                      38.

CONTINENTAL CAPITAL                            EUCLID PARTNERS III L.P.
CORPORATION



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Firm: ________________________________         Title:___________________________




SPECTRA ENTERPRISES                            INTERVEN II, S.A.
ASSOCIATES



By:___________________________________         By:______________________________
Name:_________________________________         Name:____________________________
Firm: ________________________________         Title:___________________________




THE BRUNS COMPANY



By:___________________________________
Name:_________________________________
Title:________________________________

                                      39.

                                    GLOSSARY

                                                                          PAGE

Acquisition Proposal  ......................................................25
Agreement             .......................................................1
Agreement of Merger   .......................................................2
Ascor                 .......................................................1
Ascor Affiliates Agreement..................................................26
Ascor Ancillary Agreements...................................................7
Ascor Balance Sheet   .......................................................9
Ascor Balance Sheet Date.....................................................9
Ascor Common Stock    .......................................................1
Ascor Common Warrants .......................................................3
Ascor Disclosure Schedule....................................................7
Ascor Intellectual Property.................................................16
Ascor Option          .......................................................5
Ascor Outstanding Equivalent Number..........................................3
Ascor Preferred Shares.......................................................2
Ascor Preferred Warrants.....................................................3
Ascor Securities      .......................................................9
Ascor Series A Shares .......................................................2
Ascor Series B Shares .......................................................2
Ascor Series C Shares .......................................................2
Ascor Shares          .......................................................3
Ascor Warrants        .......................................................3
Brobeck               ......................................................32
Certificate           .......................................................3
Certificates          .......................................................3
Closing               .......................................................2
Closing Date          .......................................................2
Code                  .......................................................1
Consents              ......................................................33
Dissenting Ascor Shares......................................................4
Dissenting Shareholder.......................................................4
Effective Date        .......................................................2
Effective Time        .......................................................2
Employment Contracts  ......................................................13
Environmental Laws    ......................................................15
Environmental Permits ......................................................15
ERISA                 ......................................................13
Exchange Act          ...................................................7, 18
Exchange Agent        .......................................................3
Exchange Ratio        .......................................................3
Financial Statements  .......................................................9
Giga-tronics          .......................................................1

                                       40.

                                                                          PAGE
Giga-tronics Affiliates Agreement...........................................29
Giga-tronics Ancillary Agreements...........................................18
Giga-tronics Balance Sheet..................................................21
Giga-tronics Balance Sheet Date.............................................21
Giga-tronics Common Stock....................................................1
Giga-tronics Disclosure Schedule............................................17
Giga-tronics Financial Advisor..............................................22
Giga-tronics Securities.....................................................19
Giga-tronics Shareholders' Meeting..........................................27
Giga-tronics Stock Option Plan..............................................19
Governmental Authorizations..................................................7
Hazardous Substances  ......................................................15
HSR Act               .......................................................7
IRS                   ......................................................13
Lien                  .......................................................8
Material Adverse Change.....................................................31
Material Adverse Effect.....................................................30
Material Ascor Agreement....................................................14
Merger                ....................................................1, 2
Merger Consideration  .......................................................3
Merger Sub            .......................................................1
Plans                 ......................................................13
Proxy Statement       ......................................................17
Securities Act        .......................................................6
Surviving Corporation .......................................................2
Tax                   ......................................................12
Taxes                 ......................................................12

                                       41.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  EXHIBIT 1.01

                               AGREEMENT OF MERGER

         This Agreement of Merger, dated as of ______________, 1996 ("Merger Agreement"), is made and entered into by ASCOR Acquisition Corporation, a California corporation ("AAC"), ASCOR Inc., a California corporation ("ASCOR") (AAC and ASCOR being collectively referred to as the "Constituent Corporations") and Giga- tronics, Inc., a California Corporation ("Giga-tronics").

                                   WITNESSETH:

         WHEREAS, the Constituent Corporations and Giga-tronics previously have entered into an Agreement and Plan of Reorganization (the "Agreement and Plan of Reorganization") providing for certain representations, warranties and agreements in connection with the transactions contemplated; and

         WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable and in the best interests of the Constituent Corporations and in the best interests of the shareholders of the Constituent Corporations that AAC merge (the "Merger") with and into ASCOR.

         NOW, THEREFORE, the Constituent Corporations and Giga-tronics hereby agree as follows:

                                   ARTICLE I.

                          The Constituent Corporations

         1.01     (a)      ASCOR was incorporated under the laws of the State of
California on ______________________________.

                  (b) ASCOR is authorized to issue an aggregate of 30,000,000 Common Shares (the "ASCOR Common Stock") and 5,712,293 Preferred Shares (the "ASCOR Preferred Stock").

                  (c) As of the date and time immediately prior to the consummation of the Merger, there will be an aggregate of 3,947,375 shares of ASCOR Common Stock, 2,340,425 shares of ASCOR Series A Preferred Stock, 2,000,000 shares of ASCOR Series B Preferred Stock outstanding and 909,091 shares of ASCOR Series C Preferred Stock outstanding. The outstanding shares of ASCOR Common Stock and ASCOR Preferred Stock are referred to herein as the "ASCOR Shares."

         1.02     (a)      AAC was incorporated under the laws of the State of
California on May ___, 1996.

                  (b) AAC is authorized to issue an aggregate of 1,000 shares of common stock ("AAC Common Stock").

                  (c) As of the date and time immediately prior to the consummation of the Merger, an aggregate of 1,000 shares of AAC Common Stock were outstanding and owned by Giga-tronics.

                                   ARTICLE II.

                                   The Merger

         2.01     (a)      This Merger Agreement shall be submitted to the
shareholders of ASCOR and AAC. If adopted and approved by the written consent of the shareholders of ASCOR and AAC and if all of the conditions precedent to the consummation of the Merger specified in the Agreement and Plan of Reorganization shall have been satisfied or duly waived by the party entitled to satisfaction thereof, then, unless terminated as provided in the Agreement and Plan of Reorganization, this Merger Agreement, along with certificates meeting the requirements of the California General Corporation Law, shall be filed with the Secretary of State of California. Upon such filing, the Merger shall become effective ("Effective Time of the Merger").

                  (b) At the Effective Time of the Merger, AAC shall be merged into ASCOR and the separate corporate existence of AAC shall thereupon cease. ASCOR shall be the surviving corporation in the Merger (the "Surviving Corporation") and the separate corporate existence of ASCOR, with all of its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

         2.02     (a)      The Surviving Corporation shall succeed to all of the
rights, privileges, powers, immunities and franchises of AAC, all of the properties and assets of AAC and all of the debts, choices in action and other interests due or belonging to AAC and shall be subject to, and responsible for, all of the debts, liabilities and obligations of AAC with the effect set forth in the California General Corporation Law.

                  (b) If, at any time after the Effective Time of the Merger, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of AAC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or to otherwise carry out this Merger Agreement, the officers and directors of the

Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out this Merger Agreement.

                                  ARTICLE III.

                            Articles of Incorporation

         3.01 The Articles of Incorporation of ASCOR in effect immediately prior to the Effective Time of the Merger shall be amended and restated to read as attached at Exhibit A.

                                   ARTICLE IV.

                      Manner And Basis Of Converting Shares
                         Of The Constituent Corporations

         4.01     At the Effective Time of the Merger:

                  (a) Each share of AAC Stock which is outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into one share of ASCOR Common Stock.

                  (b) Each share of ASCOR Common Stock, each share of ASCOR Series A Preferred Stock, each share of ASCOR Series B Preferred Stock and each share of ASCOR Series C Preferred Stock (except for shares, if any, which shall then or thereafter constitute "dissenting shares" within the meaning of Section 1300 of the California General Corporations Law and those shares of AAC common stock converted to shares of ASCOR Common Stock pursuant to Section 4.01(a) above) which is outstanding immediately prior to the Effective Time of the Merger shall be converted at the Effective Time of the Merger into [__________________ FINAL NUMBER TO BE INSERTED AT CLOSING PURSUANT TO CALCULATION CONTAINED IN REORGANIZATION AGREEMENT] shares (the "Exchange Ratio") of Giga-tronics Common Stock.

         4.02 Giga-tronics shall not be required to issue or deliver any fractional shares of Giga-tronics Giga-tronics Common Stock or any Giga-tronics certificates representing fractional shares of Giga-tronics Common Stock in connection with any exchange of ASCOR certificates for Giga-tronics certificates; however, Giga-tronics shall pay to each person who would otherwise be entitled to receive a Giga-tronics certificate representing a fractional share of Giga-tronics Common Stock an amount in cash (rounded to the nearest whole cent) equal to such fraction multiplied by the closing sale price per share of Giga-tronics Common Stock on the last business day on which Giga- tronics Common Stock is traded on the NASD prior to the Effective Time.

         4.03 Immediately after the Effective Time of the Merger and after surrender to Giga-tronics or such other party designated by Giga-tronics (the "Exchange Agent") of any certificate which prior to the Effective Time of the Merger shall have represented any ASCOR Shares, Giga-tronics shall cause to be distributed to the person in whose name such certificate shall have been issued a certificate registered in the name of such person representing the whole shares of Giga-tronics Common Stock into which any shares previously represented by the surrendered certificate shall have been converted at the Effective Time of the Merger, along with the check representing the value of any fractional share as determined in Section 4.02 above. Until surrendered to the Exchange Agent, each certificate which immediately prior to the Effective Time of the Merger shall have represented any ASCOR Share shall be deemed at and after the Effective Time of the Merger to represent only the right to receive upon surrender the certificate and payment contemplated above. Upon such surrender, there shall be paid to the person in whose name the certificate representing such shares of Giga-tronics Ordinary Shares shall be issued and without interest any dividends which shall have become payable with respect to such shares of Giga-tronics Common Stock between the Effective Time of the Merger and the time of such surrender.

                                   ARTICLE V.

                                     General

         5.01 This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.02 Notwithstanding approval of this Merger Agreement by the shareholders of either of the Constituent Corporations, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

         5.03 This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Constituent Corporations and Giga-tronics, but, after any such approval, no amendment shall be made which would have a material adverse effect on the shareholders of either of the

Constituent Corporations or Giga-tronics, or change any of the principal terms of the Merger Agreement, without the further approval of such shareholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Without limiting the foregoing, the parties hereto acknowledge and agree that any modification of the manner or basis of converting ASCOR Shares into Giga-tronics Common Stock shall require further approval of the Board of Directors (or appropriate committee thereof empowered to so act) of Giga-tronics and the shareholders of ASCOR.

         IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.

                                    ASCOR ACQUISITION CORP.

                                    By ________________________________
                                             George H. Bruns, Jr.
                                             President

                                    By ________________________________
                                             Greg Overholtzer
                                             Secretary

                                    ASCOR, INC.

                                    By ________________________________
                                             Jeffrey Lum
                                             President

                                    By ________________________________
                                             ____________________
                                             Secretary

                                    GIGA-TRONICS, INC.

                                    By ________________________________
                                             George H. Bruns, Jr.
                                             Chief Executive Officer

                                    By ________________________________
                                             Greg Overholtzer
                                             Secretary

                                    EXHIBIT A

                                       TO

                               AGREEMENT OF MERGER

         ONE. The name of the Corporation is ASCOR, Inc.

         TWO. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         THREE. The Corporation is authorized to issue One Thousand (1,000) shares of Common Stock of one class.

         FOUR. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         FIVE. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  EXHIBIT 5.09

                       FORM OF ASCOR AFFILIATES AGREEMENT

                  THIS AFFILIATES AGREEMENT (the "Agreement") is entered into as of this __ day of May, 1996 among GIGA-TRONICS, INC., a California corporation ("Giga- tronics"), the undersigned shareholder ("Shareholder") of ASCOR, INC., a California corporation ("ASCOR"), ASCOR ACQUISITION CORP., a California corporation and wholly owned subsidiary of Giga-tronics ("MERGER SUB") and ASCOR.

                  This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of May __, 1996 (the "Reorganization Agreement") among Giga-tronics, Merger Sub, and ASCOR. The Reorganization Agreement provides for the merger (the "Merger") of Merger Sub with and into ASCOR in a transaction in which issued and outstanding shares of common stock, no par value, and preferred stock, no par value, of ASCOR (the "ASCOR Stock") will be exchanged for shares of common stock, no par value of Giga-tronics (the "Giga-tronics Stock") on the terms and conditions set forth in the Reorganization Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Reorganization Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:

                  1. TAX AND ACCOUNTING TREATMENT. Shareholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes and as a "pooling of interests" in accordance with generally accepted accounting principals and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Shareholder further understands and agrees that Shareholder may be deemed to be an "Affiliate" of ASCOR within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of ASCOR maintain a meaningful continuing equity ownership interest in Giga-tronics after the Merger. Shareholder understands that the representations, warranties and covenants of the Shareholder set forth herein will be relied upon by Giga-tronics, ASCOR, and agrees that their respective counsel and accounting firms and other stockholders of ASCOR shall be entitled to rely thereon.

                                       1.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Share- holder represents, warrants and covenants as follows:

                           (a) Shareholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Shareholder's obligations hereunder.

                           (b) Appendix A attached hereto sets forth all shares of ASCOR Stock owned by Shareholder, including all ASCOR Stock as to which Shareholder has sole or shared voting or investment power and all rights and options to acquire ASCOR Stock.

                           (c) Shareholder will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Giga-tronics being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 144 and 145(d) under the Securities Act, (ii) counsel representing Shareholder shall have advised Giga-tronics in a written opinion letter satisfactory to Giga-tronics and Giga-tronics's legal counsel, and upon which Giga-tronics and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Giga-tronics Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Giga-tronics) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

                           (d) Notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any ASCOR Stock or any rights, options or warrants to purchase ASCOR Stock, or any Restricted Securities or other securities of Giga-tronics (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as Giga-tronics has publicly released a report

                                       2.

         including the combined financial results of Giga-tronics and ASCOR for a period of at least 30 days of combined operations of Giga-tronics and ASCOR within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Giga- tronics agrees to publish such financial results expeditiously in a manner consistent with its prior practices; provided that nothing contained herein shall obligate Giga- tronics to publish its financial results other than on a quarterly basis.

                           (e) Shareholder has, and as of the Effective Time of the Merger will have, no plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of (any of the foregoing, a "Sale"), more than fifty percent (50%) of the shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Sale shall also be deemed to include a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership. Shareholder is not aware of, or participating in, any Plan on the part of ASCOR stockholders to engage in Sales of the shares of Giga-tronics Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding ASCOR Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of ASCOR Stock (i) with respect to which dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Giga-tronics Stock or (iii) with respect to which a pre-Merger Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Reorganization Agreement, shall be considered to be shares of ASCOR Stock that are exchanged for Giga-tronics Stock in the Merger and then disposed of pursuant to a Plan. If any of Shareholder's representations in this Section 3(e) ceases to be true at any time prior to the Effective Time of the Merger, Shareholder will deliver to each of ASCOR and Giga- tronics, prior to the Effective Time of the Merger, a written statement to that effect, signed by Shareholder.

                  4. RULE 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Shareholder to sell the Giga-tronics Stock held by and pursuant to Rule 144 under the Securities Act, Giga-tronics will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Shareholder to sell the Giga-tronics Stock held by it pursuant to the terms and conditions of Rule 144. Shareholder understands that, except as set forth in the Reorganization Agreement and the Registration Rights Agreement, Giga-tronics is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

                                       3.

                  5. NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                  A. if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                  B. if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

         Giga-tronics and Merger Sub:

                      Giga-tronics, Inc.
                      4650 Norris Canyon Road
                      San Ramon, CA 94583
                      Attention:  George H. Bruns, Jr.
                                  Chief Executive Officer
                      Facsimile: (510) 328-4700

         With copy to:

                      Brobeck, Phleger & Harrison
                      Spear Street Tower
                      One Market Plaza
                      San Francisco, CA  94105
                      Attention:  William L. Hudson, Esq.
                      Facsimile:  (415) 442-1010

         ASCOR:

                      ASCOR, Inc.
                      47790 Westinghouse Drive
                      Fremont, CA 94539
                      Attention:  Jeffrey Lum
                                  President
                      Facsimile:  (510) 490-8493

                                       4.

         With copy to:

                      Brian Fraser
                      Attorney-at-Law
                      6114 La Salle Avenue, Suite 646
                      Oakland, CA 94611
                      Facsimile:  (510) 839-3461

         If to Shareholder:

                  At the address set forth beneath the Shareholder's signature below.

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

                  6. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article IX thereof.

                  7. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgee holding Restricted Securities as collateral.

                  8. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                  9. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California (irrespective of its choice of law provisions).

                  10. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                  11. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  12. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                                       5.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                                GIGA-TRONICS, INC.


                                                By:   __________________________
                                                Name:
                                                Title: Chief Executive Officer


                                                SHAREHOLDER:


                                                ________________________________
                                                Name:

                                                Address:

                                                ________________________________

                                                ________________________________


                                                ASCOR ACQUISITION CORP.


                                                By:   __________________________
                                                Name:
                                                Title: Chief Executive Officer


                                                ASCOR, INC.


                                                By:   __________________________
                                                Name:
                                                Title: President

                                       6.

                                   APPENDIX A

                              RESTRICTED SECURITIES

                                                            Number of Shares
                                                            ----------------
ASCOR Common Stock ....................................  _______________________

ASCOR Preferred Stock..................................  _______________________

________________________________________________________________________________

Options or Warrants to Purchase ASCOR Stock

__________________________________________________            __________________

__________________________________________________            __________________

__________________________________________________            __________________

                                       7.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  EXHIBIT 6.08

                    FORM OF GIGA-TRONICS AFFILIATES AGREEMENT

                  THIS AFFILIATES AGREEMENT (the "Agreement") is entered into as of this __ day of May, 1996 among GIGA-TRONICS, INC., a California corporation ("Giga-tronics"), the undersigned shareholder ("Shareholder") of GIGA-TRONICS, ASCOR ACQUISITION CORP., a California corporation and wholly owned subsidiary of Giga-tronics ("MERGER SUB") and ASCOR, INC., a California corporation ("ASCOR").

                  This Agreement is entered into in connection with that certain Agreement and Plan of Reorganization dated as of May __, 1996 (the "Reorganization Agreement") among Giga-tronics, Merger Sub, and ASCOR. The Reorganization Agreement provides for the merger (the "Merger") of Merger Sub with and into ASCOR in a transaction in which issued and outstanding shares of common stock, no par value, and preferred stock, no par value of ASCOR (the "ASCOR Stock") will be exchanged for shares of common stock, no par value of Giga-tronics (the "Giga-tronics Stock") on the terms and conditions set forth in the Reorganization Agreement. Capitalized terms used herein and not defined herein shall have their defined meanings as set forth in the Reorganization Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants set forth herein, the parties agree as follows:

                  1. TAX AND ACCOUNTING TREATMENT. Shareholder understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes and as a "pooling of interests" in accordance with generally accepted accounting principals and the applicable General Rules and Regulations published by the Securities and Exchange Commission (the "SEC"). Shareholder further understands and agrees that Shareholder may be deemed to be an "Affiliate" of Giga-tronics within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein should be construed as an admission of such fact.

                  2. RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. Shareholder has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of shareholders of Giga-tronics maintain a meaningful continuing equity ownership interest in Giga-tronics after the Merger. Shareholder understands that the representations, warranties and covenants of the Shareholder set forth herein will be relied upon by Giga-tronics, ASCOR, and agrees that their respective counsel and accounting firms and other shareholders of ASCOR shall be entitled to rely thereon.

                                       1.

                  3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDER. Shareholder represents, warrants and covenants as follows:

                           (a) Shareholder has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Shareholder's obligations hereunder.

                           (b) Appendix A attached hereto sets forth all shares of Giga-tronics stock owned by Shareholder, including all Giga-tronics stock as to which Shareholder has sole or shared voting or investment power and all rights and options to acquire Giga-tronics stock.

                           (c) Shareholder will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of Giga-tronics being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 144 and 145(d) under the Securities Act, (ii) counsel representing Shareholder shall have advised Giga-tronics in a written opinion letter satisfactory to Giga-tronics and Giga-tronics's legal counsel, and upon which Giga-tronics and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Giga-tronics Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Giga-tronics) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated.

                           (d) Notwithstanding any other provision of this Agreement to the contrary, Shareholder will not sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Shareholder's risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to any Giga-tronics stock or any rights, options or warrants to purchase Giga-tronics stock, or other securities of Giga-tronics (i) during the 30-day period immediately preceding the Effective Time of the Merger and (ii) until such time after the Effective Time of the Merger as Giga-tronics has publicly released a report including the combined

                                       2.

         financial results of Giga-tronics and ASCOR for a period of at least 30 days of combined operations of Giga-tronics and ASCOR within the meaning of Accounting Series Release No. 130, as amended, of the SEC. Giga-tronics agrees to publish such financial results expeditiously in a manner consistent with its prior practices; provided that nothing contained herein shall obligate Giga-tronics to publish its financial results other than on a quarterly basis.

                           (e) Shareholder has, and as of the Effective Time of the Merger will have, no plan or intention (a "Plan") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of (any of the foregoing, a "Sale"), more than fifty percent (50%) of the shares of Giga-tronics Stock that Shareholder may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor. Sale shall also be deemed to include a distribution by a partnership to its partners, or a corporation to its shareholders, or any other transaction which results in a reduction in the risk of ownership. Shareholder is not aware of, or participating in, any Plan on the part of ASCOR shareholders to engage in Sales of the shares of Giga-tronics Stock to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding ASCOR Stock immediately prior to the Merger. For purposes of the preceding sentence, shares of ASCOR Stock (i) with respect to which dissenters' rights are exercised, (ii) which are exchanged for cash in lieu of fractional shares of Giga-tronics Stock or (iii) with respect to which a pre-Merger Sale occurs in a transaction that is in contemplation of, or related or pursuant to, the Merger or the Reorganization Agreement, shall be considered to be shares of ASCOR Stock that are exchanged for Giga-tronics Stock in the Merger and then disposed of pursuant to a Plan. If any of Shareholder's representations in this Section 3(e) ceases to be true at any time prior to the Effective Time of the Merger, Shareholder will deliver to each of ASCOR and Giga- tronics, prior to the Effective Time of the Merger, a written statement to that effect, signed by Shareholder.

                  4. RULE 144 AND 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Shareholder to sell the Giga-tronics Stock held by and pursuant to Rule 144 under the Securities Act, Giga-tronics will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Shareholder to sell the Giga-tronics Stock held by it pursuant to the terms and conditions of Rule 144. Shareholder understands that, except as set forth in the Reorganization Agreement and the Registration Rights Agreement, Giga-tronics is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by or on behalf of Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

                                       3.

                  5. NOTICES. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                  A. if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below, 48 hours after such deposit as registered or certified mail; or

                  B. if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below, 24 hours after the delivery time promised by the delivery service.

         Giga-tronics and Merger Sub:

                      Giga-tronics, Inc.
                      4650 Norris Canyon Road
                      San Ramon, CA 94583
                      Attention:  George H. Bruns, Jr.
                                  Chief Executive Officer
                      Facsimile:  (510) 328-4700

         With copy to:

                      Brobeck, Phleger & Harrison
                      Spear Street Tower
                      One Market Plaza
                      San Francisco, CA  94105
                      Attention:  William L. Hudson, Esq.
                      Facsimile:  (415) 442-1010

         ASCOR:

                      ASCOR, Inc.
                      47790 Westinghouse Drive
                      Fremont, CA 94539
                      Attention:  Jeffrey Lum
                                  President
                      Facsimile:  (510) 490-8493

                                       4.

         With copy to:

                      Brian Fraser
                      Attorney-at-Law
                      6114 La Salle Avenue, Suite 646
                      Oakland, CA 94611
                      Facsimile:  (510) 839-3461

         If to Shareholder:

                  At the address set forth beneath the Shareholder's signature below.

or to such other address as any party may designate for itself by notice given as provided in this Agreement.

                  6. TERMINATION. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Reorganization Agreement pursuant to Article IX thereof.

                  7. BINDING AGREEMENT. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Shareholder and any pledgee holding Restricted Securities as collateral.

                  8. WAIVER. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

                  9. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California (irrespective of its choice of law provisions).

                  10. ATTORNEYS' FEES. In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

                  11. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  12. COUNTERPARTS. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

                                       5.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                                              GIGA-TRONICS, INC.


                                              By:    ___________________________
                                              Name:
                                              Title: Chief Executive Officer


                                              SHAREHOLDER:

                                              __________________________________
                                              Name:

                                              Address:
                                              __________________________________

                                              __________________________________


                                              ASCOR ACQUISITION CORP.

                                              By:    ___________________________
                                              Name:
                                              Title: Chief Executive Officer


                                              ASCOR, INC.


                                              By:    ___________________________
                                              Name:
                                              Title: President

                                       6.

                                   APPENDIX A

                              RESTRICTED SECURITIES

                                                            Number of Shares
                                                            ----------------
ASCOR Common Stock ....................................  _______________________

ASCOR Preferred Stock..................................  _______________________

________________________________________________________________________________

Options or Warrants to Purchase ASCOR Stock

__________________________________________________            __________________

__________________________________________________            __________________

__________________________________________________            __________________

                                       7.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  EXHIBIT 10.01

                               GIGA-TRONICS, INC.

                          REGISTRATION RIGHTS AGREEMENT

                                 JUNE ___, 1996

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.   Amendment.....................................................   1

    1.1      Amendment and Waiver..........................................   1
    1.2      Effect of Amendment or Waiver.................................   1

SECTION 2.   Registration Rights...........................................   2

    2.1      Definitions...................................................   2
    2.2      Requested Registration........................................   2
    2.3      Company Registration..........................................   4
    2.4      Obligations of the Company....................................   4
    2.5      Furnish Information...........................................   5
    2.6      Expenses of Demand Registration...............................   5
    2.7      Expenses of Company Registration..............................   6
    2.8      Underwriting Requirements.....................................   6
    2.9      Delay of Registration.........................................   7
    2.10     Indemnification...............................................   7
    2.11     Reports Under Securities Exchange Act of 1934.................   9
    2.12     Assignment of Registration Rights.............................   9
    2.13     Limitations on Subsequent Registration Rights.................   9
    2.14     Termination of Registration Rights............................  10

SECTION 3.   Miscellaneous.................................................  10

    3.1      Assignment....................................................  10
    3.2      Third Parties.................................................  10
    3.3      Governing Law.................................................  10
    3.4      Counterparts..................................................  10
    3.5      Notices.......................................................  10
    3.6      Severability..................................................  11
    3.7      Rights of Holders.............................................  11
    3.8      Delays or Omissions...........................................  11
    3.9      Attorney's Fees...............................................  11


                                       i.

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of the ____ day of [June] 1996, by and among Giga-tronics, Inc., a California corporation (the "Company") and the shareholders who are former shareholders (the "Ascor Shareholders") of Ascor, Inc., a California corporation ("Ascor") .

                                    RECITALS

                  WHEREAS, as of the date hereof each of the Ascor Shareholders owns the number of shares of the Company's Common Stock (the "Common Stock") set forth opposite its name on Exhibit A hereto;

                  WHEREAS, the Ascor Shareholders received such Company Common Stock pursuant to the Merger of Ascor with Ascor Acquisition Corporation, a wholly-owned subsidiary of the Company pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of May ___, 1996 (the "Merger Agreement") by and among the Company Ascor Acquisition Corp. And Ascor; and

                  WHEREAS, the execution of this Agreement by the Company is a condition to the obligations of Ascor under the Merger Agreement and the Company has agreed to execute this Agreement and grant to the Ascor Shareholders the rights contained herein in order to fulfill such condition.

                  NOW, THEREFORE, the parties agree as follows:

SECTION 1. Amendment

         1.1 Amendment and Waiver. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than upon the written consent of all of (i) the Company and (ii) the Holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement as to any such Holder, the terms of such underwriting agreement shall govern.

         1.2 Effect of Amendment or Waiver. Without limiting the provisions of Section 1.1 hereof, the Investors and their successors and assigns acknowledge that by the operation of Section 3.7 hereof the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate all rights pursuant to this Agreement

                                       1.

SECTION 2. Registration Rights

         2.1      Definitions. As used in this Agreement:

                  (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the subsequent declaration or ordering of the effectiveness of such registration statement.

                  (b)      The term "Registrable Securities" means:

                           (i)      the shares of Common Stock issuable to the
Ascor Shareholder upon consummation of the Merger; and

                           (ii)     any other shares of Common Stock issued as
(or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Registrable Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold, assigned or otherwise transferred in a transaction in which the rights under this Section 2 have not been assigned in accordance with Section 2.13.

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                  (d) The term "Holder" means any person owning of record Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                  (e) Capitalized terms used but not defined in this Agreement shall have the meanings attributed to them in the Merger Agreement.

         2.2      Requested Registration.

                  (a) If the Company shall receive at any time after results covering at least thirty (30) days of combined operations of the Company and Ascor have been published by the Company in the form of a quarterly earnings report, an effective registration statement filed with the Securities and Exchange Commission (the "Commission"), a report to the Commission on Form 10-K, 10-Q or 8-K, or any other

                                       2.

public filing or announcement which includes the combined results of operation, a written request from one or more Holders that the Company file a registration statement under the Securities Act covering the registration of at least 200,000 Registrable Securities (as such number may be adjusted from time to time for stock dividends, splits or other changes in the capitalization of the Company) or a lesser number if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $1,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), use all reasonable efforts to file and cause the effectiveness of, within 90 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders; provided, however, that if the Company is not also intending to sell any shares under such Registration Statement, then the underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

                  (c) The Company is obligated to effect only one (1) such registration pursuant to this Section 2.2. The Company shall be obligated to maintain the effectiveness of any registration statement filed pursuant to this
Section 2.2 for no more than 180 days subsequent to declaration of its effectiveness by the Commission.

                                       3.

                  (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in total.

         2.3 Company Registration. If (but without any obligation to do so under this Agreement) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating either to the sale of securities to participants in a Company stock option, stock purchase or similar plan or to an SEC Rule 145 transaction, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

         2.4      Obligations of the Company. Whenever required under this
Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred eighty (180) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                                       4.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or, except as required under the Securities Act, to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

         2.5      Furnish Information.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.12 if, due to the failure of sufficient Holders to satisfy the condition precedent set forth in subsection 2.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.12(b)(2), whichever is applicable.

         2.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or

                                       5.

qualifications pursuant to Section 2.2, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of up to $25,000 for one (but only one) counsel for the selling Holders shall be borne by the Company.

         2.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding the fees and disbursements of counsel for the selling Holders and underwriting discounts and commissions relating to Registrable Securities.

         2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 2.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders, provided that the number of shares of Registrable Securities to be included in any such offering shall not be reduced unless all other securities held by persons other than the Holders or the Company are first entirely excluded from the underwriting); but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                                       6.

         2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

         2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay as incurred to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to

                                       7.

the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

                  (c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

                  (d) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

                  (e)      The obligations of the Company and Holders under this
Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

                                       8.

                  (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         2.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration the Company agrees to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act.

         2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds (i) at least 1% of the Registrable Securities then outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), or (ii) all of the shares of Registrable Securities held by such Holder, provided that, within a reasonable time after such transfer, the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

         2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of

                                       9.

the date set forth in subsection 2.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.2.

         2.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2:

                  (a) if the Registrable Securities were issued by Giga-tronics to the Holder pursuant to a registration statement filed with the SEC; or

                  (b) at and after such time as such Holder holds Registrable Securities equal to 1% or less of the outstanding stock of the Company (calculated on an as-converted basis) and is able to dispose of all the Registrable Securities held by such Holder under Rule 144 during any 90-day period.

SECTION 3. Miscellaneous

         3.1 Assignment. Subject to the provisions of Section 2.13 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

         3.2 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         3.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in the United States of America as applied to agreements among California residents entered into and to be performed entirely within California.

         3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.5 Notices. Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the party to whom it is directed or when the period set forth below expires (whether or not it is actually received):

                  A. if deposited with the U.S. Postal Service, postage prepaid, and addressed to the party to receive it as set forth below their signatures, 48 hours after such deposit as registered or certified mail; or

                                       10.

                  B. if accepted by Federal Express or a similar delivery service in general usage for delivery to the address of the party to receive it as set forth next below their signatures, 24 hours after the delivery time promised by the delivery service.

         3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

         3.7 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

         3.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         3.9 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                                       11.

         IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                  GIGA-TRONICS, INC.

                  By:      __________________________
                           Chief Executive Officer

             Address:      Giga-tronics, Inc.
                           4650 Norris Canyon Road
                           San Ramon, CA 94583
                           Attention:       George H. Bruns, Jr.
                           Facsimile:       (510) 328-4700

         ASCOR, INC.

         By:    ________________________
                President

         Address:          Ascor, Inc.
                           47790 Westinghouse Drive
                           Fremont, CA 94539
                           Attention:  Jeffrey Lum
                           Facsimile:  (510) 490-8493


                            ASCOR SHAREHOLDER

                            _______________________
                            Name

                            _______________________
                            By

         Address:           _______________________

                            _______________________

                                   ANNEX D

                          Articles of Incorporation

                                      of

                           ASCOR Acquisition Corp.

                            ARTICLES OF INCORPORATION

                                       OF

                             Ascor Acquisition Corp.


            The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby declares:

            ONE. The name of the Corporation is Ascor Acquisition Corp.

            TWO. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THREE. The name and complete business address in this state of the Corporation's initial agent for service of process is:

                        Mr. Greg Overholzer
                        c/o Giga-Tronics Incorporated
                        4650 Norris Canyon Road
                        San Ramon, California  94583


            FOUR. The Corporation is authorized to issue One Thousand (1,000) shares of Common Stock of one class.

            FIVE. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

            SIX. The Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under California law.

            IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.



                                       _________________________________________
                                                                  , Incorporator



                                       2.

                                    ANNEX E

                                  GIGA-TRONICS

                               FINANCIAL ADVISOR

                                 OPINION LETTER

                                                                         ANNEX E


                               WOOD, WARREN & CO.


                                                                     May 2, 1996


Board of Directors
Giga-tronics Incorporated
4650 Norris Canyon Road
San Ramon, CA  94583

Dear Sirs:

         You have requested our opinion as to the fairness from a financial point of view to Giga-tronics Incorporated ("Giga-tronics" or the "Company") of the Exchange Ratio (defined below) to be applied in connection with the proposed merger of Giga-tronics and ASCOR Incorporated ("ASCOR") (the "Merger"). Giga-tronics and ASCOR have entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which a newly created wholly owned subsidiary of the Company would be merged into ASCOR, whereby ASCOR would continue to operate as a wholly owned subsidiary of the Company, and each share of ASCOR common stock would be converted into the right to receive Giga-tronics common stock based on the quotient of (i) 724,986 shares of Giga-tronics common stock, divided by (ii) the total number of ASCOR shares outstanding at the time the Merger shall become effective, which is expected to be approximately 14,500,000 shares. The quotient based on 14,500,000 ASCOR shares outstanding would be
 .0500, and will change less than 1/100th based on the actual number of ASCOR shares outstanding when the Merger becomes effective. The terms and conditions of the Merger are set forth in more detail in the Giga-tronics proxy statement dated May 2, 1996 ("Proxy Statement").

         In arriving at our opinion, we: (1) reviewed the Merger Agreement and the Proxy Statement dated May 2, 1996 and such other information that was publicly available or was furnished to us by the Company or ASCOR which we believe to be relevant to our inquiry, (2) reviewed financial and operating information with respect to the business operations and prospects of the Company and ASCOR furnished to us by the Company and ASCOR, (3) prepared a discounted cash flow analysis of ASCOR, (4) considered the historical stock prices and trading volumes of the common stock of the Company from calendar 1993 to the present, and (5) reviewed the prices and premiums paid in other business combinations. In addition, Wood, Warren & Co. held discussions with senior management of Giga-tronics and ASCOR regarding the strategic rationale for, and benefits of, the Merger and the past and current business operations, financial condition and future prospects of the respective companies on a stand alone basis and as combined in the Merger, and undertook such other financial analyses and investigations as we deemed appropriate for purposes of this opinion.

         In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy, completeness and fairness of all the financial and other information that was available to us from public sources, that was provided to us by the Company and ASCOR or that was otherwise reviewed by us. We are not qualified to and did not evaluate the technical capabilities of ASCOR's products or services. We have not assumed any responsibility for making any independent evaluation of the assets or liabilities of the Company or ASCOR or for making any independent verification of any of the information supplied to or reviewed by us.

         Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger. Our opinion does not address the underlying business decision of the Company to enter into the Merger.

         We are expressing no opinion as to what the value of Giga-tronics common stock will actually be when issued pursuant to the Merger or the prices at which the common stock will actually trade at any time.

         Wood, Warren & Co., as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes.

         Based upon the foregoing and such factors as we deem relevant, we are of the opinion that the Exchange Ratio to be applied in the Merger is fair to the Company from a financial point of view.

                                                    Very truly yours,



                                                    Wood, Warren & Co.

                                                                         ANNEX E

                           FINANCIAL ADVISOR ANALYSIS
                               FOR OPINION LETTER

         Giga-tronics engaged Wood, Warren & Co. to render an opinion as to the fairness from a financial point of view to Giga-tronics of the Exchange Ratio used in connection with the Merger. Wood, Warren & Co. rendered its written opinion on May 2, 1996 to the Board of Directors of Giga-tronics that, as of such date, the Exchange Ratio is fair from a financial point of view. Wood, Warren & Co.'s opinion is directed only to the financial terms of the Merger Agreement and does not constitute a recommendation to any stockholder of Giga-tronics as to how such stockholder should vote at the Giga-tronics Special Meeting. A copy of Wood, Warren & Co.'s opinion dated May 2, 1996 and the procedures followed by Wood, Warren & Co., is attached hereto as Annex E pages E-1 and E-2, and the summary of the complete opinion set forth in this Joint Proxy Statement is qualified in its entirety by reference to the opinion. Giga-tronics stockholders are advised to read the opinion in its entirety. No limitations were placed on Wood, Warren & Co. by the Board of Directors of Giga-tronics with respect to the investigation made or the procedures followed in preparing and rendering its opinion.

         In arriving at its opinion, Wood, Warren & Co.: (i) reviewed the Merger Agreement and the Proxy Statement dated May 2, 1996 and such other information that was publicly available or was furnished to it by the Company or ASCOR, (ii) reviewed financial statements for the five years ending March 30, 1996 and other financial information, including forecasts, and operating data of Giga-tronics and ASCOR furnished to Wood, Warren & Co. by the companies, (iii) considered the historical stock prices and trading volumes of the common stock of the Company,
(iv) reviewed the prices and premiums paid in other business combinations, (v) and prepared a discounted cash flow analysis of ASCOR. In addition, Wood, Warren & Co. held discussions with senior management of Giga-tronics and ASCOR regarding the strategic rationale for, and benefits of, the Merger and the past and current business operations, financial condition and future prospects of the respective companies on a stand alone basis and as combined in the Merger, and undertook such other financial analyses as it deemed appropriate for purposes of this opinion.

         The following paragraphs summarize the significant analyses performed by Wood, Warren & Co. in arriving at its opinion. The information presented below is based on the financial condition of the Company and ASCOR as of a date or dates shortly before the date of its opinion (May 2, 1996). The closing price of Giga-tronics common stock on May 2, 1996, as reported by NASDAQ National Marketing System, was $8.25. Based on that price and the assumption that Giga-tronics will issue the maximum 724,986 shares of its common stock in the Merger, the enterprise value of ASCOR was approximately $5.6 million.

         Analysis of Selected Transactions Analysis. Wood, Warren & Co. compared the proposed Merger with selected merger and acquisition transactions. This analysis included 32 technology company transactions. In examining these transactions, Wood, Warren & Co. analyzed certain income statement and balance sheet parameters of the acquired company relative to the consideration offered. Multiples analyzed included consideration offered to historical revenue, to historical earnings before interest and taxes, to historical net income, and to historical book value. Based on the analysis of the selected merger and acquisition transactions, ASCOR's implied enterprise value ranged from approximately $5.0 million to approximately $16.7 million.

         Discounted Cash Flow Analysis. Wood, Warren & Co. analyzed the theoretical valuation of ASCOR based on projections prepared by the managements of Giga-tronics and ASCOR. To estimate the total present value of ASCOR's business, Wood, Warren & Co. calculated a net present value of the free cash flows for the fiscal years ended March 31, 1997 through 2001 using discount rates ranging from 25% to 40%. The terminal value was based on multiples of 5.5 and 7.5 times projected earnings before interest and taxes for fiscal 2001. Based on the discounted cash flow analysis, ASCOR's enterprise value ranged from approximately $4.4 million to approximately $9.2 million.

         Pro Forma Analysis. Wood, Warren & Co. analyzed the pro forma impact of the proposed Merger on Giga-tronics earnings per share. In conducting its analysis, Wood, Warren & Co. relied upon the financial projections for the fiscal years ending March, 1997 through 2001 provided by the management of Giga-tronics and ASCOR, respectively. The analysis indicated that earnings per share of the pro forma combined company would be higher in the first fiscal year after the Merger and higher thereafter through fiscal 2001 than comparable projections for Giga-tronics as a stand-alone company.

         Stock Trading History Analysis. Wood, Warren & Co. examined the trading history in terms of both price and volume for periods of time ranging from six months, one year, three years and five years. Wood, Warren & Co. noted that the Giga-tronics' average price per share was $7.76, $7.65, $6.64, and $6.84, respectively. In addition, Wood, Warren & Co. analyzed the volume of Giga-tronics shares traded at different prices over the same time periods. Wood, Warren & Co. noted that, for each period analyzed, approximately 48% to 64% of the trading volume was at prices below the six month average price per share of $7.76.

         Contribution Analysis. Wood, Warren & Co. reviewed the contribution of each of Giga-tronics and ASCOR to certain financial statement categories of the pro forma combined company, including revenue, gross profit, earnings before interest and taxes, and net income. The review was made for the three years ended March 30, 1996. This contribution analysis was then compared to the pro forma ownership percentage of ASCOR's shareholders (approximately 22%) in the pro forma combined company. For the year ended March 1996 and the average of the three year period, ASCOR contributed approximately 19% and 17% to revenues, 19% and 18% to gross profit, 52% and 102% (based on the two fiscal years 1994 and 1996 because Giga-tronics had a loss in 1995) to earnings before interest and taxes, and 45% and 64% to net income.

         The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. No company or transaction used in the above analysis is closely comparable to Giga-tronics or ASCOR or the Merger. Accordingly, Wood, Warren & Co., believes its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying the opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

         In arriving at its opinion, Wood, Warren & Co. relied, without independent verification, solely on the aforementioned information and activities and did not obtain any independent appraisal of the properties or assets of the Company or ASCOR. With respect to the financial projections supplied to it, Wood, Warren & Co. assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of management of Giga-tronics and ASCOR as to the future financial performance of the companies. Wood, Warren & Co.'s opinion is necessarily based upon market, financial, economic and other conditions existing, and the information available to it, as of the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, Wood, Warren & Co. does not have any obligation to update, review or reaffirm its opinion.

         Wood, Warren & Co. was formally engaged by the Board of Directors on April 12, 1996 to render an opinion as to the fairness from a financial point of view to Giga-tronics of the proposed Merger Exchange Ratio. Pursuant to the engagement letter, Giga-tronics agreed to pay Wood, Warren & Co. a fee of $29,950 of which $8,000 was to be paid upon the execution of the engagement letter and $10,000 became due at the time the Proxy Statement was mailed to stockholders and the balance is payable upon consummation of the Merger. The obligation of the Company to pay such fees to Wood, Warren & Co. was not contingent on whether the opinion of Wood, Warren & Co. was favorable or unfavorable. In addition, the Company agreed to indemnify Wood, Warren & Co., against certain liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement. Wood, Warren & Co., as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, private placements and valuations for corporate reorganizations and other purposes.

                                    ANNEX F


                                    STATE OF

                                CALIFORNIA CODE

                             FOR DISSENTER'S RIGHTS

1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS.

         (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

         (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

         (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in * * * subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

         (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in * * * subparagraph (A) or
(B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that * * * subparagraph (A) rather than * * * subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

         (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

         (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

         (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; contents.

         (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation

                                       1.

shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

         (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) or paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED
SECURITIES.

         Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT.

         (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as

                                       2.

between the corporation and the holders thereof shall be filed with the secretary of the corporation.

         (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS.

         (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

         (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

         (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS.

         (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

         (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

         (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

                                       3.

         (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

         (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301, and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST.

         To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

1307. DIVIDENDS ON DISSENTING SHARES.

         Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT.

         Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS.

         Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

         (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorney's fees.

         (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

         (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six

                                       4.

months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

         (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL.

         If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

1311. EXEMPT SHARES.

         This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS.

         (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

         (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

         (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is

                                       5.

just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                       6.

                                    ANNEX G


                                  ARTICLES OF

                                 INCORPORATION

                                OF GIGA-TRONICS

                            ARTICLES OF INCORPORATON

                                       OF

                                GIGATRONICS, INC.

                                       I.

         The name of this corporation is GIGATRONICS, INC.

                                       11.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         The name and address in the State of California of this corporation's initial agent for service of process is:

                                 Mr John Scheck
                             5 Garden Estates Court
                                 Alamo, CA 94507

                                       1.

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 250,000.

    DATED: March 3, 1980

                                                         /S/
                                             -----------------------------------
                                                      Harold C. Nachtrieb

       I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                             -----------------------------------
                                                      Harold C. Nachtrieb

                                       2.

                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                       OF

                                GIGATRONICS, INC.

         John Scheck and Stanley Keller certify that:

         1. They are the President and Secretary, respective ly, of GIGATRONICS, INC., a California corporation (the "Corpora tion").

         2. Article FOURTH of the Articles of Incorporation of the Corporation is hereby amended to read in full as follows:

         "FOURTH: This Corporation is authorized to issue two classes of shares, which shall be known as Common Stock and Preferred Stock. The total number of shares of Common Stock which this Corporation is authorized to issue is 1,000,000 and the total number of shares of Preferred Stock which this Corporation is authorized to issue is 25O,000. Upon the Amendment of this Article to read as herein above set forth, each outstandinq share is converted into or reconstitut Common Share."

         3. Article FIFTH is added to the Articles of Incorpora- tion and reads as follows:

         "FIFTH: Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors shall determine the designation of each series and the authorized number of shares in each series. The Board of Directors is authorized to determine and alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of shares of Preferred Stock and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series."

            "If the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution initially fixing the number of shares of such series."

         4. The foregoing Amendment of Articles of Incorporsation has been duly approved by the Board of Directors.

         5. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the Corporation is 37,000. The number of shares voting in favor of Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%)

                                                         /S/
                                             -----------------------------------
                                                    John Scheck, President

                                                         /S/
                                             -----------------------------------
                                                  Stanley Keller, Secretary

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Pleasant Hill, California on this 14 day of January, 1981.

                                                         /S/
                                             -----------------------------------
                                                   John Scheck, President

                                                         /S/
                                             -----------------------------------
                                                  Stanley Keller, Secretary

                          CERTIFICATE OF DETERMINATION
                        OF PREFERENCES OF PREFERRED STOCK
                                   SERIES A OF
                                GIGATRONICS, INC.

         The undersigned, John Scheck and Stanley Keller, do hereby certify:

         1. That said John Scheck is, and at all times herein mentioned was, the duly elected and acting President of GIGA- TRONICS, INC., a California corporation, and that said Stanley Keller is, and at all times herein mentioned was, the duly elected and acting-Secretary of said corporation:

         2. That at a meeting held January 7, 1981, the following resolutions were duly adopted by the Board of Directors of said corporation:

               WHEREAS, Articles Fourth and Fifth of the Articles of Incorporation of this corporation provide for a class of its authorized shares known as Preferred Stock, comprising 250,000 shares of no par value, issuable from time to time in one or more series, and authorize the Board of Directors to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights in terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued class, or of a wholly unissued series of any class of shares, or the number of shares constituting any unissued series of any class and the designation of such series, or any of them; and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series; and

               WHEREAS, it is the desire of the Board of Directors of this corporation pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a first series of said Preferred Stock;

               NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide, pursuant to Article Fifth of the Articles of Incorporation, for the issuance of a first series of Preferred Stock of the Corporation, and it does hereby fix and determine the rights, preferences, restrictions and other matters relating to said series of Preferred Stock as follows:

         I.    Title of Series

               The-first series of Preferred Stock shall be designated and known as "Preferred Stock, Series A".

         II.   Number of Shares

               The number of shares constituting the Preferred Stock, Series A shall be 35,500 shares.

         III.  Dividend Rights

                    The holders of the Preferred Stock, Series A shall be
               entitled to receive, out of funds legally available therefor, dividends at the rate of One Dollar Forty Cents ($1.40) per annum per share, payable in cash quarterly on the fifteenth (15th) day of March, June, September and December in each year, commencing March 15, 1981, when and as declared by the Board of Directors of the Corporation. Such dividends shall not be cumulative; provided, however, that if the Corporation's independent certified public accountant determines, for any fiscal year, that the Corporation had after-tax earnings for such year, legally available for the payment of dividends, dividends will cumulate in an amount equal to the lesser of dividends payable but not declared during such fiscal year and after-tax earnings for such fiscal year. Dividends so cumulative will be paid or set apart for payment, but without interest, before the payment of any dividend on the common stock of the Corporation (the "Common Stock').

               Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of either such holder) of Preferred Stock, Series A as shown on the books of the Corporation, unless such holder specifies another address by written notice to the Corporation. The forwarding of such check shall satisfy all obligations of the Corporation with respect to such dividends, unless such check is not paid upor timely presentation.

               The holders of the Preferred Stock, Series A shall be entitled to dividends as set forth in this Section III and no more. At any time after all dividends on the Preferred Stock, Series A shall have been declared and paid or set apart for payment in accordance with the provisions of this Section III, dividends may be paid on outstanding Common Stock out of any funds legally available therefor.

         IV. Liquidation Riqhts.

               In the event of any liquidation, dissolution and winding up of the Corporation, whether voluntary or not, the holders of Preferred Stock, Series A shall be entitled to receive an amount per share equal to Twenty Dollars ($20) plus all dividends to which they are entitled before any amount shall be paid to holders of the Common Stock, and shall not be entitled to receive any portion of the remaining assets of the Corporation.

         V. Voting Rights

               The holders of the Preferred Stock, Series A shall have one vote for each full share of Common Stock into which their respective shares of Preferred Stock, Series A, are convertible on all matters on which holders of Common Stock are entitled to vote, and, except as expressly provided by law, shall have no other rights to vote with respect to any matter.

         VI. - Conversion to Common Stock

               The Preferred Stock, Series A shall be convertible into Common Stock as follows:

               A. Definitions. For purposes of this Section VI, the following definitions shall apply:

               (1) "Series A Issuance Date" shall mean the first date on which the Corporation issues any shares of Preferred Stock, Series A.

         (2) "Conversion Price" shall mean the price, determined pursuant to this Section VI, at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock, Series A.

         (3) "Current Conversion Price" shall mean the Conversion Price immediately before the occurrence of any event, which, pursuant to
         Section VI.C, causes a redetermination of the Conversion Price.

         (4) "Convertible Securities" shall mean any indebtedness or shares of stock convertible into or exchangeable for Common Stock.

         (5) "Options" shall mean any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

         (6) "Common Stock Outstanding" shall include all Common Stock issuable upon exercise of all outstanding Options and conversion of all outstanding Convertible Securities.

         (7) "Distribution" shall have the meaning of the term "distribution to its shareholders" in the California Corporations Code as in effect on the date of this certificate.

               B. Right to Convert; Initial Conversion Price. Each holder of the Preferred Stock, Series A may, at any time, upon surrender of the certificates therefor, convert any or all of his Preferred Stock, Series A into fully paid and non-assessable shares of Common Stock at the Conversion Price, each share of Preferred Stock, Series A being taken at Twenty Dollars ($20) for the purpose of such conversion. The Conversion Price shall initially be Twenty Dollars ($20) per share of Common Stock. Such initial Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided. No adjustments with respect to conversion shall be made on account of any dividends that may be cumulated but unpaid on the Preferred Stock, Series A surrendered for conversion, but no dividends shall thereafter be paid on the Common Stock unless such cumulated but unpaid dividends have first been paid to the holders at the time of conversion of the Preferred Stock, Series A.

               Before any holder of Preferred Stock, Series A shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, to the office of the Corporation or any transfer agent for such Preferred Stock, Series A, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, Series A, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided, and, if ' less than all of the shares of Preferred Stock, Series A represented by such certificate are converted, a certificate representing the shares of Preferred Stock, Series A not converted. Such conversion shall be deemed to have been made as of the date of such surrender of the Preferred Stock, Series A to be converted, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

         C. Adjustments to Conversion Price. Subject to Section VI.C.9, the Conversion Price in effect from time to time shall be subject to adjustment in certain cases as follows:

               1. Issuance of Securities. In case the Corporation shall at any time after the Series A Issuance Date (i) issue or sell any Common Stock without consideration, or for a consideration per share less than the Current Conversion price, or (ii) pay or make a dividend or other Distribution on the Common Stock (other than in cash out of its retained earnings, in Common Stock, in Convertible Securities, or in Options) then, and thereafter successively upon each such issuance, sale, dividend or other Distribution, the Current Conversion Price shall simultaneously with such issuance, sale, dividend or other Distribution be adjusted to a Conversion Price (calculated to the nearest cent) determined by dividing

                    (a) an amount equal to (i) the total number of shares of
               Common Stock Outstanding when the Current Conversion Price became effective multiplied by the Current Conversion Price, plus (ii) the aggregate of the amount of all consideration, if any, received by the Corporation for the issuance or sale of Common Stock since the Current Conversion Price became effective, minus
               (iii) the aggregate amount of all dividends or Distributions on Common Stock (other than in cash out of its retained earnings, in shares of Common Stock, in Convertible Securities, or in Options), paid by the Corporaton since the Current Conversion Price became effective, by

                    (b) the total number of shares of Common Stock Outstanding immediately after such issuance, sale, dividend, or other Distribution,

               except that the Current Conversion Price shall not be reduced if the amount of such reduction would be less than fifty cents ($.50), and in no event shall the Conversion Price exceed the Initial Conversion Price.

         For the purposes of this subsection VI.C.1, the following provisions shall also be applicable:

               (i) Cash Consideration. In case of the issuance or sale of additional Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting there from any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenes incurred in connection therewith.

               (ii) Non-Cash Consideration. In case of the issuance (Otherwise than upon conversion or exchange of Convertible Securities) or sale of additional Common Stock, Options or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board of Directors of the Corporation in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section VI, of the consideration other than cash received by the Corporation for such securities.

               (iii) Options and Convertible Securities. In case the Corporation shall in any manner issue or grant any Options or any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall (as of the date of issue or grant of such Options or, in the case of the issue or sale of Convertible Securities other than where the same are issuable upon the exercise of Options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of this subsection VI.C.1 and to have been issued for the price per share for which shares of Common Stock are issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of subsection VI.C.2, no further adjustment of the Conversion Price shall be made upon the actual issuance of any such Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

               (iv) Dividends in Common Stock, Options, or Convertible Securities. In the case of the issuance of additional Common Stock, Options, or Convertible Securities as a dividend or as a Distribution on Common Stock, the aggregate number of shares of Common Stock issued (or deemed issued pursuant to Section VI.C.1(iii)) in payment of such dividend or Distribution shall be deemed to have been issued on the record date for such dividend or Distribution and shall be deemed to have been issued without consideration.

               (v) Other Dividends. In case of the payment or making of a dividend or other Distribution on Common Stock in property (excluding Common Stock, Convertible Securities and Options, but including all other securities), such dividend or other Distribution shall be deemed to have been paid or made on the record date for such dividend or other Distribution and in the amount of such dividend or other Distribution in property on such record date, as determined by the Board of Directors of the Corporation.

               (vi) Reclassification. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for the determination of shareholders entitled to receive such Common Stock.

               (vii) Record Date. In the event that there shall be no record date for the determination of shareholders entitled to any dividend or Distribution declared by the Corporation, the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination shall be deemed to be the record date for the determination of shareholders entitled to such dividend or Distribution.

         2. Change in Option Price or Conversion Rate. In the event that the purchase price provided for in any Option referred to in subsection VI.C.1(iii), or the rate at which any Convertible Securities referred to in subsection VI.C.1(iii) are convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Current Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. In the event that the purchase price provided for in any such Option referred to in subsection VI.C.1(iii), or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities referred to in subsection VI.C.1(iii), or the rate at which any Convertible Securities referred to in subsection VI.C.1(iii) are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Current Conversion Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Option or Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid.

               3. Termination of Option or Conversion Rights. In the event of the termination or expiration of any right to purchase Common Stock under any Option or of any right to convert or exchange Convertible Securities, the Current Conversion Price shall, upon such termination, be changed to the Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Common Stock Outstanding.

               4. Stock Splits. In the event the out standing Common Stock shall be subdivided into a greater number of shares of Common Stock, the Current Conversion Price shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely,in case the outstanding Common Stock shall be combined into a smaller number of shares of Common Stock, the Current Conversion Price shall, simultaneously with the effectiveness of such combination, be proportionately increased. For the purposes of subsections VI.C.1 and VI.C.4, a distribution of Common Stock to holders of Common Stock in which the number of shares distributed is 25 percent (25%) or more of the number of shares of Common Stock upon which the distribution is to be made shall be deemed to be a subdivision of Common Stock, and a distribution of a lesser number of shares of Common Stock shall be deemed to be a stock dividend.

               5. Successive Changes. The above provisions of this Section VI shall similarly apply to successive issuances, sales, dividends or other Distributions,subdivisions and combinations on or of the Common Stock after the Series A Issuance Date.

               6. Merger; Sale of Corporation. Subject to Section IV, in the event, after the Series A Issuance Date, of any consolidation of the Corporation with, or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Common Stock), or in case of any sale or transfer to another corporation of all or substantially all of the assets of the Corporation, each share of Preferred Stock, Series A shall be treated for all purposes as if it had been converted into Common Stock on the earlier of (i) the record date, if any, for voting by holders of Common Stock on such event and (ii) the date of such event.

               7. Other Events Altering Conversion Price. Upon the occurrence of any event not specifically denominated in this Section VI as altering the Conversion Price that, in the reasonable exercise of the business judgment of the Board of Directors of the Corporation requires, on equitable principles, the alteration of the Conversion Price, the Conversion Price will be equitably altered.

               8. Miscellaneous Conversion Price Matters. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon conversion of all the then outstanding Preferred Stock, Series A, and shall, at its own expense, take all such actions and obtain all such permits and orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of such Preferred Stock. No fractions of Common Stock shall be issued upon the conversion of Preferred Stock, Series A, and in lieu thereof the Corporation shall pay the holder an amount in cash equal to the fair market value of such fractional interest as determined by the Board of Directors of the Corporation in the exercise of its good faith business judgment.

               9. Excluded Events. Notwithstanding anything in this Section VI to the contrary, the Conversion Price shall not be adjusted by virtue of the issuance or sale of an aggregate of not more than 20,000 shares of Common Stock to employees of the Corporation at a price,which is less than the Conversion Price at the time of such issuance or sale (all as determined in accordance with this Section VI).

               D. Mandatory Conversion. At any time on or after the earlier of
         (a) the date on which any Common Stock is sold to the public by the Corporation (or selling shareholders, if any) in a public offering registered under the Securities Act of 1933 at a per share public offering price of not less than twice the Conversion Price (as defined in Section VI.A(2) hereof) then in effect, or (b) the expiration of three (3) years after the Series A Issuance Date (as defined in Section VI.A.(3), then, in either case, the Corporation, may, at its election, cause all or any portion of the Preferred Stock, Series A to be converted at the Conversion Price then in effect.

         The Corporation shall give notice of its election to cause conversion under this Section VI.D by mail, postage prepaid, at least 15 days prior to the date specified for conversion, to each holder of record of the Preferred Stock, Series A at the address of such holder as the same shall appear on the books of the Corporation, which notice shall specify said conversion date, the Conversion Price, the number of shares of Common Stock to be issued upon such conversion, the amount of the cash adjustment to be paid in respect of a fractional share of Common Stock and the amount of any dividends cumulated Sand unpaid prior to such conversion date. On and after said conversion date, notwithstanding that any certificates for the Preferred Stock, Series A shall not have been surrendered for conversion, the shares of Preferred Stock, Series A evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the shares of Common Stock to which he shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Common Stock to which he shall be entitled, and
         (iii) with respect to dividends cumulated but unpaid on such Preferred Stock, Series A prior to such conversion date.

         VII.  Warrant.

               Subject to the terms and conditions hereinafter set forth, each holder of Preferred Stock, Series A, is hereby granted the right (a "Warrant"), to purchase, upon (but only upon and in no event after) conversion into Common Stock of the shares of Preferred Stock, Series A to which such Warrant relates, one share of Common Stock for each five share of Preferred Stock, Series A, held, at a price ("Exercise Price") of Twenty Dollars ($20.00) per share of Common Stock.

               The Warrants are exercisable at the office of the Corporation, or such other office or agency as the Corporation may from time to time designate, upon surrender of the certificate for the holder's Preferred Stock, Series A for conversion into shares of Common Stock and payment of the Exercise Price for the shares of Common Stock to be purchased on such exercise, in United States currency, either in cash, or by certified or official bank check payable to the order of the Corporation.

               A Warrant may be exercised only in full, only upon conversion of all Preferred Stock, Series A held by the holder making such exercise, and only upon exercise of all Warrants relating to such holder's shares of Preferred Stock, Series A.

               Shares of Common Stock sufficient to provide for the exercise of the Warrants shall at all times be reserved by the Corporation for issuance upon exercise. All shares of Common Stock issuable upon the exercise of the Warrants shall be validly issued, full paid and non-assessable.

               VIII. Certain Taxes

               The Corporation shall pay any and all issuance and other taxes (excluding any federal or state income taxes) that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of Preferred Stock, Series A, or on exercise of any Warrant. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock, Series A to which such issuance relates were registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or it is established to the satisfaction of the Corporation that such tax has been paid.

               RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination of Preferences in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

         3. That the authorized number of shares of Preferred Stock of said corporation is 250,000 and that no such Preferred Stock has been issued.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 14 day of January, 1981.



                                                          /S/
                                                     ---------------------------
                                                       John Scheck, President

                                                          /S/
                                                     ---------------------------
                                                      Stanley Keller, Secretary

         Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct.

         Executed at Pleasant Hill, California, on January l4, 1981.

                                                          /S/
                                                     ---------------------------
                                                             John Scheck

                                                          /S/
                                                     ---------------------------
                                                            Stanley Keller

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF DETERMINATION OF
                         PREFERENCES OF PREFERRED STOCK,
                          SERIES A OF GIGATRONICS, INC.

         JOHN SCHECK and STANLEY KELLER certify that:

1. They are the President and the Secretary, respectively, of GIGATRONICS, INC., a California corporation.

2. On January 15, 1981, the Corporation filed with the Secretary of State a Certificate of Determination of Preferences of Preferred Stock, Series A, as amended by an amendment thereto filed on January 27, 1981 (the "Certificate").

3. Clause VII of the Certificate is amended to read in its entirety as follows:

" VII. Warrant.

Subject to the terms and conditions hereinafter set forth, each holder of Preferred Stock, Series A, is hereby granted the right (a "Warrant"), to purchase at any time prior to conversion into Common Stock of the shares of Preferred Stock, Series A to which such Warrant relates, one share of Common Stock for each five shares of Preferred Stock, Series A, held, at a price ("Exercise Price") of Twenty Dollars ($20.00) per share of Common Stock.

The Warrants are exercisable at the office of the Corporation, or such other of office or agency as the Corporation may from time to time designate, upon delivery or the certificate for the holder's Preferred Stock, Series A to be marked by the Corporation indicating exercise of the Warrants and payment of the Exercise Price for the shares of Common Stock to be purchased on such exercise, in United States currency, either in cash, or by certified or official bank check payable to the order of the Corporation.

A Warrant may be exercised only in full and only upon exercise of all Warrants relating to such holder's shares of Preferred Stock, Series A.

Shares of Common Stock sufficient to provide for the exercise of the Warrants shall at all times be reserved by the Corporation for issuance upon exercise. All shares of Common Stock issuable upon the exercise of the Warrants shall be validly issued, full paid and non-assessable."

4. The foregoing amendment of the Certificate has been duly approved by the Board of Directors.

5. The foregoing amendment of the Certificate has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the Corporations Code. The total number of outstanding shares of the Common Stock of the Corporation is 51,798. The total number of outstanding shares of Preferred Stock of the Corporation is 25,500. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the Common Stock and more than fifty percent (50%) of the Preferred Stock.

                                                          /S/
                                                     ---------------------------
                                                       John Scheck, President

                                                          /S/
                                                     ---------------------------
                                                      Stanley Keller, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Pleasant Hill California on June 7, 1982.

                                                          /S/
                                                     ---------------------------
                                                              John Scheck

                                                          /S/
                                                     ---------------------------
                                                            Stanley Keller

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            GIGA-TRONICS INCORPORATED

The undersigned, John W. Scheck and Stanley S.

Keller, hereby certify that:

1. They are duly elected and acting President and Secretary, respectively, of Giaa-tronics Incornorated, a California corporation.

2. A new Article VI is added to the Articles of Incorporation, reading in full as follows:

                                      "VI.

         Section 1. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         Section 2 This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders."

3. The foregoing amendment has been duly approved by resolution of the Board of Directors of this corporation.

         4. The foregoing amendment has been approved by the holders of the requisite number of shares of this corporation in accordance with Section 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 3,154,020 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

IN WITNESS WHEREOF, the undersigned have executed this certificate on August 12, 1988.

                                                          /S/
                                                     ---------------------------
                                                       John Scheck, President

                                                          /S/
                                                     ---------------------------
                                                      Stanley Keller, Secretary

         Each.of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct. Executed at Pleasant Hill, California, on August l2 1988.

                                                          /S/
                                                     ---------------------------
                                                       John Scheck, President

                                                          /S/
                                                     ---------------------------
                                                      Stanley Keller, Secretary

                                    ANNEX H

                                   BYLAWS OF

                                  GIGA-TRONICS

                                    BYLAWS OF

                                GIGATRONICS, INC.

                            A California Corporation



                                    ARTICLE I

                                     Offices

         Section l. Principal Executive Office: The princpal executive office of the corporation shall be at 2495 Estand Way, Pleasant Hill, California.

         The board of directors is granted full power and authority to change the principal executive office from one location to another in California.

         Section 2. Other Offices. Other offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

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                                   ARTICLE II

                            Meetings of Shareholders

         Section l. Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the corporation, or at such other p1ace within or without the State of California which may be designated by the board of directors pursuant to the authority hereby granted to said board. or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the secretary of the corporation.

         Section 2. Annual Meeting. The annual meeting of shareholders shall be held at 2:00 p.m. on the second Tuesday in July provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be neld at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meeting; directors sha1i be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers on the shareholders.

         Section 3. Notice - Annual meeting written notice of each each annual meeting shall be given to each shareholder entitled to vote, either personally or by first class mail or other means of written communication, charges prepaid, addressed to such shareholder at the shareholder's address appearing on the books of the corporation or provided to the corporation for the purpose of notice. All such notices shall be sent to each shareholder entitled thereto not less than ten (l0) days nor more than sixty (60) days before each annual meetings and shall specify:

         (a) the place, date and hour of such meeting;

         (b) those matters which the board, at the time oL the mailing of the notice, intends to present for action be the shareholders;

         (c) if directors are to be elected, the names of nominees intended, at the time of the notice, to be presented by management for election;

         (d) the general nature of a proposal, if any, to take action with respect to approval of: (i) a contract or other transaction with an interested director, (ii) amendment of the articles of incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of preferred shares, if any; and

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
the articles of incorportion, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of preferred shares, if any; and

         (e) such other matters, if any, as may be expressly required by statute

         Section 4. Special Meetings. Special meetings of the shareholders, for the purpose-of taking any action permitted by the shareholders under the California General Corporation Laws and the articles of incorporation of this corporation, may be called at any time by the chairman of the board, president or by the board of directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the corporation, by written request to the chairman of the board, the president, a vice president or the secretary, who shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty five (35) nor more than sixty (60) days after receipt of the request Except in special cases cohere other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall, in addition to the matters required by item (a), and if applicable, item (c) of the preceding section, specify the general nature of the business to be transacted and no business other than that specified in the notate may be transacted at said special meeting.

         Section 5. Adjourned Meeting and Notice Thereof. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by majority vote of the shares present in person or represented by proxy, but in the absence of a quorum, no business (except as provided in Section 8(d) below "Quorum") may be transacted at such meeting. No notice of an adjourned meeting need be given other than by announcement of the time and place thereof at the meeting at which such adjournment is taken unless the meeting is adjourned for 45 days or more or unless a new record date for the adjourned meeting is fixed after adjournment.

         Section 6. Validation of Defectively Called or Noticed Meetings. The transactions at any meeting of shareholders, however called and noticed, shall be as valid as though had at a meeting held after regular call and notice, if a quorum is present and

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
if either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Section 7. Action Without Meeting.

         (a) Election of Directors. Directors may be elected, without a meeting by written consent, setting forth the action so taken, signed by all of the persons entitled to vote for the election of directors. A director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the shares entitled to vote for the election of directors.

         (b) Other Action. Any other action which, under any provision of the General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and, except as hereinafter set forth, without notice, by written consent, setting forth the action so taken, signed by the holders of not less than the number of shares necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted. If the consents of all of the shareholders entitled to vote have been solicited in writing, no notice need be given of the action so taken. If consents were not solicited in writing and the written consents of all of the shareholders entitled to vote were not obtained, prompt notice of the action taken shall be given to the shareholders not consenting. As to proposed shareholder approval of any of the following matters, notice to the shareholders not consenting in writing shall be given in the manner provided in Article II, Section 3, of these bylaws at least ten (10) days before consummation of the action authorized by such approval:

         (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Section 6, Article V, of these Bylaws, (iii) a reorganization the corporation as defined in Section 181 of the General Corpora tion Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any.

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
         (c) Notice of Action by Consent of Majority. Prompt notice of the taking of any corporate action approved by the shareholders without a meeting by less then unanimous written consent shall be given to the shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner provided in Section 3, Article II, of these Bylaws.

         (d) Record Date. Unless the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the date on which such written consent is first given.

         (e) Revocation of Written Consent. A written consent may be revoked by the shareholder by writing received by the corporation prior to the time that the written consents of the number of shares required to authorize the proposed action have been received by the secretary of the corporation. Such a revocation shall be effective upon receipt by the secretary.

         Section 8. Voting.

         (a) Record Date. Unless a record date for voting purposes be fixed, as provided in Section 7, Article V, of these Bylaws, then, subject to the provisions of California General Corporation Law Sections 702 and 704, only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given, or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

         (b) Manner of Voting. Vote may be via voice or by ballot; provided however, at all elections for directors, vote must be by ballot upon demand by a shareholder made at any election before the voting begins.

         (c) Cumulative Voting. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his or her votes provided that the name of the candidate has been placed in nomination prior to voting and that any shareholder, at the meeting, prior to voting, has given notice of his or her intention to cumulate his or her votes.

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
         If votes for directors are cumulated, each shareholder may give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or to distribute the votes on the same principle among as many candidates as the shareholder desires. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

         (d) Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholder's present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum.

         (e) Proxies. Persons entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by written proxy executed by the person or that person's authorized agent and filed with the secretary of the corporation; provided, however, no proxy shall be valid after 11 months from the date of its execution unless the proxy provides the length of time for which the proxy is to continue in force, which in no case shall exceed the duration permitted by law.

         (f) Revocation of Proxy. A duly executed proxy continues in full force and effect until: (i) an instrument revoking it, or a duly executed proxy bearing a later date is filed with the secretary of the corporation, prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted.

         Section 9. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be nominated. In case any person

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
appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any shareholder or a shareholder's proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

         The duties of such inspectors shall be as prescribed by Section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders. In the determination of the validity and effect of proxies the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

         The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

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
                                   ARTICLE III

                                    Directors

         Section 1. Powers. Subject to limitations of the articles of incorporation and of the California General Corporation Law as to action to be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

         (a) To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or the bylaws, fix their compensation and require from them security for faithful service.

         (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the articles of incorporation or the bylaws, as they may deem best.

         (c) To change the principal executive office and principal office for the transaction of the business of the corporation from one location to another as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Article I, Section 2, hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal; to prescribe the forms of certificates of stock; to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

         (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

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
         (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

         (f) By resolution adopted by a majority of the authorized number of directors, to designate an executive and other committees, each consisting of two or more directors, to serve at the pleasure of the board, and to prescribe the manner in which proceedings of such committee shall be conducted. Unless the board of directors shall otherwise prescribe the manner of proceedings of any such committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by any two members thereof; otherwise, the provisions of these bylaws with respect to notice and conduct of meetings of the board shall govern. Any such committee, to the extent provided in a resolution of the board, shall have all of the authority of the board, except with respect to:

               (i) the approval of any action for which the General Corporation Law or the articles of incorporation also require shareholder approval;

               (ii) the filling of vacancies on the board or in any committee;

               (iii) the fixing of compensation of the directors for serving on the board or on any committee;

               (iv) the adoption, amendment or repeal of bylaws;

               (v) the amendment or repeal of any resolution of the board;

               (vi) any distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the board; and

               (vii) the appointment of other committees of the board or the members thereof.

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
         Section 2. Number and Qualification of Directors. The number of directors of the corporation shall not be less than three (3) nor more than five
(5) until changed by amendment of the articles of incorporation or by a bylaw amending this Section 2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, provided that a bylaw specifying or changing the minimum number or changing from a variable to a fixed board, or vice versa, may only be adopted by approval of the outstanding shares and provided further that a bylaw or amendment of the articles reducing the authorized number or the minimum number of directors below five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3 percent of the outstanding sharesentitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the articles of incorporation or in this Section 2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the board of directors.

         Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these bylaws with respect to vacancies on the board.

         Section 4. Vacancies. A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of cours or convicted of a felony, if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

         (a) Filling Vacancies. Vacancies in the board of directors, including a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.

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
         (b) The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

         (c) If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, (i) any holder or holders of an aggregate of 5 percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders, or (ii) the superior court of the proper county shall, upon application of such shareholder or shareholders, summarily order a special meeting of shareholders, to be held to elect the entire board. The term of office of any directors shall terminate upon such election of a successor.

         Section 5. Resignation of Director. Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary of the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accept the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

         Section 6. Effect of Reduction in Number. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

         Section 7. Place of Meeting. Regular meetings of the board of directors shall be held at any place within or without the state which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

         Section 8. Meetings.

         (a) Organization Meeting. Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

         (b) Regular Meetings. Regular meetings of the board of directors shall be held, without call, at the time and place fixed by the board. Notice of all regular meetings is hereby dispensed with except as provided hereinbelow.

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
         (c) Special Meetings. Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or by any two directors and shall be held upon four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any special meeting of the board. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         (d) Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

         (e) Place of Meeting. Meetings of the board may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the board.

         (f) Participation by Conference Call. Members of the board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this subdivision constitutes presence in person at such meeting.

         (g) Quorum. A majority of the authorized number of directors constitutes a quorum of the board for the transaction of business.

         Section 9. Notice of Meeting. Written notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are

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
regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone or telegraph, as above provided, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, personally or by telephone, as above provided, shall be due, legal and personal notice to such director.

         Section 10. Action Without Meeting. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board and shall have the same force and effect as a unanimous vote of such directors.

         Section 11. Action at a Meeting - Required Vote. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the articles of incorporation, or by these bylaws. A meeting at which a quorim is initially present may continue to transact business notwithstanding the withdrawal of director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

         Section 12. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board.

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
                                   ARTICLE IV

                                    Officers

         Section 1. Officers. The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except that the offices of president and secretary shall not be held by the same person.

         Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

         Section 3. Subordinate Officers, Etc. The board of directors may appoint, and may empower the chairman of the board or the president, whichever of such officers is serving as the chief executive officer of the corporation, to appoint such other officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority and perform such duties as are provided in the bylaws or as the board of directors may from time to time determine.

         Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors (subject, in each case, to the rights, if any, of an officer under any contract of employments).

         Any officer may resign at any time by giving written notice to the board of directors or to the chairman of the board or the president, whichever of such officers is serving as the chief executive officer of the corporation, or to the secretary of the corporation, without prejudice however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resigation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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
         Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws,for regular appointments to such office.

         Section 6. Chairman of the Board. If there shall be a chairman of the board, who is not a full-time employee of the corporation, such officer shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors. If such officer is a full-time employee of the corporation, he shall be the chief executive officer of the corporation, and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers, and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the bylaws.

         Section 7. President. If there shall be no chairman of the board or if such officer is not a full-time employee of the corporation, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have the powers and duties set forth hereinabove for a chairman of the board who is a full-time employee of the corporation. If there shall be a chairman of the board who is full-time employee of the corporation, the president, in the absence or disability of the chairman of the board, shall if present, preside at all meetings of the board of director and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the board.

         Section 8. Vice-President. In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the board of directors or, if not ranked, the vice-president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the bylaws.

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         Section 9. Secretary. The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the board of directors may order, a book of minutes of actions taken at all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the bylaws.

         Section 10. Treasurer. The treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

         The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chairman of the board, the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the bylaws.

                                    ARTICLE V

                                  Miscellaneous

             Section 1. Inspection of Corporate Records.

         (a) Shareholder. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the board and committees of the board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder. Such inspection by a shareholder may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

         (b) Director. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

             Section 2. Waiver of Annual Reports to Shareholders. As provided by
Section 1501(a) of the California General Corporation Law, the annual report to shareholders is hereby expressly waived.

             Section 3. Contracts, Etc., How Executed. The board of directors, except as in the bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

             Section 4. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder.

Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer or the corporation's registrar or transfer agent, if any, shall be manually signed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         (a) Legend Stock. Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the federal securities laws, and any agreement between the corporation and the issuee thereof.

         (b) Issuance Before Full Payment. Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the board of directors or the bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

         (c) Lost or Destroyed Certificates. No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Section 8104 and 8405 of the California Commercial Code.

         Section 5. Representation of Shares of Other Corporations. The president or any vice-president and the secretary or any assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

         Section 6. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

         (a) Definitions: Agent; Proceeding; Expenses. For the purposes of this section, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification under subdivision (d) or paragraph (3) of subdivision
(e).

(b)      Power to Indemnify Agent.

         (i) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

(ii) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subdivision (b):

         (A) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

         (B) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

         (C) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

         (c) Expenses. To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subdivision
(b) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(d) Vote Authorizing Indemnification. Except as provided in subdivision (c), any indemnification under this section shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivision (b) or (c), by:

(i) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(ii) Approval of the shareholders by majority vote, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(iii) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

(e) Advancement of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

(f) Validity and Limitation. No provision made by a corporation to indemnify its or its subsidiary's directors or officers for the defense of any proceeding, whether contained in the articles, bylaws, a resolution of shareholders or directors, an agreement or otherwise, shall be valid unless consistent with this section. Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(g) No indemnification or advance shall be made under this section, except as provided in subdivision (c) or paragraph (iii) of subdivision (d), in any circumstance where it appears:

(i) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders or an agreement in effect at the time of accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(ii) That it would be inconsistent witn any condition expressly imposed by a court in approving a settlement.

(h) Purchase o,f Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

(i) Trustee, Etc. Excluded. This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent as defined in subdivision (a) of the employer corporation. A corporation shall have power to indemnify such a trustee, investment manager or other fiduciary to the extent permitted by General Corporation Law subdivision
(f) of Section 207.

Section 7. Record Date. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

Section 8. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of constructions and definitions contained in the California General Corporation Law shall govern the construction of these bylaws.

                                   ARTICLE VI

                                   Amendments

         Section 1. Power of Shareholders. New bylaws may , be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares except as otherwise provided by law or by the articles of incorporation.

Section 2. Power of Directors. Subject to the right of shareholders as provided in Section l of this Article VI to adopt, amend or repeal bylaws, bylaws may be adopted, amended or repealed by the board of directors provided, however, that the board of directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 2 of Article III of these bylaws.

                            CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting secretary of GIGATRONICS, INC. a California corporation; and

2. That the foregoing bylaws, comprising 23 pages, constitute the bylaws of said Corporation duly taken on March 26, 1980.

IN WITNESS WHEREOF, I have hereunto subscribe my name and affixed the seal of said corporation this 30 day of April, 1980.

                                                              /S/
                                                       -------------------------
                                                          Arthur Bjerlie
                                                          Secretary

                                   ANNEX I


                             Tender Instructions

                                     ANNEX I

                               TENDER INSTRUCTIONS


         WHEREAS, Giga-tronics Incorporated, a California corporation ("Giga-tronics") and ASCOR, Inc., a California corporation ("ASCOR") are parties to that certain AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") entered into as of the 2nd day of May, 1996, by and among Giga-tronics ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and ASCOR, which Reorganization Agreement the undersigned holder ("Shareholder") of preferred stock of ASCOR ("ASCOR Preferred Stock") has previously executed; and

         WHEREAS, pursuant to Section 8.02(h) of the Reorganization Agreement it is a condition to the obligations of Giga-tronics to consummate the Merger that all shares of ASCOR Preferred Stock be tendered to Giga-tronics as of the Closing Date in accordance with the terms contained hereinafter; and

         NOW, THEREFORE, in consideration of the foregoing, Shareholder hereby tenders the shares of ASCOR Preferred Stock, in such amounts and of such series as are listed below (which amounts represent all ASCOR Preferred Stock owned by the undersigned and all ASCOR Preferred Stock which was owned by Shareholder as of May 2, 1996, the date of the Reorganization Agreement) in exchange for shares of Giga-tronics Common Stock pursuant to the terms of the Reorganization Agreement.

         Shareholder acknowledges and agrees that pursuant to Section 1.02 of the Reorganization Agreement, and as provided in the Agreement of Merger attached as Exhibit 1.01 to the Reorganization Agreement, all shares of ASCOR Preferred Stock and Common Stock of ASCOR will be exchanged for Giga-tronics Common Stock at the same Exchange Rate.

         Shareholder agrees that the Giga-tronics Common Stock to be received pursuant to the exchange described herein pursuant to the terms of the Reorganization Agreement (and any cash in lieu of fractional shares of Giga-tronics Common Stock) represents the full amount of consideration due to the undersigned upon consummation of the Merger. Shareholder hereby waives any
(a) rights to receipt of accrued dividends on such Preferred Stock provided by Article Fourth, Section 1 of the Articles of Incorporation of ASCOR (the "ASCOR Articles"), (b) liquidation rights pertaining to ASCOR Preferred Stock as such may be provided by Article Fourth, Section 2 of the ASCOR Articles, (c) rights to convert into common stock as provided by Article Fourth, Section 6 of the ASCOR Articles, and (d) any other rights which the ASCOR Preferred Stock may possess whether pursuant to the ASCOR Articles or otherwise.

         Shareholder has have executed this Tender Instructions as of the Closing Date as such term is defined in the Reorganization Agreement.


SHAREHOLDER



By:_______________________________
Name:_____________________________
Title:____________________________

ASCOR Preferred Shares Held and
Tendered Herewith

Series A   _______________________

Series B   _______________________

Series C   _______________________

                                   ANNEX J


                               Letter Agreement

                                  May 20, 1996


ASCOR, Incorporated.
47790 Westinghouse Drive
Fremont, CA  94539
Attention:  Jeffrey Lum, President

                  ASCOR, Incorporated ("ASCOR") and Giga-tronics, Incorporated ("Giga-tronics") are parties to that certain AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") entered into as of the 2nd day of May, 1996, by and among Giga-tronics , ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub"), and ASCOR. All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Reorganization Agreement.

                  Pursuant to the terms of the Reorganization Agreement Giga-tronics is to issue a maximum of 724,986 shares of Giga-tronics Common Stock in the Merger. Further pursuant to the terms of the Reorganization Agreement, such issuance is to be not pursuant to a registration under federal securities laws, rather pursuant to an exemption therefrom. The Reorganization Agreement also contemplates that at the Closing of the Merger Giga-tronics will enter into a Registration Rights Agreement (in the form of Exhibit 10.01 to the Reorganization Agreement) with the former shareholders of ASCOR. Pursuant to
Section 2.14 of the Registration Rights Agreement the registration rights granted thereunder will not be available if the Giga-tronics Common Stock issued in the merger was "issued by Giga-tronics to the Holder pursuant to a registration statement filed with the SEC".

                  Giga-tronics believes it is in the interests of Giga-tronics and the combined companies to issue the Giga-tronics Common Stock pursuant to such a registration statement. Therefore, Giga-tronics now agrees to use its best faith efforts to file with the Securities and Exchange Commission, and cause the effectiveness under federal securities law of, a registration statement on Form S-4 (or such other form as may be applicable) covering the shares of Giga-tronics Common Stock to be issued in the Merger.

                  The undersigned hereby agree that upon the issuance of such Giga-tronics Common Stock pursuant to an effective registration statement the Registration Rights Agreement will be of no force and effect and will therefore not be delivered at the Closing.

                  Please acknowledge your acceptance and agreement to the foregoing by signing and returning a copy of this letter.

                                             Very truly yours,
                                             GIGA-TRONICS, INCORPORATED



                                             By:________________________________
                                             Name:
                                             Title:


ACCEPTED AND AGREED

ASCOR, INCORPORATED



By:________________________
Name:
Title:

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Giga-tronics is incorporated in California. Under Section 317 of the California Corporation Code (the "CCC"), a California corporation generally has the power to indemnify its present and former directors and officers against expenses, judgments, fines, settlements and other amounts actually paid and reasonably incurred by them in connection with any threatened, pending or completed action or proceeding so long as they acted in good faith and in a manner they reasonably believed to be in the best interests of the company, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

         The Articles of Incorporation of Giga-tronics (the "Articles") and the Bylaws of Giga-tronics (the "Bylaws") provide that Giga-tronics has the powers of indemnification as specified in Section 317 of the CCC. The Bylaws provide to the extent an agent of Giga-tronics has been successful on the merits in defense of a proceeding relating to which Giga-tronics has the power to indemnify them, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. The Bylaws further provide that except in such cases where an agent is successful on the merits in such defense, indemnification is to be made only upon a determination that indemnification is proper in the circumstances because the agent met standards of conduct as determined by (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) approval of the shareholders by majority vote, with the shares owned by the person to be indemnified not being entitled to vote thereon; or (iii) the court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

         Section 204(a)(10) of the CCC provides that Articles of Incorporation may, subject to certain provisos, contain a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director's duty to the company and its shareholders. The Articles provide that the liability of the directors of Giga-tronics for monetary damages will be eliminated to the fullest extent permissible under California law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)  Exhibits

    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------

         2.1      -   Agreement and Plan of Reorganization dated as of May 2, 1996 among the Registrant,
                      ASCOR, Acquisition Corp. and ASCOR, Inc. ( "ASCOR ") (included as Annex C to the
                      Joint Proxy Statement/Prospectus included in Part I of this Registration Statement).

         2.2      -   Letter Agreement dated May 20, 1996 between the Registrant and ASCOR (included as
                      Annex J to the Joint Proxy Statement/Prospectus included in Part I of this Registration
                      Statement).

         2.3      -   Form of Agreement of Merger (included as Exhibit 1.01 to the Agreement and Plan of
                      Reorganization included as Annex C to the Joint Proxy Statement/Prospectus included in
                      Part I of this Registration Statement).

         3.1      -   Articles of Incorporation of Giga-tronics Incorporated (included as Annex G to the Joint Proxy
                      Statement/Prospectus included in Part I of this Registration Statement).

         3.2      -   Bylaws of Giga-tronics Incorporated (included as Annex A to the Joint Proxy Statement/
                      Prospectus included in Part I of this Registration Statement).

         4.1      -   Specimen certificate of the Registrant's Common Stock.

         5.1      -   Opinion of Brobeck, Phleger & Harrison, counsel to the Registrant.

         8.1      -   Tax Opinion of Brobeck, Phleger & Harrison, counsel to the Registrant.

        10.1      -   1990 Restated Stock Option Plan and form of Incentive Stock Option Agreement.

        10.2      -   Standard form Indemnification Agreement for Directors and Officers.

        10.3      -   Lease between Giga-tronics Incorporated and Calfront Associates for 4650 Norris Canyon
                      Road, San Ramon, CA, dated December 6, 1993.

        19.1      -   Fairness Opinion of Wood, Warren & Co. (included as Annex E to the Joint Proxy
                      Statement/Prospectus included in Part I of this Registration Statement).

        23.1      -   Consent of Brobeck, Phleger & Harrison (included in Exhibit 5.1).

        23.2      -   Consent of KPMG Peat Marwick LLP.

        23.3      -   Consent of KPMG Peat Marwick LLP.

        23.4      -   Consent of Wood, Warren & Co.

        24.1      -   Power of Attorney (see Signature Page included in Registration Statement).

         (b)  Financial Statement Schedules

              Giga-tronics, Incorporated

              Schedule II.  Valuation and Qualifying Accounts

              ASCOR, Inc.

              Schedule II.  Valuation and Qualifying Accounts


ITEM 22.  UNDERTAKINGS

         (a)  The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph b.(1), or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on July 1, 1996.


                              GIGA-TRONICS, INCORPORATED



                              By:             /s/ GEORGE H. BRUNS, JR.
                                 -----------------------------------------------
                                   George H. Bruns, Jr., Chairman of the Board
                                          and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, George H. Bruns, Jr. and Gregory L. Overholtzer, and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign this Registration Statement and any and all amendments hereto (including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be dome by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


             NAME                                   TITLE                               DATE
             ----                                   -----                               ----

     /s/ GEORGE H. BRUNS, JR.            Chairman of the Board and                   July 1, 1996
- ----------------------------------           Chief Executive Officer
        George H. Bruns, Jr.                 (Principal Executive Officer
                                             and Director)


    /s/ GREGORY L. OVERHOLTZER           Vice President, Finance and                 July 1, 1996
- ----------------------------------           Chief Financial Officer
      Gregory L. Overholtzer                 (Principal Accounting
                                             Officer)


                 *                       Director                                    July 1, 1996
- ----------------------------------
           James A. Cole

                 *                       Director                                    July 1, 1996
- ----------------------------------
         Edward D. Sherman

                 *                       Director                                    July 1, 1996
- ----------------------------------
         Robert S. Wilson



*BY: /s/ GEORGE H. BRUNS, JR.
     -----------------------------
         George H. Bruns, Jr.
           Attorney-in-Fact

                  REPORT OF INDEPENDENT AUDITORS ON SCHEDULES


The Board of Directors
Giga-tronics Incorporated

        Under date of April 18, 1996, except for Note 10, which is as of May 2, 1996 we reported on the balance sheets of Giga-tronics Incorporated as of March 30, 1996 and the related statements of operations, shareholders' equity and cash flows for the fifty-three week period ended March 30, 1996, and for the fifty two week periods in the two-year period ended March 25, 1995 included in the Registration Statement. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement Schedule II, Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

        In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                                /s/ KPMG Peat Marwick LLP
                                                -------------------------
                                                KPMG Peat Marwick LLP

San Jose, California
April 18, 1996
except as to note 10,
which is as of May 2, 1996

                           GIGA-TRONICS INCORPORATED
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS


       COLUMN A                   COLUMN B                COLUMN C                 COLUMN D         COLUMN E
- -------------------------       ------------      --------------------------      ----------       ----------
                                 BALANCE AT       CHARGED TO      CHARGED TO                       BALANCE AT
                                BEGINNING OF       COST AND         OTHER                            END OF
      DESCRIPTION                 PERIOD           EXPENSES        ACCOUNTS       DEDUCTIONS         PERIOD
- -------------------------       ------------      ----------      ----------      ----------       ----------
                                     $                $               $               $                 $

Year ended March 30, 1996
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)          31,676           209,907            --             19,824           221,759
                                  ------           -------          ------           ------           -------

    Total                         31,676           209,907            --             19,824           221,759
                                  ======           =======          ======           ======           =======

Year ended March 25, 1995
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)          87,065            13,775            --             69,164            31,676
                                  ------           -------          ------           ------           -------

    Total                         87,065            13,775            --             69,164            31,676
                                  ======           =======          ======           ======           =======

Year ended March 26, 1994
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)          43,265            45,000            --              1,200            87,065
                                  ------           -------          ------           ------           -------

    Total                         43,265            45,000            --              1,200            87,065
                                  ======           =======          ======           ======           =======

- ---------------
(1) Reserve for accounts receivable collection exposure.

                  REPORT OF INDEPENDENT AUDITORS ON SCHEDULES


The Board of Directors
ASCOR, Incorporated

        Under date of April 25, 1996, except for Note 14, which is as of May 2, 1996, we reported on the balance sheet of ASCOR, Incorporated as of March 31, 1996 and 1995, and the related statements of operations, shareholders' deficit and cash flows for each of the years in the three-year period ended March 31, 1996 included in the Registration Statement. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement Schedule II, Valuation and Qualifying Accounts. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------
                                        KPMG Peat Marwick LLP

San Jose, California
April 18, 1996
except as to note 14,
which is as of May 2, 1996

                               ASCOR INCORPORATED
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS







       COLUMN A                   COLUMN B                COLUMN C                 COLUMN D         COLUMN E
- -------------------------       ------------      --------------------------      ----------       ----------
                                 BALANCE AT       CHARGED TO      CHARGED TO                       BALANCE AT
                                BEGINNING OF       COST AND         OTHER                            END OF
      DESCRIPTION                 PERIOD           EXPENSES        ACCOUNTS       DEDUCTIONS         PERIOD
- -------------------------       ------------      ----------      ----------      ----------       ----------
                                     $                $               $               $                 $

Year ended March 30, 1996
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)            --              13,123            --               --              13,123
                                  ------            ------          ------           ------            ------

    Total                           --              13,123            --               --              13,123
                                  ======            ======          ======           ======            ======

Year ended March 25, 1995
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)            --                --              --               --                --
                                  ------            ------          ------           ------            ------

    Total                           --                --              --               --                --
                                  ======            ======          ======           ======            ======

Year ended March 26, 1994
- -------------------------
Allowances deducted from
  assets:

Accounts receivable:
For doubtful accounts(1)            --                --              --               --                --
                                  ------            ------          ------           ------            ------

    Total                           --                --              --               --                --
                                  ======            ======          ======           ======            ======

- ---------------
(1) Reserve for accounts receivable collection exposure.

PROXY

                            GIGA-TRONICS INCORPORATED
                         SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

George H. Bruns and Greg Overholtzer, or either of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, each with full power of substitution, to vote and act as proxy with respect to all shares of Common Stock of Giga-tronics Incorporated ("Giga-tronics") standing in the name of the undersigned on the books of Giga-tronics at the close of business on June 14, 1996, at the Special Meeting of Shareholders to be held at 10:00 A.M., on July 17, 1966, at Giga-tronics' Facilities at 4650 Norris Canyon Road, San Ramon, CA 94583, or at any adjournment or postponement thereof.

THE POWERS HEREBY GRANTED MAY BE EXERCISED BY BOTH OF SAID ATTORNEYS OR PROXIES OR THEIR SUBSTITUTES PRESENT AND ACTING AT THE SPECIAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OR, IF ONLY ONE BE PRESENT AND ACTING, THEN BY THAT ONE. THE UNDERSIGNED HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT SAID MEETING.

Shares of Giga-tronics Common Stock represented by properly executed proxies will be voted and such shares will be voted in accordance with the specification indicated. If no specifications are made this properly executed proxy will be voted FOR Proposal No. 1

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

 This Proxy when properly executed will be voted in the manner directed herein.
        If no election is made, this Proxy will be voted FOR Proposal 1.


1.  Proposal to approve and adopt the
    Agreement and Plan of Reorganization
    dated as of May 2, 1996 (the
    "Reorganization Agreement") by and
    among Giga-tronics, ASCOR
    Acquisition Corp., a California
    corporation ("Merger Sub") and
    ASCOR, Incorporated ("ASCOR") and
    the transactions contemplated by the
    Reorganization Agreement.

FOR        AGAINST         ABSTAIN
/ /           / /             / /

                                        Receipt is acknowledged of the Notice
                                        of Special Meeting and Joint Proxy
                                        Statement/Prospectus (with all
                                        enclosures and attachments) relating to
                                        the Special Meeting. Whether or not you
                                        expect to attend the meeting, you are
                                        urged to execute and return this proxy,
                                        which may be revoked at any time prior
                                        to its use.

                                        Signature______________________________

                                        Signature______________________________

                                        Date___________________________________
                                        Please sign your name exactly as it
                                        appears printed hereon. Executors
                                        administrators, guardians, officers of
                                        corporations and others signing in a
                                        fiduciary capacity should sign their
                                        full title as such.

                         WRITTEN CONSENT OF SHAREHOLDER

                                       OF

                                   ASCOR, INC.


           The undersigned, a shareholder of ASCOR, Inc., a California corporation ("ASCOR" and the "Corporation"), does by this writing consent to the following actions and adopt the following resolutions.

APPROVAL OF MERGER AGREEMENT

           WHEREAS, there has been presented to this shareholder a copy of the Joint Proxy Statement/Prospectus of Giga-tronics, Incorporated ("Giga-tronics") and ASCOR (the "Proxy Statement"); and

           WHEREAS, there has been presented to this shareholder a copy of the AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") entered into as of the 2nd day of May, 1996, by and among Giga-tronics , ASCOR Acquisition Corp., a California corporation and a wholly owned subsidiary of Giga-tronics ("Merger Sub") and ASCOR, as amended by that certain Letter Agreement dated May 20, 1996 between Giga-tronics and ASCOR pursuant to which, among other things, (a) Merger Sub is to be merged with and into ASCOR, (b) ASCOR will become a wholly owned subsidiary of Giga-tronics and (c) Giga-tronics is to issue a maximum of 724,986 shares of Giga-tronics Common Stock in the Merger in exchange for all of the outstanding shares of stock of ASCOR and outstanding securities of ASCOR in the manner and in such exchange ratios as is described in the Reorganization Agreement;

           NOW THEREFORE RESOLVED, the Reorganization Agremeent and all transactions contemplated therein be, and hereby are approved;

           RESOLVED, that the Agreement of Merger in the form attached to the Reorganization Agreement as Exhibit 1.01, be and hereby is, approved;

           RESOLVED, that each officer of this Corporation be, and hereby is, authorized to perform such acts and execute such agreements, documents and certificates as may be required in such officer's discretion to effectuate the purposes of the foregoing resolutions; and

           RESOLVED, that all actions of the officers of this Corporation taken to date relating to the matters covered by the foregoing resolutions be, and hereby are, ratified and affirmed;

           This consent is executed pursuant to Section 603(a) of the California Corporations Code and Section 2.10 of Article II of the Bylaws of the Corporation, which authorize the taking of action by the shareholders of the Corporation by written consent without a meeting.


Dated:  _____________, 1996


SHAREHOLDER



By:____________________________
Name:



ASCOR STOCK HELD                            Number of Shares

ASCOR Common Stock                          ________________

ASCOR Preferred Stock

         Series A                           ________________

         Series B                           ________________

         Series C                           ________________

                                  EXHIBIT INDEX


    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------

         2.1      -   Agreement and Plan of Reorganization dated as of May 2, 1996 among the Registrant,
                      ASCOR, Acquisition Corp. and ASCOR, Inc. ( "ASCOR ") (included as Annex C to the
                      Joint Proxy Statement/Prospectus included in Part I of this Registration Statement).

         2.2      -   Letter Agreement dated May 20, 1996 between the Registrant and ASCOR (included as
                      Annex J to the Joint Proxy Statement/Prospectus included in Part I of this Registration
                      Statement).

         2.3      -   Form of Agreement of Merger (included as Exhibit 1.01 to the Agreement and Plan of
                      Reorganization included as Annex C to the Joint Proxy Statement/Prospectus included in
                      Part I of this Registration Statement).

         3.1      -   Articles of Incorporation of Giga-tronics Incorporated (included as Annex G to the Joint
                      Proxy Statement/Prospectus included in Part I of this Registration Statement).

         3.2      -   Bylaws of Giga-tronics Incorporated (included as Annex A to the Joint Proxy Statement/
                      Prospectus included in Part I of this Registration Statement).

         4.1      -   Specimen certificate of the Registrant's Common Stock.

         5.1      -   Opinion of Brobeck, Phleger & Harrison, counsel to the Registrant.

         8.1      -   Tax Opinion of Brobeck, Phleger & Harrison, counsel to the Registrant.

        10.1      -   1990 Restated Stock Option Plan and form of Incentive Stock Option Agreement.

        10.2      -   Standard form Indemnification Agreement for Directors and Officers.

        10.3      -   Lease between Giga-tronics Incorporated and Calfront Associates for 4650 Norris Canyon
                      Road, San Ramon, CA, dated December 6, 1993.

        19.1      -   Fairness Opinion of Wood, Warren & Co. (included as Annex E to the Joint Proxy
                      Statement/Prospectus included in Part I of this Registration Statement).

        23.1      -   Consent of Brobeck, Phleger & Harrison (included in Exhibit 5.1).

        23.2      -   Consent of KPMG Peat Marwick LLP.

        23.3      -   Consent of KPMG Peat Marwick LLP.

        23.4      -   Consent of Wood, Warren & Co.

        24.1      -   Power of Attorney (see Signature Page included in Registration Statement).